                                                                     Exhibit 2.1

                                                                [EXECUTION COPY]



                             BICC Cables Corporation
                             BICC Cables Canada Inc.
                               Pyrotenax USA Inc.

                                       and

                          GK Technologies, Incorporated






                                 ASSETS SALE AND
                               PURCHASE AGREEMENT

                                   relating to
             the sale and purchase of the energy cable Operations of BICC Cables Corporation, Pyrotenax USA Inc. and BICC Cables Canada Inc.









                               Dated April 6, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

Background........................................................................................................2

1      Interpretation.............................................................................................3
                1.1        Definitions...........................................................................14
                1.2        Subordinate Legislation...............................................................14
                1.3        [Intentionally Omitted]...............................................................14
                1.4        Schedules, etc........................................................................14
                1.5        Conflict..............................................................................14
                1.6        Information...........................................................................14
                1.7        Knowledge.............................................................................15
                1.8        Accounting Standards..................................................................15

2      Agreement to Sell the Acquired Assets.....................................................................15
                2.1        Sale and Purchase of Acquired Assets..................................................15
                2.2        Assumption of Liabilities.............................................................15
                2.3        Indemnification.......................................................................19

3      Consideration.............................................................................................28
                3.1        Amount and Payment....................................................................28
                3.2        Adjustments...........................................................................28
                3.3        Method of Payment.....................................................................28

4      Conditions................................................................................................29
                4.1        Conditions Precedent..................................................................29
                4.2        Responsibility for Satisfaction.......................................................30
                4.3        Termination...........................................................................31

5      Action Pending Closing....................................................................................31
                5.1        Vendors' General Obligations..........................................................32
                5.2        Restrictions on Vendors...............................................................32
                5.3        Purchasers' General Obligations.......................................................34

6      Closing...................................................................................................34
                6.1        Date and Place........................................................................34
                6.2        Closing Events........................................................................34
                6.3        Payment of Price......................................................................35

7      Representations and Warranties............................................................................35
                7.1        Representations and Warranties from the Vendors;
                                     Incorporation of Schedule 8.................................................35
                7.2        Warranties from the Purchasers........................................................35
                7.3        UPDATING TO CLOSING...................................................................35

8      [Intentionally Omitted]...................................................................................36

9      Net Asset Statement, and Adjustments to the Purchase Price................................................36
                9.1        Basis of Preparation of Net Asset Statement...........................................36
                9.2        Preparation of Net Asset Statement....................................................36
                9.3        Net Asset Statement...................................................................40

10     Transfer Taxes............................................................................................41

11     Post-Closing Date Contract payments received by the Vendors...............................................41

12     Defective Product or Service..............................................................................41


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
                12.1       Responsibility Allocation  ...........................................................41
                12.2       Definitions...........................................................................41
                12.3       Vendor receives claim.................................................................42
                12.4       Purchaser receives claim..............................................................42
                12.5       Vendors receive claim for post-Closing product or service.............................43
                12.6       Claim made for product or service spanning Closing....................................43
                12.7       Indemnities reduced by recovery from third parties....................................43

13     Third Party Consents......................................................................................44
                13.1       Failure to Assign.....................................................................44
                13.2       Indiana Lease.........................................................................45

14     Employees.................................................................................................47

15     Employee Benefit Arrangements.............................................................................47

16     Environmental.............................................................................................47

17     Post-Closing Obligations..................................................................................47
                17.1       The Assumed Liabilities...............................................................47
                17.2       Bonds and Guarantees..................................................................48
                17.3       Vendors' General Obligations..........................................................48
                17.4       Vendors' Continuing Obligation........................................................48
                17.5       Change of Name........................................................................49
                17.6       ......................................................................................50
                17.7       Investment Canada Act.................................................................50

18     Guarantees ...............................................................................................51
                18.1       Vendors' Guaranteed Obligations.......................................................51
                18.2       Guaranty..............................................................................51
                18.3       Purchaser's Guaranteed Obligations....................................................51
                18.4       Guaranty..............................................................................51

19     Other Provisions..........................................................................................52
                19.1       Announcements.........................................................................52
                19.2       Confidential Information..............................................................52
                19.3       Permitted Disclosure, etc.............................................................54
                19.4       Integration...........................................................................55
                19.5       Successors and Assigns; No Third-Party Beneficiaries..................................55
                19.6       Amendments and Waivers................................................................56
                19.7       Remedies..............................................................................56
                19.8       Third Party Costs.....................................................................56
                19.9       Costs to Assign Contracts.............................................................56
                19.10      Interest..............................................................................57
                19.11      Set-Off...............................................................................57
                19.12      Long Stop Limitation of Liability.....................................................57
                19.13      Exclusivity...........................................................................58
                19.14      Notices...............................................................................58
                19.15      Severance.............................................................................60
                19.16      References to the Reporting Accountants...............................................60
                19.17      General Services and Supply Agreement.................................................60
                19.18      Counterparts..........................................................................60
                19.19      Governing Law and Submission to Jurisdiction..........................................61
                19.20      Settlement Attempt....................................................................62
                19.21      Appointment of Process Agents.........................................................62
                19.22      Currency..............................................................................63
                19.23      Certain Restrictive Covenants.........................................................63
                19.24      Reliance by Purchasers; Disclosure of Representation and Warranties...................66
                19.25      Section Headings......................................................................66


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
                19.26      References............................................................................66
                19.27      Cooperation...........................................................................66
                19.28      Bulk Sales............................................................................66




SCHEDULES
---------
Schedule 1         Operations
Schedule 2         [Intentionally Left Blank]
Schedule 3         Allocation of Purchase Price
Schedule 4         Certain Third Party Consents
Schedule 5         Warranties Not Updated to Closing
Schedule 6         Closing Events; US Vendors Accounting Periods; Bill of Sale;
                   Tax Deed of Covenant
Schedule 7         Net Asset Statement
Schedule 8         Representations and Warranties given by the Vendors under
                   Section 7.1
Schedule 9         Warranties from the Purchasers
Schedule 10        Transfer Taxes
Schedule 11        Employees
Schedule 12        Employee Benefit Arrangements
Schedule 13        [Intentionally Left Blank]
Schedule 14        Intentionally Left Blank
Schedule 15        Intellectual Property
Schedule 16        Environment
Schedule 17        Excluded Assets
Schedule 18        Bonds and Guarantees

         THIS AGREEMENT is made on April 6, 1999 among
         (1)      BICC CABLES CORPORATION
                  a company incorporated in Delaware, the United States whose principal place of business is at One Crosfield Avenue, West Nyack, NY;
         (2) PYROTENAX USA INC. (together with BICC Cables Corporation, the US VENDOR), a company incorporated in Delaware, the United States.
         (3) BICC CABLES CANADA INC. (the CANADIAN VENDOR) a company incorporated under the federal laws of Canada whose principal place of business is at 265 Yorkland Boulevard, Suite 500, North York, Ontario M2J 155;
         (4)      BICC PLC (the VENDORS' GUARANTOR)
                  a company incorporated in England and Wales whose registered office is at Devonshire House, Mayfair Place, London W1X 5FH;
         (5) GK TECHNOLOGIES, INCORPORATED (the US PURCHASER) a company incorporated in New Jersey, the United States whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076;
         (6) GK TECHNOLOGIES, INCORPORATED (the CANADIAN PURCHASER) a company incorporated in New Jersey, the United States whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076; and
         (7) GENERAL CABLE CORPORATION (the PURCHASERS' GUARANTOR) a company incorporated in Delaware, the United States whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076.

                                   BACKGROUND

         The Vendors' Guarantor engages in the energy cables business worldwide, both directly and indirectly, through various subsidiaries and joint ventures, including through the US Vendor and the Canadian Vendor. The Purchasers' Guarantor and the Vendors' Guarantor intend to enter into transactions for the sale by the Vendors' Guarantor of its worldwide energy cables business. The parties intend that the portion of the energy cables business conducted worldwide other than in North America be transferred to Affiliates of the Purchasers' Guarantor under the Non-North American Agreements and that the portion of the energy cables business conducted in North America be transferred to US Purchaser and Canadian Purchaser pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1        INTERPRETATION

         In this Agreement, including its Schedules, the headings shall not affect its interpretation and, unless the context otherwise requires, the provisions in this Section 1 apply:

         1.1      DEFINITIONS

         ACCOUNTS RECEIVABLE means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract; (b) any note receivable; or (c) any other receivable or right to payment of any nature, in each case arising in the ordinary course of the Operations, but excluding any Excluded Assets;

         ACQUIRED ASSETS means the US Assets and the Canadian Assets;

         AFFILIATE means, relative to any person, any other person which, directly or indirectly, controls or is controlled by or under common control with such person. For the purposes of this definition, "control" (including correlative terms such as "controlling", "controlled by" and "under common control with") means, relative to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting stock, by agreement or otherwise; provided, however, that beneficial ownership of 20% or more of the voting stock of a person shall be deemed to be control;

         AGREED UPON NET ASSET VALUE has the meaning given to it in Section
9.3.3;

         AGREEMENT means this Assets Sale and Purchase Agreement;

         ASBESTOS LIABILITIES has the meaning given to it in Section 2.3.2(f);

         ASSUMED LIABILITIES means, collectively, the US Assumed Liabilities and the Canadian Assumed Liabilities, and ASSUMED LIABILITY means any one of such Assumed Liabilities;

         BALANCE SHEET DATE means December 31, 1998;

         BULK SALES LAWS means the Uniform Commercial Code Bulk Transfer provisions of any Jurisdiction (or any similar Laws of any applicable Jurisdiction) relating to bulk sales which are applicable to the sale of the Acquired Assets hereunder;

         BUSINESS DAY means a day on which banks are open for business in London and New York City (excluding Saturdays, Sundays and public holidays);

         CANADIAN ASSETS means all right, title, and interest in and to, as the same shall exist on the Closing Date, all of the assets, business, properties and rights of every nature, kind and description of the Canadian Vendor used in or relating to the Canadian Business, wheresoever located and whether or not reflected on the books and records of the Canadian Vendor, including all of its prepayments, deposits and escrows, Accounts Receivable, Inventory, Tangible Property, Real Property, Permits, Software, Contract Rights (other than Contract Rights with respect to the Contracts identified on Schedule 13) Intangible Property and goodwill, and claims, causes of action and other legal rights and remedies related to the foregoing; provided, however, that, any term or provision hereof to the contrary notwithstanding, the Canadian Assets shall not include any of the Excluded Assets;

         CANADIAN ASSUMED LIABILITIES has the meaning given to it in Section 2.2.4;

         CANADIAN BUSINESS means the energy cables business conducted by the Canadian Vendor which, together with the US Business, constitutes the Operations, summary details of which are contained or referred to in Schedule 1;

         CANADIAN EXCLUDED LIABILITIES has the meaning given to it in Section 2.2.6;

         CASH EQUIVALENTS means "cash equivalents" as defined by the accounting policies and principles set out in Schedule 7;

         CLOSING means the closing of the sale and purchase of the Acquired Assets and the assumption of the Assumed Liabilities pursuant to this Agreement;

         CLOSING DATE means the date on which the Closing takes place;

         COLLECTIVE BARGAINING AGREEMENTS means the legally recognized agreements, including benefit agreements, letters of understanding and identified past practices between US Vendor or Canadian Vendor and any labor union or organization lawfully recognized to represent the employees of any facility;

         CODE means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder;

         COMBINED ACCOUNTS means the accounts of the US Vendor and the Canadian Vendor relating to the Operations for the twelve-month financial period ended on the Balance Sheet Date, extracted from the aggregated accounts of the Global Operations for such financial period audited by Arthur Andersen, copies of which are included in the Disclosure Letter;

         CONFIDENTIAL INFORMATION has the meaning given to it in Section 19.3.3;

         CONTINUING EMPLOYEES means those employees of the US Vendor or the Canadian Vendor who will become employees of Purchaser on or after Closing;

         CONTRACT RIGHT means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another person's obligations, rights to demand that another person accept property or services or take any other actions, and rights to pursue or exercise remedies or options;

         CONTRACTS means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, instruments, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants including quotations or tenders for contracts which remain open for acceptance;

         DATA ROOM means collectively the data room containing documents relating to the Vendors and its Affiliates at the offices of Linklaters & Paines, 1345 Avenue of the Americas, New York, New York, at the US Vendor's Lawyers and at Borden & Elliot, Scotia Plaza, Toronto, Ontario;

         DISCLOSURE LETTER means the letter which is arranged in Sections corresponding to the Sections of this Agreement of even date with this Agreement from the Vendors to the Purchasers disclosing (i) information, in reasonable detail, which constitutes exceptions to the Warranties and (ii) details of other matters referred to in this Agreement;

         DOLLAR or $ means United States dollar;

         EMPLOYEE BENEFIT ARRANGEMENTS means (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in sections 3(1) and 3(2) of ERISA), (ii) any pension, retirement or supplemental pension plan or deferred compensation plan, incentive compensation plan, savings plan, stock plan, retiree medical benefit, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to legislation, contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA), or (iii) any employment agreement;

         EMPLOYEES means all persons employed by US Vendor or the Canadian Vendor in the Operations, including, those persons on short or long-term disability, leave of absence or legally required leave;

         EMPLOYMENT LETTER means the letter from the Purchasers to the Vendors supplied on the date hereof, as it may be updated in accordance with the terms of Schedule 11, indicating which Employees with employment Contracts listed on
Section 1.1 of Schedule 12 of the Disclosure Letter will become Continuing Employees (as to whom Purchasers will assume such employment Contracts) and which Employees will not become Continuing Employees (which non-Continuing Employees may include persons who may receive consulting agreements from the Purchasers for a fixed period of time);

         ENCUMBRANCE means any claim, charge, mortgage, easement, leasehold, assessment, restriction, reservation, security, lien, security interest, pledge, option, equity, power of sale, conditional sale, prior assignment, hypothecation or encumbrance, burden, charge, adverse claim or third party right of any kind or nature whatsoever;

         EXCLUDED ASSETS means the assets described or referred to in Schedule 17 which are excluded from the sale and purchase of the Acquired Assets set forth in this Agreement;

         EXCLUDED LIABILITIES has the meaning given to it in Section 2.2.6, and includes all Asbestos Liabilities, Marion Liabilities and Trenton Liabilities;

         GENERAL SERVICES AND SUPPLY AGREEMENT means the service and supply agreement to be entered into with effect from or following Closing, between or among one or more of the persons included in the Vendors' Group and one or more persons included in the Purchasers' Group;

         GLOBAL OPERATIONS means the Operations (as defined herein) and the "Operations" (as defined in the Non-North American Sale and Purchase Agreement), taken as a whole;

         GOVERNMENTAL AUTHORITY means any international, national, federal, state, provincial, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal, in each case whether of the United States or Canada or other jurisdiction;

         HOLDING COMPANY means a company which controls, whether pursuant to an agreement with other shareholders or otherwise, a majority of the voting rights of another company;

         INCOME TAX ACT (CANADA) means the Income Tax Act (Canada), R.S.C. 1985,
c.1 (5th Supp.), as amended, and the regulations prescribed thereunder;

         IMPROVEMENTS mean all buildings and all other structures, parking areas, fixtures or other improvements on, over or under the Land;

         INCLUDING means including without limitation;

         INTANGIBLE PROPERTY means any name, corporate name, fictitious name, registered or unregistered trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, Know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology, or other intangible asset of any nature, whether in use, under development or design, or inactive;

         INVENTORY means all raw materials, supplies, work in progress, packaging materials, finished goods, parts and any other inventory of any nature whatsoever;

         JUDGMENT means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state, provincial or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal;

         JURISDICTIONS means the United States and Canada;

         KNOW-HOW means confidential and proprietary industrial and commercial information and techniques in any form (including paper, electronically stored data, magnetic media, film and microfilm) including drawings, formula, test results, reports, project reports and testing procedures, shop practices, instruction and training manuals, tables of operating conditions, market forecasts, specifications, quotations, tables, lists and particulars of customers and suppliers, marketing methods and procedures, show-how and advertising copy;

         LAND means all that certain Real Property of the US Vendor or Canadian Vendor (other than Excluded Assets) upon which the Improvements are located, as more particularly described in Schedule 1 attached hereto and made a part hereof, together with all property rights, easements, tenements, hereditaments, rights-of-way, development rights, air rights, entitlements, unused densities, privileges and appurtenances thereto; all leases, rents and profits derived therefrom, all right, title and interest of the US Vendor and/or the Canadian Vendor in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, public or private, in front of or adjoining all or any part of the Land to the center line thereof, all right, title and interest of the US Vendor and/or the Canadian Vendor in and to any unpaid award or payment included in the Acquired Assets which may now or hereafter be payable in respect of any taking, by condemnation of any portion of the Land or Improvements by any Governmental Authority; and all right, title and interest of the US Vendor and/or the Canadian Vendor in and to any unpaid award included in the Acquired Assets for damage or destruction to the Land or any part thereof by reason of any fire or other casualty, or resulting from any change of grade of any street, road, highway or avenue adjacent to the Real Property of the US Vendor of the Canadian Vendor; all strips and gores adjoining, and adjacent to the Land; and all oil, gas and mineral rights;

         LAW means any provision of any foreign, federal, state, provincial or local law, statute, ordinance, charter, constitution, treaty, code, rule, Canadian guideline, policy or protocol, or regulation;

         LEASED PROPERTY means the leased Real Property brief details of which are set out in Schedule 1;

         LIABILITIES means all liabilities, indebtedness, claims, demands, damages, deficiencies, Judgments, actions, causes of action, duties and obligations of every description, whether deriving from contract, common law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained or disputed and whether owed or incurred severally or jointly or as principal or surety;

         LOSS OR LOSSES means all losses, Liabilities, costs (including costs of investigation, interest costs, fines, penalties, and legal fees and costs), charges, expenses, actions, proceedings, investigations, claims and demands;

         MANAGEMENT ACCOUNTS means the unaudited management accounts relating to the Operations for the financial period ending on February 28, 1999;

         MARION LIABILITIES has the meaning given to it in Section 2.3.2(g);

         MATERIAL CONTRACTS has the meaning given to it in Section 5.3.1 of
Schedule 8;

         NET ASSET STATEMENT has the meaning given to it in Section 9.1;

         NET ASSET VALUE means the aggregate of the value of the Acquired Assets less the aggregate of all Assumed Liabilities as shown in the Net Asset Statement;

         NON-NORTH AMERICAN AGREEMENTS means the Non-North American Sale and Purchase Agreement, the Non-North American Subsidiary Agreements and the Non-North American Tax Deed of Covenant;

         NON-NORTH AMERICAN SALE AND PURCHASE AGREEMENT means the Sale and Purchase Agreement entered into on the date hereof between, among others, the Vendors' Guarantor and the

Purchasers' Guarantor in connection with the sale of the worldwide energy cables operations of the Vendors' Guarantor other than the Operations;

         NON-NORTH AMERICAN SUBSIDIARY AGREEMENTS means the Subsidiary Agreements as defined in the Non-North American Sale and Purchase Agreement;

         NON-NORTH AMERICAN TAX DEED OF COVENANT means Tax Deed of Covenant as defined in the Non-North American Sale and Purchase Agreement;

         OPERATIONS means, collectively, the US Business and the Canadian Business, including without limitation, those operations briefly described on
Schedule 1 attached hereto and made a part hereof;

         PAYMENT ACCOUNT DETAILS means, in relation to any payment to be made under or pursuant to this Agreement, the name, account number, account location and other details specified by the payee and necessary to effect payment (whether by wire or other electronic means of transfer) to the payee;

         PERMIT means any license, permit, approval, waiver, order, authorization, consent, certificate of occupancy, order, warrant, confirmation, permission, certificate, right or privilege of any nature, granted, issued, approved or allowed by any Governmental Authority;

         PERSON means any natural person, sole proprietorship, joint venture, corporation, firm, association, partnership, limited liability partnership, limited liability company, cooperative, estate, government, trust, governmental body, administrative agency, regulatory authority or any other entity, whether acting in an individual, fiduciary or other capacity;

         (POUND) means British pounds sterling;

         PURCHASE PRICE has the meaning given in Section 3.1;

         PURCHASERS means the US PURCHASER and the CANADIAN PURCHASER and PURCHASER means any of such Purchasers;

         PURCHASERS' GROUP means the Purchasers, their Subsidiaries and their holding company, as such group may from time to time exist;

         REAL PROPERTY means any real estate, Land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, all leasehold estates with respect to any of the foregoing, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights, including, without limitation, the Improvements and the Leased Properties, or any one or more of them;

         RELEVANT PURCHASER means, when used to reflect any matter relating to the purchase of the Canadian Assets, the Canadian Purchaser, and when used to reflect any matter relating to the purchase of the US Assets, the US Purchaser;

         RELEVANT VENDOR means, when used to reflect any matter relating to the sale of the Canadian Assets, the Canadian Vendor, and when used to reflect any matter relating to the sale of US Assets, the US Vendor;

         REPORTING ACCOUNTANTS means Ernst & Young LLP, or another nationally recognized firm of independent public accountants that are independent of the Vendors' Group and the Purchasers' Group and are selected by agreement of the US Vendor and the US Purchaser;

         RESTRICTIVE COVENANTS has the meaning given in Section 19.23;

         SCHEDULE 4 CONTRACTS has the meaning given to it in Section 2.3.2(e);

         SENIOR EMPLOYEE means any Employee whose annual cash compensation exceeds $90,000 or its local equivalent;

         SENIOR EXECUTIVES means George N. Benjamin, III, Hans P. Berndorff, George M. Priggins, Bill Meechan, JoAnn Prior, Don Aken, Jack Lavin and Tom Ragion;

         SOFTWARE means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature;

         SUBSIDIARY means, relative to any person, (x) any corporation, association or other business entity more than 50% of the outstanding shares of voting stock of which is owned directly or indirectly by such person and (y) any partnership in which such person is a general partner;

         TANGIBLE PROPERTY means any furniture, fixtures, leasehold improvements, vehicles, equipment (including, without limitation, office, computer and other equipment), machinery, tools, spare parts, forms, supplies and other tangible personal property of any nature, whether such is owned or leased;

         TAX means any federal, state, provincial, local, or foreign income, gross receipts, license, payroll, employment, health, social services, education, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Code Section 59A) customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, goods and services, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

         TAX DEED OF COVENANT means the deed of covenant against liability for Tax to be entered into by the US Vendor and the Canadian Vendor indemnifying the US Purchaser and the Canadian Purchaser, as applicable;

         TAX RETURN means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

         TAX STATUTE OF LIMITATIONS DATE means the close of business on the 90th day after the expiration of the applicable statue of limitations in respect of the relevant Tax, including any extensions thereof (or if such date is not a Business Day, the next Business Day);

         THIRD PARTY CONSENTS means all consents, permits, approvals, authorizations or waivers required from third parties, other than Governmental Authorities, for or necessary as a result of the conveyance, transfer, assignment, novation or subletting of any of the Acquired Assets to any Purchaser, including the Third Party Consents set forth on Schedule 4, and THIRD PARTY CONSENT means any one of the Third Party Consents;

         TRENTON LIABILITIES has the meaning given to it in Section 2.3.2(h).

         US ASSETS means all right, title, and interest in and to, as the same shall exist on the Closing Date, all of the assets, business, properties and rights of every nature, kind and description of the US Vendor used in or relating to the US Business, wheresoever located and whether or not reflected on the books and records of the US Vendor, including without limitation, all of its prepayments, deposits and escrows, Accounts Receivable, Inventory, Tangible Property, Real Property, Permits, Software, Contract Rights (other than Contract Rights with respect to the Contracts identified on Schedule 13), Intangible Property and goodwill, and claims, causes of action and other legal rights and remedies related to the foregoing; provided, however, that any term or provision hereof to the contrary notwithstanding, the US Assets shall not include any of the Excluded Assets;

         US ASSUMED LIABILITIES has the meaning given to it in Section 2.2.1;

         US BUSINESS means the energy cables business conducted by the US Vendor which, together with the Canadian Business, constitutes the Operations;

         US EXCLUDED LIABILITIES has the meaning given to it in Section 2.2.3;

         US VENDOR'S LAWYERS means Mayer, Brown & Platt of 1675 Broadway, New York, New York 10019;

         VENDOR OWNED REAL PROPERTY means the Real Property owned by the US Vendor or the Canadian Vendor that is used in the Operations and is not an Excluded Asset;

         VENDORS means the US Vendor and Canadian Vendor and VENDOR means any of such Vendors;

         VENDORS' GROUP means the US Vendor, the Canadian Vendor, the Vendors' Guarantor and each Subsidiary of the Vendors' Guarantor, as such group may from time to time exist; provided, however, that after giving effect to the Closing, Vendors' Group shall cease to include the Group Companies, as defined in the Non-North American Sale and Purchase Agreement;

         WARRANTIES means the representations and warranties of the Vendors contained in this Agreement (including the Schedules hereto) and the Tax Deed of Covenant and WARRANTY means any one of the Warranties.

         1.2      SUBORDINATE LEGISLATION

         Any reference to a statutory provision shall include any rules or regulations made from time to time under that provision which are in force at the date of this Agreement.

         1.3      [INTENTIONALLY OMITTED]

         1.4      SCHEDULES, ETC.

         References herein to this Agreement shall include the Schedules and Subschedules to this Agreement and references to Sections are to Sections to this Agreement or Sections to the Schedules and/or Subschedules.

         1.5      CONFLICT

         The provisions of this Agreement shall control in the event of any conflict between the provisions in this Agreement and the Non-North American Sale and Purchase Agreement with respect to the matters set forth in this Agreement.

         1.6      INFORMATION

         Any reference herein to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

         1.7      KNOWLEDGE

         Any Warranty or statement of the Vendors qualified by the expression "to the best knowledge of" or "so far as a person is aware" or any similar expression with respect to any Vendor shall be deemed to refer to the actual knowledge, as of the date such Warranties are made or deemed to be made, of such Senior Executives after having made due and careful inquiry.

         1.8      ACCOUNTING STANDARDS

         Unless otherwise specified, all accounting terms used herein shall be interpreted, and all accounting determinations and computations hereunder shall be made, in accordance with the accounting policies and principles referred to in Section 1 of Schedule 7 (exclusive, however, of Sections 2 and 3 of such Schedule).

2        AGREEMENT TO SELL THE ACQUIRED ASSETS

         2.1      SALE AND PURCHASE OF ACQUIRED ASSETS

         Subject to the terms and conditions of this Agreement and the Tax Deed of Covenant at Closing, the US Vendor shall sell the US Assets to the US Purchaser, and the Canadian Vendor shall sell the Canadian Assets to the Canadian Purchaser, and the US Purchaser shall purchase the US Assets and the Canadian Purchaser shall purchase the Canadian Assets, in each case with the benefit of the Warranties, covenants and indemnities contained in this Agreement, free from all Encumbrances (except as expressly provided in this Agreement or disclosed in the Disclosure Letter).

         2.2      ASSUMPTION OF LIABILITIES

                  2.2.1    US ASSUMED LIABILITIES

                  Subject to Sections 2.2.2 and 2.2.3, the US Purchaser shall assume, duly and punctually pay, satisfy, discharge, perform or fulfill all of the following Liabilities of the US Vendor (collectively, the US ASSUMED LIABILITIES):

                           (a) arising under the Permits and Contracts of the US
Vendor (other than the Contracts listed on Schedule 17 and the employment Contracts for Employees named in the Employment Letter who will not be Continuing Employees);

                           (b) expressly assumed by the US Purchaser or any
other Relevant Purchaser (other than the Canadian Purchaser) elsewhere under this Agreement; or

                           (c) any other Liabilities of the US Vendor, but only
to the extent that they are taken into account in the calculation of, or provided for in, the Net Asset Statement.

                  2.2.2    TREATMENT OF CERTAIN PRE-CLOSING US LIABILITIES

                  Notwithstanding anything to the contrary contained in Section 2.2.1, unless included (or provided for) in the calculation of Liabilities in the Net Asset Statement, US Purchaser shall not assume or be deemed to have assumed any Liability of the US Vendor described below:

                           (a) to perform any obligation or pay any Liability of
the US Vendor which was required to be performed or paid prior to Closing; including, payment of any salaries, compensation (excluding unused vacation, sick or severance pay, whether or not accrued) rents, Taxes, utility charges and any and all fees and charges due under the Permits and Contracts transferred or assigned to or held in trust for or held for the benefit of the US Purchaser pursuant to this Agreement for periods prior to Closing; or

                           (b) for or in respect of any product manufactured
and/or sold or service performed by the US Vendor prior to Closing, except to the extent (but only to the extent) that such Liability in respect of any product manufactured or service performed has resulted from any US Purchaser's breach of its obligations under Section 12 hereof.

                  2.2.3    US EXCLUDED LIABILITIES

                  Notwithstanding anything to the contrary contained herein, US Purchaser does not assume and shall in no event be liable for any Liabilities of the US Vendor to any person, whether fixed or inchoate, known or unknown, liquidated or unliquidated, secured or unsecured, contingent or otherwise, except for those Liabilities specifically assumed by US Purchaser in Section
2.2. All

Liabilities of the US Vendor not so assumed (collectively, US EXCLUDED LIABILITIES) shall be and remain solely US Vendor's responsibility;

                  2.2.4    CANADIAN ASSUMED LIABILITIES

                  Subject to Sections 2.2.5 and 2.2.6, the Canadian Purchaser shall assume, duly and punctually pay, satisfy, discharge, perform or fulfill all of the following Liabilities of the Canadian Vendor (collectively, the CANADIAN ASSUMED LIABILITIES):

                           (a) arising under the Permits and Contracts of the
Canadian Vendor (other than the Contracts listed on Schedule 17 and the employment Contracts for Employees named in the Employment Letter who will not be Continuing Employees);

                           (b) expressly assumed by the Canadian Purchaser
elsewhere under this Agreement; or

                           (c) any other Liabilities of the Canadian Vendor, but
only to the extent that they are taken into account in the calculation of, or provided for in, the Net Asset Statement.

                  2.2.5    TREATMENT OF CERTAIN PRE-CLOSING CANADIAN LIABILITIES

                  Notwithstanding anything to the contrary contained in Section 2.2.4, unless included (or provided for) in the calculation of Liabilities in the Net Asset Statement, Canadian Purchaser shall not assume or be deemed to have assumed any Liability of the Canadian Vendor described below:

                           (a) to perform any obligation or pay any Liability of
the Canadian Vendor which was required to be performed or paid prior to Closing; including payment of any salaries, compensation (excluding unused vacation, sick or severance pay, whether or not accrued) rents, Taxes, utility charges and any and all fees and charges due under the Permits and Contracts transferred or assigned to or held in trust for or held for the benefit of the Canadian Purchaser pursuant to this Agreement for periods prior to Closing; or

                           (b) for or in respect of any product manufactured
and/or sold or service performed by the Canadian Vendor prior to Closing, except to the extent (but only to the extent) that such Liability in respect of any product manufactured or service performed has resulted from any Canadian Purchaser's breach of its obligations under Section 12 hereof.

                  2.2.6    CANADIAN EXCLUDED LIABILITIES

                  Notwithstanding anything to the contrary contained herein, Canadian Purchaser does not assume and shall in no event be liable for any Liabilities of the Canadian Vendor to any person, whether fixed or inchoate, known or unknown, liquidated or unliquidated, secured or unsecured, contingent or otherwise, except for those Liabilities specifically assumed by Canadian Purchaser in Section 2.2. All Liabilities of the Canadian Vendor not so assumed (collectively, CANADIAN EXCLUDED LIABILITIES and together with the US Excluded Liabilities, EXCLUDED LIABILITIES) shall be and remain solely Canadian Vendor's responsibility.

                  2.2.7 SPECIAL PROVISIONS RELATING TO CERTAIN ENVIRONMENTAL ISSUES

Notwithstanding any term or condition set forth in Schedule 16 relating to environmental matters:

                           (a) US Vendor, upon receiving a request for payment,
from time to time, from US Purchaser, shall within thirty (30) days thereafter, reimburse Purchaser dollar for dollar up to an aggregate maximum amount of $500,000 for Purchasers' reasonable expenses (including internal overhead costs) for machine guarding at any of the facilities used in the Operations. US Vendor's obligations under this clause (a) shall constitute Vendors' sole obligation to Purchasers for machine guarding and machine guarding obligations relating to the Operations.

                           (b) US Vendor, upon receiving a request for payment,
from time to time, from US Purchaser, shall within thirty (30) days thereafter, reimburse US Purchaser dollar for dollar up to an aggregate maximum amount of $500,000, less any amount paid by US Vendor prior to Closing, for installation of a cooling water recirculation system and other equipment or modifications necessary to meet wastewater discharge limits at the Malvern, Arkansas facility. "Other equipment" for this purpose includes a dry cure byproduct filter box; a sump evaporator and an electric byproduct precipitator. US Vendor's obligations under this clause (b) shall constitute Vendors' sole obligation to Purchasers for improvements necessary to meet wastewater discharge limits at the Malvern, Arkansas facility.

                           (c) US Vendor, upon receiving a request for payment,
from time to time, from US Purchaser, shall within thirty (30) days thereafter, reimburse US Purchaser dollar for dollar up to an aggregate maximum amount of $350,000 for installation of a wastewater recirculation system or other wastewater system modifications necessary to meet wastewater discharge limits at the Wilimantic, Connecticut facility. US Vendor's obligations under this clause
(c) shall constitute Vendors' sole obligation to Purchasers for improvements necessary to meet wastewater discharge limits at the Wilimantic, Connecticut facility.

         2.3      INDEMNIFICATION

                  The parties hereto agree as follows:

                  2.3.1    Survival; Assertion of Claims, etc.

                           (a) All representations, warranties and covenants of
the parties to this Agreement contained in this Agreement (or the Schedules hereto) shall survive the Closing and continue in effect for the following periods:

                                 (i) The covenants of each party to this
Agreement shall continue until the obligations required to be performed or satisfied by the covenants have been performed or satisfied;

                                 (ii) The representations and warranties of the
US Vendor and Canadian Vendor shall expire as follows: (x) with respect to the representations and warranties relating to the environment set forth on Schedule 16, five years after the Closing Date; (y) with respect to the representation and warranties relating to Tax matters as set forth in the Tax Deed of Covenant, until the end of the applicable Tax Statute of Limitations Date; and (z) with respect to all other representations and warranties, two years after the Closing Date; and

                                 (iii) The representations and warranties of the
Purchasers' Guarantor and the Purchaser shall expire two years after the Closing Date.

                           (b) Each party to this Agreement must assert any
claim for indemnification involving a representation, warranty or covenant against the other party before the expiration of any applicable survival period. Any indemnity claim pursuant to this Section 2.3 shall

(if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn six months after the relevant time limit set forth above unless legal proceedings in respect of such claim (i) have been commenced and (ii) are being pursued in good faith and with reasonable diligence. Notwithstanding any provision to the contrary contained in this Agreement (other than the preceding sentence), so long as such indemnity claim is asserted timely, such claim will continue to be valid and assertable even though the survival period may subsequently expire before such claim is resolved.

                           (c) All claims for indemnification pursuant to this
Agreement or the Tax Deed of Covenant shall be subject to the limitations, notice requirements, time periods and other terms and conditions of this Section 2.3.

                  2.3.2    INDEMNIFICATION OF PURCHASERS' INDEMNIFIED GROUP

                           The US Vendor and the Canadian Vendor shall, jointly
and severally, indemnify, defend and hold harmless the US Purchaser, the Canadian Purchaser, the Purchasers' Guarantor and their officers, directors, Affiliates, agents and representatives (collectively, the PURCHASERS' INDEMNIFIED GROUP) from and against any and all Losses (including for purposes of Section 2.3.2(e) only, consequential damages) with respect to the following:

                           (a) any misrepresentation or breach of Warranty,
covenant or agreement of the US Vendor or the Canadian Vendor contained in this Agreement (or the Schedules hereto);

                           (b) any and all of the Vendors' Excluded Liabilities
whether known or unknown on the date hereof or on the Closing Date, and whether or not such Liabilities constitute or arise from a breach of any Warranty made by either Vendor herein, including any such Liability which is deemed to be, or becomes, a Liability of any member of the Purchasers' Indemnified Group by virtue of any applicable Law and which is not otherwise assumed by the Purchasers under this Agreement;

                           (c) without duplication, any Losses which any member
of the Purchasers' Indemnified Group may suffer by reason of any member of the Purchasers' Indemnified Group taking any reasonable action to avoid, resist or defend against any Liability arising in connection with or referred to in
Section 2.3.2(a) or Section 2.3.2(b);

                           (d) subject to the provisions of the Tax Deed of
Covenant, any Liability in respect of any Tax which each Relevant Purchaser is indemnified against pursuant to the Tax Deed of Covenant;

                           (e) the Purchasers' failure to (i) receive any
necessary Third Party Consent with respect to any of the Contracts listed on
Schedule 4 (the SCHEDULE 4 CONTRACTS) or (ii) otherwise provide the Purchasers with the economic benefits of the Schedule 4 Contracts;

                           (f) the presence or alleged presence of or exposure
by any person to any asbestos or asbestos-containing materials in any of the materials or products manufactured, sold, or otherwise distributed by the US Vendor or the Canadian Vendors prior to Closing, including such goods and materials as are in process or in inventory as of the Closing Date (any such Losses described in this clause (f) being, collectively, the ASBESTOS LIABILITIES);

                           (g) any Liability in respect of lead detected in the
fill material at the Real Property used in the Operations located at Marion, Indiana (the MARION LIABILITIES); provided that Purchaser does not voluntarily undertake a sampling program within the fill area in an attempt to further characterize the nature and extent of the alleged presence of lead or any other constituent or compound at the Marion, Indiana Real Property site, nor does Purchaser voluntarily undertake any soil-intrusive construction activities in said fill area; and provided further that Vendors shall not be liable as result of the foregoing to Purchaser for any claim by Purchaser for property damage to Purchaser's Marion, Indiana Real Property arising out of or with respect to the presence of lead in fill material as described herein. The provisions of Section
7.4 of Schedule 16 to this Agreement shall apply to any Remedial Action (as defined in Schedule 16) required to be performed at the Marion, Indiana Real Property; and

                           (h) any Liability in respect of solvent detected in
the soil or groundwater at the Trenton, Ontario facility (the TRENTON LIABILITIES); provided that no Vendor shall be liable as result of the foregoing to any Purchaser for any claim for property damage to the Trenton, Ontario Real Property arising out of or with respect to the solvent in the soil or groundwater as described herein. The provisions of Section 7.4 of Schedule 16 to this Agreement shall apply to any Remedial Action (as defined in Schedule 16) required to be performed at the Trenton, Ontario Real Property.

                  2.3.3    INDEMNIFICATION OF VENDORS' INDEMNIFIED GROUP

                           The Purchaser and the Canadian Purchaser shall,
jointly and severally, indemnify, defend and hold harmless the US Vendor, the Canadian Vendor and the Vendors' Guarantor and their officers, directors, Affiliates, agents and representatives (the VENDORS' INDEMNIFIED GROUP) from and against any and all Losses with respect to any of the following:

                           (a) any misrepresentation or breach of any
representation, warranty, covenant or agreement of the Purchasers contained in this Agreement (or in any Schedule hereto);

                           (b) all Assumed Liabilities and any other Liability
to the extent such Liability arises as a result of the acts or omission of any Purchaser and/or any other person in the course of carrying on the Operations after Closing, including any such Liability which is or is deemed to be or becomes a Liability of any member of the Vendors' Indemnified Group by virtue of any applicable Law and which is not otherwise an Excluded Liability; and

                           (c) any Losses which any member of the Vendors'
Indemnified Group may suffer by reason of any member of the Vendors' Indemnified Group taking any reasonable action to avoid, resist or defend against any Liability referred to in Section 2.3.3(a) or (b).

                  2.3.4    Procedure

                           If any third party shall notify any party to this
Agreement (an INDEMNIFIED PARTY) with respect to any matter which may give rise to a claim for indemnification against any other party (an INDEMNIFYING PARTY) under this Section 2.3, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder, except to the extent otherwise expressly provided herein or to the extent (but solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent counsel to the Indemnified Party concludes reasonably that it has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any Judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), and (iv) the Indemnifying Party will not consent to the entry of any Judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably). If the Indemnifying Party fails to notify the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, the Indemnified Party may defend against the matter in any manner it reasonably may deem appropriate.

                  2.3.5    LIMITATIONS ON INDEMNIFICATION

                           (a) No person included in the Purchasers' Indemnified
Group shall be entitled to any recovery with respect to any claim for indemnification under this Agreement or the Tax Deed of Covenant in respect of any such claim arising from any single circumstance or series of related circumstances if the amount of such claim (excluding interest, costs and expenses) does not exceed $20,000; provided that claims relating to a series of related circumstances shall be aggregated for this purpose;

                           (b) No person included in the Purchasers' Indemnified
Group shall be entitled to recover with respect to any claim for indemnification under this Agreement or the Tax Deed of Covenant until the aggregate amount of all such claims exceeds $750,000 (the BASKET), in which event the Purchasers' Indemnified Group shall, subject to the other provisions of this Section 2.3.5 be entitled to such indemnification for all amounts, including all amounts forming any part of the Basket; and

                           (c) The aggregate amount of Liability of the Vendors'
Guarantor, US Vendor, Canadian Vendor and any other member of Vendors' Group under this Agreement, the Tax Deed of Covenant and the Non-North American Agreements shall not exceed (pound)160 million (the CAP), it being understood that any Liabilities for indemnification arising under Section 2.3.2(e) of this Agreement or Clause 11.4 of the Non-North American Sale and Purchase Agreement shall not be applied against the Cap but shall only be applied against and shall be limited to the Contract Cap (as defined below).

                           (d) Any term or provision of this Section 2.3.5 to
the contrary notwithstanding, (i) no provision of clauses (a), (b) or (c) of this Section 2.3.5 shall apply to (x) any

Excluded Liabilities (including Asbestos Liabilities, Marion Liabilities and Trenton Liabilities), (y) any Liability resulting from any breach of any Warranty set forth in Section 8.1.1, 8.4.1 or 9.9.15 of Schedule 8 or (z) any Liability in respect of any matter described to Clause 2.3.1 or 8.10 of the Non-North American Sale and Purchase Agreement, and (ii) the aggregate amount of Liability of the Vendors' Guarantor, US Vendor, Canadian Vendor and any other member of Vendors' Group under Section 2.3.2(e) of this Agreement and Clause
11.4 of the Non-North American Sale and Purchase Agreement shall not exceed (pound)10 million (the CONTRACT CAP), it being understood that any amount of Liability under such Section 2.3.2(e) and Clause 11.4 shall be applied against the Contract Cap only and shall not be applied against the Cap.

                  2.3.6    INSURANCE PROCEEDS

                           Notwithstanding any contrary provision in this
Section 2.3, any recovery with respect to a claim asserted hereunder will be reduced by the amount of any insurance proceeds actually recovered by the claimant which directly relates to such claim. The indemnified party agrees to diligently pursue all claims covered by any insurance policy.

                  2.3.7    TAXES

                           In calculating the Liability of the Vendors or
Vendors' Guarantor under this Section 2.3, there shall be taken into account the amount (if any) by which any Tax for which a Relevant Purchaser would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such Liability. The amount of such reduction or extinguishment shall be reasonably determined (in writing with appropriate detail) by the independent certified accounting firm or chartered accountants which prepares or reviews the relevant Tax Returns on behalf of the Relevant Purchaser. A copy of such determination shall be delivered promptly to the Vendors' Guarantor upon its request.

                  2.3.8    CONTINGENT LIABILITIES

                           No person included in the Purchasers' Indemnified
Group shall be entitled to recover with respect to any claim for indemnification under this Agreement or the Tax Deed of Covenant in respect of any Liability which is contingent unless and until such contingent liability becomes an actual liability and is due and payable; provided that this Section 2.3.8 shall not operate to avoid an indemnity claim made in respect of a contingent liability within the applicable time limits specified in Section 2.3.1 if such indemnity claim is asserted on a timely basis and in accordance with Section 2.3.1 (even if such liability does not become an actual liability until after the expiry of such period).

                  2.3.9    PROVISIONS IN THE ACCOUNTS

                           No person included in the Purchasers' Indemnified
Group shall be entitled to recover with respect to any claim for indemnification under this Agreement or the Tax Deed of Covenant in respect of any such claim if any allowance, provision or reserve is made for the matter giving rise to such claim in the Net Asset Statement (regardless of whether the allowance, provision or reserve is adequate to cover such claim).

                  2.3.10   OTHER LIMITATIONS

                           No person included in the Purchasers' Indemnified
Group shall be entitled to recover with respect to any claim for indemnification under this Agreement or the Tax Deed of Covenant in respect of any matter, act, omission or circumstance (or any combination thereof) (including the aggravation of a matter or circumstance) to the extent that the same would not have occurred but for:

                           (a) any change in accounting or Tax policy, basis or
practice introduced or becoming effective after the Closing Date;

                           (b) the effectiveness of, or any change in, any Law,
rule or regulation or, to the extent generally available, any published administrative practice of any Governmental Authority, including any increase in the rates of Tax or any imposition of Tax or any withdrawal of relief from Tax, occurring after the date of this Agreement; or

                           (c) any act or omission of a Relevant Purchaser or
any member of the Purchasers' Group, or their respective directors, employees or agents or successors in title, which occurs after the Closing and which is outside the ordinary course of business.

                  2.3.11   NET BENEFIT

                           To the extent that, as a result of any event or
circumstance giving rise to a claim for indemnification, a person included in the Purchasers' Indemnified Group receives a corresponding savings or net benefit resulting from such event or circumstance, the amount of such claim for indemnification shall be reduced by the amount of such savings or benefit. In the case of any Tax Matter, the amount of such savings or benefit shall be reasonably determined (in writing with appropriate detail) by the independent certified accounting firm or chartered accounting firm which prepares or reviews the relevant Tax Returns on behalf of the Relevant Purchaser. A copy of such determination shall be delivered promptly to the Vendors' Guarantor upon its request.

                  2.3.12   MITIGATION OF LOSS

                           Each Purchaser hereby covenants and agrees, for
itself and each other member of the Purchaser's Indemnified Group, for the benefit of the members of the Vendors' Group, that after a claim for indemnity under this Agreement, the Non-North American Agreements or the Tax Deed of Covenant has arisen or is reasonably likely to arise, it shall take all commercially reasonable actions to mitigate the Losses of the members of the Vendors' Group under this Section 2.3; provided that (x) all reasonable costs and expenses (including overhead and administrative costs and expenses) of the Purchasers or any other member of Purchasers' Indemnified Group resulting from such actions shall be reimbursed by the Vendors and (y) no Purchaser shall be required to take any action under this Section 2.3.12 which is outside of the ordinary course of the Operations.

                  2.3.13   PRIOR RECEIPT

                           If any member of the Vendors' Group pays an amount in
discharge of any claim for indemnity under this Agreement or the Tax Deed of Covenant and a member of the Purchasers' Indemnified Group subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of such claim and which would not otherwise have been received by such member of the Purchasers' Indemnified Group, the Purchasers shall pay, or shall procure that the Relevant Purchaser pays, to the US Vendor or the Canadian Vendor, as applicable, an amount equal to the lesser of (i) the sum recovered from the third party less any reasonable costs and expenses incurred in obtaining such recovery or (ii) the amount previously paid by the member of the Vendors' Group to discharge such claim for indemnity.

                  2.3.14   DOUBLE CLAIMS

                           The members of the Purchasers' Indemnified Group
shall not be entitled to recover from any member of the Vendors' Group under this Agreement, the Non-North American Agreements or the Tax Deed of Covenant more than once in respect of the same damage suffered. In furtherance and not in limitation of the foregoing, the member of the Vendors' Group shall not be liable in respect of any breach of this Agreement if and to the extent that the Losses are or have been included in a claim under the Tax Deed of Covenant or the Non-North American Agreements which has been satisfied, nor shall the members of the Vendors' Group be liable in respect of a claim under the Tax Deed of Covenant or the Non-North American Agreements if and to the extent that the Losses are or have been included in a claim for breach of this Agreement which has been satisfied.

                  2.3.15   ENVIRONMENTAL CLAIMS

                           In the event of any conflict between this Agreement
and the provisions of Schedule 11, 12 or 16, the provisions of such Schedule shall supersede and control any conflicting Sections of this Agreement.

                  2.3.16   CONSEQUENTIAL AND PUNITIVE DAMAGES

                           No member of the Purchasers' Indemnified Group shall
be entitled to indemnification pursuant to this Agreement (i) with respect to consequential damages arising out of or in connection with this Agreement, except no such limitation shall apply with respect to such damages arising out of or in connection with the breach of the Restrictive Covenants or the failure to obtain the Third Party Consents or otherwise provide the Purchasers with the economic benefits of the Schedule 4 Contracts as set forth in Section 2.3.2(e), or (ii) with respect to punitive damages arising out of or in connection with this Agreement other than resulting from Vendors' fraud. In furtherance of the foregoing, no member of the Purchasers' Indemnified Group shall institute, directly or indirectly, and each Purchaser hereby permanently waives, on its behalf and on behalf of all other members of Purchasers' Indemnified Group, any right to commence any action or proceeding of any kind claiming consequential or punitive damages; provided, however, no such limitation or waiver shall apply to, and any member of the Purchasers' Indemnified Group shall continue to have the right to commence an action or proceeding claiming consequential damages with respect to the breach of the Restrictive Covenants or the failure to obtain the Third Party

Consents or otherwise provide the Purchasers with the economic benefits of the
Schedule 4 Contracts as set forth in Section 2.3.2 (e) or claiming punitive damages with respect to Vendors' fraud.

3        CONSIDERATION

         3.1      AMOUNT AND PAYMENT

                  (a) The aggregate consideration for the purchase of the Acquired Assets and the assumption of the Assumed Liabilities pursuant to this Agreement shall be an amount (such amount, as adjusted pursuant hereto, the PURCHASE PRICE) which is equal to (pound)104.4 million;

                  (b) The Purchase Price and the Assumed Liabilities shall be allocated as set out in Schedule 3. The consideration is exclusive of any transfer Taxes in respect of which the provisions of Schedule 10 shall apply. The Purchase Price shall be paid by the US Purchaser on behalf of itself and the Canadian Purchaser to the US Vendor on behalf of itself and the Canadian Vendor, or as otherwise agreed by the US Purchaser and the US Vendor. The determination of the allocations of the Purchase Price and the amount of Assumed Liabilities among the Acquired Assets as set forth on Schedule 3 shall be made in accordance with Section 1060 of the Code and by mutual agreement of the US Vendor and the US Purchaser with respect to the US Assets and by mutual agreement between the Canadian Vendor and Canadian Purchaser with respect to the Canadian Assets. Each of the US Vendor, the Canadian Vendor, the Vendors' Guarantor and the Relevant Purchaser shall sign and submit all necessary forms to report this transaction for Tax purposes of any Governmental Authority, in whichever combination necessary, in accordance with Schedule 3, and shall not take a position for Tax purposes inconsistent therewith.

         3.2      ADJUSTMENTS

                  The Purchase Price may be reduced or increased in accordance with the provisions of Section 9 or in accordance with any other provisions of this Agreement stated to take effect as an adjustment to the Purchase Price. Any adjustment to the Purchase Price shall be allocated as provided by Temp. Treas. Reg. Sec. 1.1060-IT(f) (or any successor regulation).

         3.3      METHOD OF PAYMENT

                  Wherever in this Agreement provision is made for payment by one party (the PAYER) to another (the PAYEE), such payment shall be made by wire transfer of immediately available funds to an account designated by the payee as specified in the Payment Account Details of the payee.

4        CONDITIONS

         4.1      CONDITIONS PRECEDENT

                  The respective obligations of the parties to this Agreement to consummate the transactions to be performed by them pursuant to this Agreement are subject to the satisfaction of the following conditions:

                  4.1.1 the passing at a general meeting of the Vendors' Guarantor of a resolution to approve the transactions contemplated by this Agreement;

                  4.1.2 the Non-North American Sale and Purchase Agreement becoming unconditional in accordance with its terms (other than the satisfaction of any condition relating to this Agreement);

                  4.1.3 any waiting period applicable to the acquisition of the Acquired Assets under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR ACT) shall have terminated or expired;

                  4.1.4 no action, suit or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable Judgment, order, decree, stipulation, injunction or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such Judgment, order, decree, stipulation, injunction or change shall be in effect); and

                  4.1.5 the Non-North American Sale and Purchase Agreement shall not have terminated pursuant to Section 4.5 as a result of a Material Adverse Effect (as defined in such agreement).

         4.2      RESPONSIBILITY FOR SATISFACTION

                  4.2.1 The Vendors shall use their best efforts to ensure the satisfaction of the condition set out in Section 4.1.1 as soon as reasonably practicable after the date hereof subject to compliance by the directors of the Vendors' Guarantor with their fiduciary duties.

                  4.2.2 The Vendors' Guarantor shall, as soon as reasonably practicable after the date hereof, mail a circular to the shareholders of the Vendors' Guarantor so as to inform them of this Agreement and so as to convene the general meeting of the Vendors' Guarantor referred to in Section 4.1.1 on or before May 15, 1999.

                  4.2.3 Each of the US Purchaser and US Vendor will as soon as practicable after the date hereof make all filings which are required to be made with any Governmental Authority under the HSR Act in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, with respect to the HSR Act, neither the US Vendor nor the US Purchaser shall be required to:

                           (i) divest or hold separate any assets including
assets of any Affiliate; or

                           (ii) agree to any limitation on their respective
freedom of action with respect to, or their ability to retain any of their (or their Affiliate's) other assets or businesses.

                  4.2.4 The US Purchaser and US Vendor shall promptly inform each other of all communications with any Governmental Authority in connection with the condition referred to in Section 4.1.3.

                  4.2.5 Without limitation to the generality of the provisions set forth in this Section 4.3, all requests and inquiries from any Governmental Authority shall be dealt with by the US Vendor and the US Purchaser in consultation with each other.

                  4.2.6 The Vendors and the Purchasers shall each use all reasonable commercial efforts to cause the condition set forth in Section 4.1.2 to be satisfied as soon as reasonably practicable.

                  4.2.7 The Vendors' Guarantor shall promptly give notice to the US Purchaser of the satisfaction of the condition set out in Section 4.1.1, but not later than the close of business on the day following satisfaction of such condition.

                  4.2.8 The US Purchaser shall promptly give notice to the Vendors' Guarantor of satisfaction of the condition in Section 4.1.3, but not later than the close of business on the day following the satisfaction of each such condition.

         4.3      TERMINATION

                  4.3.1 The parties to this Agreement may terminate this Agreement as follows:

                           (a) the parties to this Agreement may terminate this
Agreement by mutual written consent of all the parties at any time prior to the Closing;

                           (b) the Purchasers may terminate this Agreement by
giving written notice to the Vendors at any time prior to the Closing if the Closing shall not have occurred on or before July 31, 1999 by reason of the failure of any condition precedent under Section 4.1 (unless the failure results primarily from either Purchaser being in material breach of any warranty, or covenant contained in this Agreement); or

                           (c) the Vendors may terminate this Agreement by
giving written notice to the US Purchaser at any time prior to the Closing if the Closing shall not have occurred on or before July 31, 1999 by reason of the failure of any condition precedent under Section 4.1 (unless the failure results primarily from the Vendors being in material breach of any Warranty, or covenant contained in this Agreement).

                  4.3.2 In the event of termination of this Agreement as provided in Section 4.3.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 19.1, 19.2 and 19.8 and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

5        ACTION PENDING CLOSING

         5.1      VENDORS' GENERAL OBLIGATIONS

                  Pending Closing the Vendors shall:

                  5.1.1 conduct the Operations as a going concern in the ordinary course of business; and

                  5.1.2 subject to Section 5.3, allow the Purchasers and their agents, upon reasonable notice and at reasonable times, reasonable access to the Vendors' personnel, facilities and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Operations; permit and assist Purchasers and Purchasers' representatives to contact the Vendors' customers, prospects and suppliers; and provide Purchasers and Purchasers' representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Operations and with such additional financial, operating and other data and information regarding the Operations, as Purchasers may reasonably request; provided that the obligations of the Vendors under this Section shall be subject to any applicable confidentiality agreements relating to the Operations and shall not extend to allowing access to information which is reasonably regarded as confidential to the activities of Vendors' Group otherwise than in connection with the Operations.

         5.2      RESTRICTIONS ON VENDORS

                  5.2.1 Without prejudice to the generality of Section 5.1.1, between the period from the date hereof to the Closing Date, the Vendors shall discuss with representatives of the Purchasers (nominated in advance by the Purchasers for such purpose and agreed to in writing by the US Vendor) in reasonable detail those actions that are material to the Operations, and the Vendors shall not, without the prior written consent of the Purchasers, which consent in the case of subsection (h) will not be unreasonably withheld or delayed :

                           (a) conduct the Operations in any manner except in
the ordinary course of business it being agreed and understood that all established procedures for the approval of Contracts shall continue to be followed; or

                           (b) except for liabilities incurred in the ordinary
course of business (which for purposes hereof shall include budgeted capital expenditures within the approval limits of the general management of the Operations), pay or incur or agree to pay or incur any amount, obligation or Liability relating to such Operations (absolute or contingent) (including in respect of any purchase, lease or other acquisition of assets) that is more than $150,000 in any specific case or $400,000 in the aggregate; or

                           (c) grant any general or uniform increase in the
rates of pay or benefits to the Employees (or any class thereof) in excess of 3.5% per annum; or, except in connection with any severance or termination that will occur prior to Closing, enter into any new severance agreement that would be required to be disclosed pursuant to the Warranties contained herein; or enter into any collective bargaining agreement with respect to the Operations other than as may be required by Law or Contract; or

                           (d) except in the ordinary course of business, sell,
transfer, mortgage, encumber, abandon or otherwise dispose of any assets or Liabilities relating to the Operations, except (x) for dispositions of property not greater than $400,000 in the aggregate, (y) dispositions of Inventory relating to the Operations in the ordinary course of business or (z) as contemplated by this Agreement; or

                           (e) grant credit to any customer or distributor of
the Operations on terms substantially more favorable than the terms on which credit has been extended to such customer or distributor in the past or change the terms of any credit previously extended; or

                           (f) settle any dispute, waive any right or cancel any
debt or claim on behalf of or relating to the Operations other than in the ordinary course of business or that involves a payment or loss of benefit to the Operations in excess of $150,000;

                           (g) take any action or omit to take any action, which
action or omission will result in a breach of its Warranties and covenants contained herein;

                           (h) enter into any Material Contract; provided that
this covenant shall not apply to (i) any Material Contract resulting from the submission in the of ordinary course of business of any bid or tender on or prior to the date hereof for the supply or manufacture of products or services or (ii) any supply or delivery of products pursuant to a purchase order under any supply Contract in effect on the date hereof; or

                           (i) make any material changes in the terms or
conditions of employment of, or employ, or agree to employ, any Senior Employee.

                  5.2.2 Between the date hereof and the Closing, the Vendors shall, in good faith, use all commercially reasonable efforts to preserve the Operations intact, retaining the services of the current employees, salesmen, contractors, agents and representatives of the Operations and maintaining the good will of suppliers, customers and persons having business relations in respect of the Operations.

                  5.2.3 Between the date hereof and the Closing, the Vendors shall (i) conduct the Operations in the ordinary course in a manner consistent with past practices, (ii) maintain all material Insurance policies, Permits and the material Contracts which are material to the Operations in full force and effect and (iii) comply in all material respects with all applicable Permits and Laws.

         5.3      PURCHASERS' GENERAL OBLIGATIONS

                  Each Purchaser hereby covenants and agrees that, prior to Closing, only those employees, directors, agents, representatives or advisors of Purchasers who have been identified in writing to George N. Benjamin, III, Peter Zinkin and Hans P. Berndorff shall communicate with any employees, agents, representatives, advisors, suppliers, customers or prospects of the Vendors regarding the transactions contemplated by this Agreement or visit any of the Real Properties.

6        CLOSING

         6.1      DATE AND PLACE

                  Closing shall take place at the offices of US Vendor's Lawyers or at such other location agreed to by the parties, on the last Business Day of the US Vendor's accounting period (as set out in Part 2 of Schedule 6) which occurs after each of the conditions precedent set forth in Section 4.1 is satisfied or waived as permitted pursuant to this Agreement or at such other place, time or date as may be agreed between the US Purchaser and the US Vendor, provided that such later date shall be the last Business Day of an accounting period of the US Vendor;

         6.2      CLOSING EVENTS

                  On Closing, the parties shall cause the events set forth in
Part 1 of Schedule 6 for which they are respectively responsible to occur. Either party may waive the obligations of the other party as set forth in Part 1 of Schedule 6.

         6.3      PAYMENT OF PRICE

                  At the Closing against delivery of the Acquired Assets free and clear of all Encumbrances (except for such Encumbrances expressly permitted in this Agreement), and assumption of the Assumed Liabilities pursuant to the terms of this Agreement, the US Purchaser on behalf of itself and the Canadian Purchaser shall pay the US Vendor on behalf of itself and the Canadian Vendor, in the manner specified in Section 3.3, an amount which is equal to the amount set forth in Section 3.1.

7        REPRESENTATIONS AND WARRANTIES

         7.1 REPRESENTATIONS AND WARRANTIES FROM THE VENDORS; INCORPORATION OF SCHEDULE 8

         Knowing that the Purchasers are relying thereon, each of the Vendors, jointly and severally, represent and warrant to the Purchasers as set forth on
Schedule 8, and, with respect to Vendors' Warranties set forth therein, Schedules 11 and 16, subject in each case to any matter which is disclosed in the Disclosure Letter.

         7.2      WARRANTIES FROM THE PURCHASERS

                  Knowing that the Vendors are relying thereon, each of the Purchasers, jointly and severally, represent and warrant to the Vendors as set forth on Schedule 9 and, with respect to Purchasers' representations and warranties set forth therein, Schedules 11 and 16.

         7.3      UPDATING TO CLOSING

                  7.3.1 The Vendors further represent and warrant to the Purchasers that:

                           (i) subject to matters disclosed in the Disclosure
Letter, the Warranties (other than those set out in Schedule 5) shall be true and accurate in all respects and not misleading in any respect at Closing, in each case as if they had been given at Closing; and

                           (ii) if prior to Closing, any Vendor shall become
aware of any event or circumstance which results in or is reasonably likely to result in any of the Warranties being unfulfilled, untrue, misleading or incorrect in any material respect at Closing, the US Vendor shall promptly notify the US Purchaser in writing thereof prior to Closing.

                  7.3.2 The Purchasers further represent and warrant to the Vendors that if prior to the Closing, any Purchaser shall become aware of any event or circumstance which results in or is reasonably likely to result in any of the Warranties being untrue, misleading or incorrect in any material respect at Closing, such Purchaser shall promptly notify the US Vendor in writing thereof prior to Closing.

8        [INTENTIONALLY OMITTED]

9        NET ASSET STATEMENT, AND ADJUSTMENTS TO THE PURCHASE PRICE

         9.1      BASIS OF PREPARATION OF NET ASSET STATEMENT

                  As soon as practicable and in any event not later than 40 days following the Closing Date, the US Vendor shall prepare, or cause to be prepared, a statement (the NET ASSET STATEMENT) of the aggregate amount of the Acquired Assets less the aggregate amount of the Assumed Liabilities as at Closing, determined in accordance with the principles set forth in Schedule 7.

         9.2      PREPARATION OF NET ASSET STATEMENT

                  9.2.1 The draft Net Asset Statement shall be delivered to the US Purchaser by the US Vendor within 60 days following the Closing Date. Prior to such delivery, the US Vendor shall so far as is practicable consult with the US Purchaser with a view to reducing the potential areas of disagreement relating to such draft Net Asset Statement.

                  9.2.2 In order to enable the US Vendor to prepare and the US Vendor's accountants to review the draft Net Asset Statement, the Purchasers shall keep up-to-date and make available to the US Vendor's representatives and to the US Vendor's accountants all books and records relating to the Operations during normal office hours and co-operate with them with regard to the preparation and review of the draft Net Asset Statement. The Purchasers agree, in so far as it is reasonable to do so, to make available the services of the Employees (at reasonable times and upon reasonable notice and at reasonable intervals) to assist the US Vendor in the performance of its duties under this Agreement.

                  9.2.3 Unless within 60 days of delivery of the draft Net Asset Statement pursuant to Section 9.2.1, the US Purchaser gives notice to the US Vendor that it disagrees with the draft Net Asset Statement or any item thereof, which notice shall state the reasons for such disagreement in reasonable detail and specify the adjustments which in the US Purchaser's opinion should be made to the draft Net Asset Statement in order to comply with the requirements of this Agreement (the US PURCHASER'S DISAGREEMENT NOTICE), the draft Net Asset Statement shall be final and binding on the parties for all purposes. If the US Purchaser timely delivers a valid US Purchaser's Disagreement Notice within such 60-day period, the parties shall attempt in good faith to reach agreement in respect thereof and, if they are unable to do so within 21 days of such notification, either party may by notice to the other require that the draft Net Asset Statement be referred to the Reporting Accountants (an APPOINTMENT NOTICE).

                  9.2.4 Within 21 days of the giving of an Appointment Notice, the US Vendor may by notice to the US Purchaser indicate that, in the light of the fact that the US Purchaser has not accepted the draft Net Asset Statement in its entirety, it wishes the Reporting Accountants to consider matters relating to the Net Asset Statement in response to those specified in the US Purchaser's Disagreement Notice, such notice stating in reasonable detail the reasons for such additional consideration and in what respects the US Vendor believes that the draft Net Asset Statement should be altered (the US VENDOR'S DISAGREEMENT NOTICE).

                  9.2.5 The Reporting Accountants shall be engaged jointly by the parties on the terms set out in this Section 9.2 and otherwise on such terms as shall be agreed; provided that neither party shall unreasonably (having regard, inter alia, to the provisions of this Section 9.2) refuse its agreement to terms proposed by the Reporting Accountants or by the other party. If the terms of engagement of the Reporting Accountants have not been settled within 30 days of their identity having been determined (or such longer period as the parties may agree) then, unless one party is unreasonably refusing its agreement to those terms, those accountants shall be deemed never to have become the Reporting Accountants and new Reporting Accountants shall be selected in accordance with the provisions of this Agreement.

                  9.2.6 Except to the extent that the parties agree otherwise, the Reporting Accountants shall determine their own procedure except that:

                           (a) apart from procedural matters and as otherwise
set out in this Agreement, the Reporting Accountants shall determine only:

                                    (i) whether any of the arguments for an
alteration to the draft Net Asset Statement put forward in the US Purchaser's Disagreement Notice or the US Vendor's Disagreement Notice is correct in whole or in part; and

                                    (ii) if so, what alterations should be made
to the draft Net Asset Statement in order to comply with the requirements of this Agreement;

                           (b) the Reporting Accountants shall apply the
principles set out in Schedule 7;

                           (c) the Reporting Accountants shall make their
determination pursuant to Section (a) above as soon as is reasonably practicable but in any event, unless otherwise specified, within 40 days of the referral to them; and

                           (d) the procedure of the Reporting Accountants shall:

                                    (i) provide the parties a reasonable
opportunity to make written and oral submissions to them;

                                    (ii) require that the parties supply each
other with a copy of any written submissions at the same time as they are made to the Reporting Accountants;

                                    (iii) permit each party to be present while
oral submissions are being made by any other party; and

                                    (iv) provide that the Reporting Accountants
shall not be entitled to determine the scope of their own jurisdiction.

                  9.2.7 The Reporting Accountants' determination pursuant to
Section 9.2.6(a) shall (i) be made in writing and delivered to the parties promptly and (ii) unless otherwise agreed by the parties include reasons, in reasonable detail, for each relevant determination.

                  9.2.8 The determination of the Reporting Accountants of any matter falling within their jurisdiction shall be final and binding on the parties upon delivery thereof pursuant to Section 9.2.7, except in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction). In particular, without limitation, the determination of the Reporting Accountants shall be deemed to be incorporated into the draft Net Asset Statement, which shall then be final and binding on the parties except in the case of manifest error as provided herein.

                  9.2.9 The expenses of the Reporting Accountants shall be borne as they shall direct at the time they make any determination under Section 9.2.6(a) or, in the absence of such direction, equally between the US Purchaser, on the one hand, and the US Vendor, on the other.

                  9.2.10 The parties shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. In particular, without limitation, the Purchasers shall keep up to date and, subject to reasonable notice, make available to the Vendors' representatives, the Vendors' accountants and the Reporting Accountants, all books and records relating to the Operations during normal office hours during the period from the appointment of the Reporting Accountants to the making of the relevant determination.

                  9.2.11 Subject to Section 9.2.12, nothing in this Section 9.2 shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants or other professional advisors with a view to assessing the merits of any claim or argument.

                  9.2.12 A party shall not be entitled by reason of Section
9.2.11 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

                  9.2.13 Each party and the Reporting Accountants shall, and shall cause each of their respective accountants and other advisors to keep all information and documents provided to them pursuant to this Section 9.2 confidential and shall not use the same for any purpose, except for use in connection with the preparation of the Net Asset Statement, the proceedings of the Reporting Accountants or another matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

         9.3      NET ASSET STATEMENT

                  Once the US Vendor and the US Purchaser reach (or pursuant to Section 9.2.3 are deemed to reach) agreement on the draft Net Asset Statement or the draft Net Asset Statement is finally determined at any stage of the procedures set out in this Section 9:

                  9.3.1 the draft Net Asset Statement as so agreed or determined shall constitute the Net Asset Statement for the purposes of this Agreement and shall be final and binding on the parties; and

                  9.3.2 the Net Asset Value shall be derived from the Net Asset Statement.

                  9.3.3 NET ASSETS

                  The parties hereto agree as follows:

                             (a) if the Net Asset Value is less than (pound)138
                  million (the AGREED UPON NET ASSET VALUE), then the US Vendor (on behalf of itself and the Canadian Vendor) shall pay to the US Purchaser (on behalf of itself and the Canadian Purchaser) an amount equal to the difference between the Agreed Upon Net Asset Value and the Net Asset Value; or

                             (b) if the Net Asset Value is more than the Agreed
                  Upon Net Asset Value, then the US Purchaser (on behalf of itself and the Canadian Purchaser) shall pay to the US Vendor (on behalf of itself and the Canadian Vendor) an amount equal to the difference between the Net Asset Value and the Agreed Upon Net Asset Value;

such payment to be made no later than the third Business Day following agreement or determination of the Net Asset Statement in accordance with this Section 9;

                  9.3.4 Where any payment is required to be made pursuant to this Section 9.3:

                           (a) interest shall accrue on the relevant amount
calculated from the Closing Date in accordance with Section 19.10;

                           (b) the Purchase Price shall be deemed reduced or
increased accordingly; and

                           (c) the allocation of the consideration in Schedule 3
shall be adjusted accordingly in such manner as the US Vendor on behalf of itself and the Canadian Vendor and the US Purchaser on behalf of itself and the Canadian Purchaser shall agree in accordance with Schedule 3.

10       TRANSFER TAXES

         The provisions of Schedule 10 shall apply.

11       POST-CLOSING DATE CONTRACT PAYMENTS RECEIVED BY THE VENDORS

                  To the extent that any payment is made to the Vendors in respect of any Contract after the Closing Date, the Vendors shall receive the same as trustee and pay the same to the Purchasers (net of any Tax payable by the Vendors thereon) as soon as reasonably practicable following receipt.

12       DEFECTIVE PRODUCT OR SERVICE

         12.1     RESPONSIBILITY ALLOCATION

                  The Vendors and the Purchasers agree that any defective product (as defined in Section 12.2 below) manufactured (as defined in Section
12.2 below) and/or sold or defective service (as defined in Section 12.2 below) supplied prior to Closing in connection with the Operations shall be the responsibility of the US Vendor or Canadian Vendor, as the case may be; and that any defective product manufactured and/or sold or defective service supplied after Closing in connection with the Operations shall be the responsibility of the US Purchaser or Canadian Purchaser, as the case may be.

         12.2     DEFINITIONS

                  A "defective product" or a "defective service" means a product or service supplied or provided in connection with the Operations that does not conform to its express or implied contractual requirements, whether in terms of performance, quality, time of delivery or in any other respect. A product shall be considered as "manufactured" when it has successfully passed through final testing at the factory of the Operations and any reference to manufacturing or manufacture in this Section 12 shall have such a meaning.

         12.3     VENDOR RECEIVES CLAIM

                  (a) If, following Closing, a Vendor receives a claim from any person in respect of a defective product manufactured and/or sold or defective service supplied before Closing, it shall inform the Purchasers immediately and take steps to investigate, report on, and take (in its view) appropriate and prompt remedial action in respect of such defective product or defective service.

                  (b) If the claim can be settled by a payment alone, the US Vendor or the Canadian Vendor, as appropriate, shall be responsible for meeting the contractual obligations of the supplier/provider of the defective product or defective service in that respect.

                  (c) If the claim involves the supply of a replacement and/or the removal, repair and reinstallation of the defective product or the re-engineering or re-doing of work pursuant to a service supplied, the Relevant Purchaser shall, perform the necessary work for such Vendor, at Purchaser's fully absorbed manufacturing cost plus 5%.

                  (d) If the claim involves both a payment and the repair or replacement of a product or part of a product or the re-engineering or other re-doing of work in respect of a service, the payment shall remain the responsibility of the Vendors, but the provisions of clause (c) above shall apply to the repair, replacement or re-engineering.

         12.4     PURCHASER RECEIVES CLAIM

                  If, following Closing, a claim in respect of a defective product manufactured and sold or defective service supplied before Closing is received by the US Purchaser or Canadian Purchaser, such Purchaser shall promptly notify the Vendors of the claim and:

                  12.4.1 if, in the joint opinion of US Vendor and US Purchaser, the claim is partly or wholly justified on contractual grounds, the US Purchaser or the Canadian Purchaser, as appropriate, shall take all reasonable steps as instructed by the Relevant Vendor, without prejudicing the legitimate interests of the Vendors, to repair, replace and make good the defective product or defective service and/or compensate the claimant to the extent appropriate in accordance with the terms of the relevant applicable contract. The US Vendor and/or the Canadian Vendor shall indemnify and hold harmless the Relevant Purchaser against all Losses which arise in connection with the repair, replacement or making good of the defective product or defective service, provided that if the Losses result from the repair or replacement of a product or part of a product or the re- engineering or other re-doing of work in respect of a service, the US Vendor's and Canadian Vendor's obligation with respect to such indemnity shall be limited to the Relevant Purchaser's fully absorbed manufacturing cost of such repair plus 5%; and

                  12.4.2 where the US Vendor and the US Purchaser are unable to reach agreement on the extent to which the claim is justified and how it is to be dealt with within 21 days of either party receiving notice of the claim (both parties acting reasonably and negotiating in good faith), the Purchasers shall be entitled to take such action with respect to the claim as they believe is appropriate, provided, however, in dealing with the claim each Purchaser shall use its commercially reasonable efforts to minimize the costs.

         12.5     VENDORS RECEIVE CLAIM FOR POST-CLOSING PRODUCT OR SERVICE

                  If a claim in respect of a defective product manufactured and sold or defective service supplied after Closing is made against a Vendor, it shall inform the Purchasers promptly and the Purchasers shall be solely responsible for such claim, and the Purchasers shall indemnify and hold harmless the Vendors against all Losses which arise in connection with such claim.

         12.6     CLAIM MADE FOR PRODUCT OR SERVICE SPANNING CLOSING

                  If a claim is made against the Vendors or Purchasers after Closing in respect of a defective product partly manufactured or defective service partly supplied in the period both before and after Closing, unless the defect can be clearly established as being wholly attributable to acts or omissions either before or after Closing (in which case either Section 12.3, Section 12.4 or 12.5 (as the case may be) above shall apply), the costs to satisfy the claim shall be shared equally between the Relevant Vendor and the Relevant Purchaser.

         12.7     INDEMNITIES REDUCED BY RECOVERY FROM THIRD PARTIES

                  Indemnities applicable under this Section 12 shall be reduced to the extent a Vendor or a Purchaser is able to recover any costs incurred either from insurance or from a third party, and each of the Vendors and the Purchasers undertake to use all commercially reasonable efforts to review the possibility of all such recoveries and act accordingly, keeping the other fully informed of its actions, and (in the case of legal proceedings) consulting with the other at each stage of the proceedings.

13       THIRD PARTY CONSENTS

         13.1     FAILURE TO ASSIGN

                  If the Vendors cannot assign to the Relevant Purchaser at Closing any of the Contracts which are being transferred to Relevant Purchaser pursuant to this Agreement because a required Third Party Consent has not been obtained, then such Contracts shall not be assigned by the Vendors at Closing, but:

                  13.1.1 shall be held in trust for or for the benefit of the Relevant Purchaser from Closing until such Third Party Consent is obtained, at which time the Relevant Vendor shall assign such Contracts to the Relevant Purchaser. Pending such assignment the Relevant Purchaser shall perform (as agent or sub-contractor of the Relevant Vendor) all the obligations of the Relevant Vendor thereunder and the Relevant Vendor shall otherwise cooperate in any reasonable arrangements proposed by the Relevant Purchaser designed to obtain for the Relevant Purchaser the benefits of the Contract which is being held in trust for or for the benefit of the Relevant Purchaser. If such Contract prohibits the Relevant Purchaser from acting as an agent or sub-contractor of the Relevant Vendor, then, if requested by the Relevant Purchaser, the Relevant Vendor shall do (or cause to be done) all such acts as may be required for the performance of such Contract so as to provide the Relevant Purchaser with the benefits, subject to the burdens on the basis provided in this Agreement, of such Contract;

                  13.1.2 the Relevant Vendor shall, at the request of the Relevant Purchaser and at the cost of the US Vendor, make or assist the Relevant Purchaser in making application for and obtaining any such Third Party Consent, such that the Third Party Consent is effective from Closing. The Relevant Purchaser shall supply to the Relevant Vendor such information and references regarding the financial position of the Relevant Purchaser as may reasonably be requested by the Relevant Vendor and shall enter into such direct covenants in favour of any relevant third party as may reasonably be requested in respect of any rents, royalties, fees or other outgoings or liabilities for which the Relevant Purchaser will subsequent to Closing become liable. If required by any third party, the Relevant Purchaser shall give such reasonable additional covenants requested by any third party as a condition to receiving such Third Party Consent and shall generally use all reasonable endeavours to secure such consent; and

                  13.1.3 for such time as any Contracts are being held in trust for or for the benefit of the Relevant Purchaser, the Relevant Vendor will (so far as it lawfully may) give all reasonable assistance to the Relevant Purchaser to enable the Relevant Purchaser to enforce its rights under such Contracts.

         13.2     INDIANA LEASE

                  The Lease for the Indianapolis polymer plant (the INDIANAPOLIS LEASE) shall not be assigned to the Purchasers at Closing, but shall nevertheless be held in trust for the benefit of the US Purchaser and the US Purchaser shall be entitled to all of the benefits of the Indianapolis Lease from and after the Closing. In connection therewith, the US Purchaser shall be permitted to occupy the facility and operate the plant which is the subject of the Indianapolis Lease. The US Purchaser shall comply with all of the obligations of the lessee under the Indianapolis Lease except for the rental obligations under Section 3 thereof. The parties have agreed that the US Vendor will pay to the Landlord all rental payments due under Section 3 of the Indianapolis Lease through and until December 26, 2005. The US Purchaser will pay to the US Vendor the amount of $336,700 per annum, payable in two equal installments on each December 15 and June 15 occurring during the period from the date hereof until December 26, 2005, and the US Purchaser shall perform all of the other obligations of the US Vendor under the Indianapolis Lease from and after the Closing; provided, however, that the US Vendor agrees to take such action as may be reasonably requested by the US Purchaser on its behalf to maintain, preserve, protect, exercise or the like, any and/or all of the tenant's rights under the Indianapolis Lease. In the event the US Purchaser fails to make the payment it is required to make as described above after the expiration of 10 days after receipt of notice from US Vendor, in addition to any other remedies which may be available under law or hereunder, the US Vendor may elect to terminate US Purchaser's right to occupy the facility and recover possession thereof as if this Agreement constituted a sublease of such premises to US Purchaser. The US Purchaser shall operate and maintain the facility pursuant to Section 8 of the

Indianapolis Lease, shall maintain insurance pursuant to Section 10 of the Indianapolis Lease, and shall have the right to require the US Vendor to exercise the lessee's rights under the Indianapolis Lease, including, without limitation, those rights specified in: Section 11 (Rights to Assign or Sublease); Section 12 (Lease Renewal; Purchase Options); Section 13 (Notices for Renewal and Purchase; Determination of Fair Market Value); and Section 14 (Obsolescence Termination); PROVIDED, HOWEVER, that (1) US Purchaser shall have no right to assign its rights hereunder with respect to the Indianapolis Lease or to sublease the premises leased thereby without the prior written consent of US Vendor, such consent not to be unreasonably withheld, delayed or conditioned and US Purchaser shall have no right to require that US Vendor exercise the lessee's rights specified in Section 11 of the Indianapolis Lease UNLESS in either instance (i) US Purchaser shall indemnify and hold US Vendor harmless from and against any and all liability which may arise as a result of such assignment or sublease or the exercise of such rights, as the case may be, and
(ii) the form of the indemnity agreement and the financial condition of the indemnitor shall be reasonably satisfactory to US Vendor; (2) in connection with any renewal or extension of the term of the Indianapolis Lease, US Vendor shall be released by the landlord from all prospective liability and obligations thereunder accruing from and after December 26, 2005, (3) in connection with the exercise of any purchase option, either (a) US Vendor shall be released by the landlord under the Indianapolis Lease from all liability and obligations in connection with the purchase of the Real Property underlying the Indianapolis Lease or (b) US Purchaser shall indemnify and hold US Vendor harmless from and against any and all Liability which may arise as a result of the exercise of such purchase option and shall assume all obligations which relate to the purchase of such Real Property. The US Vendor agrees that it will neither amend nor consent to any amendment to the Indianapolis Lease without the prior written consent of the US Purchaser, which consent may be withheld in the US Purchaser's sole and absolute discretion. The US Vendor and its Affiliates will have no further obligation to perform under the Indianapolis Lease after December 26, 2005. The US Purchaser and the Purchasers' Guarantor hereby indemnify and hold harmless the Vendors' Indemnified Group from and against all Losses that they may incur under or with respect to the Indianapolis Lease from and after the Closing Date other than the payment obligations set forth above, or any other default by the US Vendor pursuant to the terms and provisions of this Section. The US Vendor and the Vendors' Guarantor hereby indemnify and hold harmless the Purchasers' Indemnified Group from and against all Losses that they may incur under or with respect to the Indianapolis Lease from and after the Closing Date with respect to the US Vendor's failure to perform its obligations under this Section, or with respect to any lawsuit, action or cause of action brought by the "Owner Trustee" under the Indianapolis Lease for a default with respect to the payment obligations set forth above, or the performance of any obligation required of the US Vendor thereunder.

14       EMPLOYEES

         The terms and conditions set forth in Schedules 11, 11A, 11B and 11C are hereby incorporated into this Agreement by reference.

15       EMPLOYEE BENEFIT ARRANGEMENTS

         The terms and conditions set forth in Schedule 12 are hereby incorporated into this Agreement by reference.

16       ENVIRONMENTAL

         The terms and conditions set forth in Schedule 16 are hereby incorporated into this Agreement by reference.

17       POST-CLOSING OBLIGATIONS

         17.1     THE ASSUMED LIABILITIES

                  17.1.1 If the Vendors become aware after Closing of any claim which constitutes or may constitute an Assumed Liability, the Vendors shall as soon as reasonably practicable give written notice thereof to the Purchasers and shall not admit, compromise, settle, discharge or otherwise deal with such claim without prior consultation with and the prior agreement of the Purchasers.

                  17.1.2 The Vendors shall, at the Purchasers' expense, take such action as the Purchasers may reasonably request to avoid, dispute, resist, appeal, compromise, defend or mitigate any claim which constitutes an Assumed Liability, in each case subject to the Vendors being indemnified and secured to their reasonable satisfaction by the Purchasers against all Losses which may thereby be incurred. In connection therewith, the Vendors shall make or cause to be made available to the Purchasers or their duly authorized agents, at the Purchasers' cost, on reasonable notice during normal business hours, all relevant accounting books and records, and correspondence relating to the Operations which have been retained by the Vendor (and shall permit the Purchasers to make copies thereof) for the purposes of enabling the Purchasers to ascertain or extract any information relevant to the claim.

         17.2     BONDS AND GUARANTEES

                  17.2.1 The Purchasers shall use their best efforts with the Vendors' assistance to cause, effective from the Closing Date, the release of the Vendors or any person included in the Vendor Group from any bonds or guarantees issued by banks or other financial service providers on behalf of any of them in respect of the Operations (relating to non-completed contracts) as shown in Schedule 18 (for the period up to and including December 31, 1998, and after December 31, 1998 to Closing for such bonds or guarantees entered into in the ordinary course of the Operations) or in any event as soon as practicable after Closing.

                  17.2.2 After Closing but prior to such release the Purchasers will indemnify and hold harmless the Vendors (for themselves and as trustee for each member of the Vendors' Group) from and against any Losses arising after Closing in respect of any such bonds or guarantees (including drawings thereunder) to the extent resulting from actions of the Purchasers or any member of the Purchasers' Group relating to any such bonds or guarantees referred to in
Section 17.2.1 or their respective underlying contracts or tenders.

                  17.2.3 After Closing if any of the bonds or guarantees referred to in Section 17.2.1 are drawn upon, then the Vendors will indemnify and hold harmless the Purchasers for any Losses in respect of any such bonds or guarantees (including drawings thereunder) to the extent resulting from the actions of any Vendor (as the case may be) before Closing as agreed to by the Vendors and Purchasers.

         17.3     VENDORS' GENERAL OBLIGATIONS

                  If at any time after Closing, any Vendor or any person included in the Vendors' Group receives any monies (other than insurance proceeds) in respect of any claim included in the Acquired Assets or in respect of any Accounts Receivable, then the appropriate Vendor or appropriate person included in the Vendors' Group shall pay to the Purchasers as soon as reasonably practicable after receipt of such monies, the amount received.

         17.4     VENDORS' CONTINUING OBLIGATION

                  Notwithstanding Closing, the Vendors shall execute such documents and take such actions as the Purchasers may reasonably require for the purpose of giving to the Relevant Purchaser the full benefit of all the provisions of this Agreement.

         17.5     CHANGE OF NAME

                  17.5.1 The Purchasers shall, subject to Section 17.5, have the right to continue to use the trade marks and trade names that are Excluded Assets on a royalty free, non-exclusive basis for a period of 12 months from the Closing Date but solely on the products on and in the manner in which they were being used immediately before Closing; provided that commencing 30 days from Closing the US Purchaser shall, or shall cause that the Relevant Purchaser shall, use its reasonable efforts to make clear on all publicity material (excluding factory signs), bank checks, letterheads and invoices that the US Business and the Canadian Business are part of the Purchasers' Group.

                  17.5.2 The Purchasers shall be entitled to use and have the right to sublicense to any member of the Purchasers' Group (but only for so long as such person remains a subsidiary (direct or indirect) of the Purchasers' Guarantor) the name "BICC" only in conjunction with the name "General Cable" as the name of any corporate entity, partnership, or other vehicle which, in all cases, is primarily involved in the manufacture, sale or distribution of energy cables.

                  17.5.3 The Purchasers shall be entitled to use and have the right to sublicense to any member of the Purchasers' Group (but only for so long as such person remains a subsidiary (direct or indirect) of the Purchasers' Guarantor) the name "Brand Rex" only preceded by the name "General Cable" as the name of any corporate entity, partnership or other vehicle which, in all cases, is solely involved in the manufacture, sale or distribution of Specialty Cables in the US, Canada or Mexico.

                  17.5.4 The Purchasers shall not be entitled to register, use or otherwise employ the name "Brand Rex" on any Data Cable product wherever manufactured or sold. The Purchasers acknowledge that the Vendors shall be entitled to use the name "Brand Rex" on any Data Cable product world-wide and on any Specialty Cables (other than sales to customers located in the US, Canada or Mexico).

                  17.5.5 The Vendors shall not be entitled to register, use or otherwise employ the name "Brand Rex" on any cable sold to specialty cable manufacturers located in the US, Canada or Mexico.

                  17.5.6     For the purpose of this Section 17.5:

                             "Specialty Cables" means cables sold or for use in airplanes, ships, locomotives, trucks, or other forms of vehicular transport (or otherwise currently manufactured in the US by the Brand Rex division of BICC Cables Corporation) other than Data Cables.

                             "Data Cables" means cables primarily intended for the transmission of data in local or wide area networks, examples being category 5, 6 and 7 data cables.

         17.6 The Vendor hereby grants, and shall cause each member of the Vendor's Group to grant, to each of the Relevant Purchasers with effect from Closing a royalty-free, irrevocable, perpetual license to use the Intangible Property and Know-How that are Excluded Assets and that are required for the Operations (as conducted at Closing) to be used for the purposes of the Operations, as each of the Operations develop from time to time, with a right to sublicense such Intangible Property and Know-How to other members of the Purchaser's Group.

         17.7     INVESTMENT CANADA ACT

                  17.7.1 The Canadian Purchaser shall, within thirty days after Closing, give notification of the purchase of the Canadian Assets by the Canadian Purchaser as required by the Investment Canada Act.

18       GUARANTEES

         18.1     VENDORS' GUARANTEED OBLIGATIONS

                  In consideration of the Purchasers' Guarantor entering into the guarantee in Section 18.3, the Vendors' Guarantor hereby unconditionally and irrevocably guarantees to each of the Purchasers the due and punctual performance and observance by the Vendors or any of their assignees pursuant to
Section 19.5.1 or 19.5.2 of all their obligations, commitments, undertakings, warranties and indemnities under or pursuant to this Agreement or the Tax Deed of Covenant (the VENDORS' GUARANTEED OBLIGATIONS).

         18.2     GUARANTY

                  If and whenever any of the Vendors defaults for any reason whatsoever in the performance of any of the Vendors' Guaranteed Obligations, the Vendors' Guarantor shall forthwith upon written demand served in accordance with this Agreement unconditionally perform (or cause the performance of) and satisfy (or cause the satisfaction of) the Vendors' Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the US Purchaser or the Relevant Purchaser (as the case may be) as it would have received if the Vendors' Guaranteed Obligations had been duly performed and satisfied by the Relevant Vendor.

         18.3     PURCHASER'S GUARANTEED OBLIGATIONS

                  In consideration of the Vendors entering into this Agreement, the Purchasers' Guarantor hereby unconditionally and irrevocably guarantees to the Vendors the due and punctual performance and observance by the US Purchaser, the Canadian Purchaser, any Relevant Purchaser or any of their assignees pursuant to Section 19.5.1 or 19.5.2 of all their obligations, commitments, undertakings, warranties and indemnities under or pursuant to this Agreement (the PURCHASER'S GUARANTEED OBLIGATIONS).

         18.4     GUARANTY

                  If and whenever any of the Relevant Purchasers defaults for any reason whatsoever in the performance of any of the Purchaser's Guaranteed Obligations, the Purchasers' Guarantor shall forthwith upon written demand served in accordance with this Agreement unconditionally perform (or cause performance of) and satisfy (or cause the satisfaction of) the Purchaser's Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Vendors as it would have received if the Purchaser's Guaranteed Obligations had been duly performed and satisfied by the Relevant Purchaser.

19       OTHER PROVISIONS

         19.1     ANNOUNCEMENTS

                  19.1.1 Pending Closing, the Vendors and the Purchasers shall, subject to the requirements of Law or any regulatory body or the rules and regulations of any recognized stock exchange, consult together prior to issuing any formal announcement, press release, circular, or notice to shareholders, employees, customers, suppliers, distributors and sub-contractors and to any recognized stock exchange or other authorities or to the media or otherwise which either party may desire or be required to make regarding this Agreement or any of the transactions contemplated hereby or thereby.

                  19.1.2 No party shall, pending Closing, make or authorize or issue any formal announcement, circular or other communication concerning this Agreement or any of the transactions contemplated hereby or thereby unless (a) the other party shall have approved such disclosure or (b) such disclosure is required by applicable Law or the rules and regulations of an applicable stock exchange.

                  19.1.3 If Closing does not take place, the Purchasers shall forthwith promptly return all accounts, records, documents and papers of or relating to the Vendors or the Operations which shall have been made available to them and all copies, abstracts or other records derived from such materials and expunge any information derived from such materials or otherwise concerning the subject matter of this Agreement from any computer, wordprocessor or other device containing information, provided that this shall not apply to information available from public records or information acquired by a Relevant Purchaser otherwise than from the Vendors or their agents.

         19.2     CONFIDENTIAL INFORMATION

                  19.2.1     The Vendors:

                             (a) shall not, and shall cause all other members of
the Vendors' Group, and each of their respective directors, officers or employees or advisors or agents or representatives not to, disclose to any person Confidential Information; and

                             (b) shall use reasonable efforts to prevent the
disclosure of Confidential Information by any person other than by members of the Purchasers' Group; and

                             (c) in the event either Vendor is requested or
required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Vendors will notify the Purchasers promptly of the request or requirement so that the Purchasers may seek an appropriate protective order or waive compliance with the provisions of this Section 19.2.1(c). If, in the absence of a protective order or the receipt of a waiver under this Section 19.2.1(c), the Vendors are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, the Vendors may disclose the Confidential Information to the tribunal. However, the Vendors shall cooperate with the Purchasers in obtaining, at the reasonable request and expense of the Purchasers, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchasers shall designate.

                  19.2.2     The Purchasers:

                             (a) shall not, and shall cause all other members of
the Purchasers' Group and each of their respective directors, officers or employees or advisors or agents not to disclose to any person Confidential Information; and

                             (b) shall use reasonable efforts to prevent the
disclosure of Confidential Information by any person other than by members of the Vendors' Group.

         19.3     PERMITTED DISCLOSURE, ETC.

                  19.3.1     Section 19.2.1 does not apply to:

                             (a) disclosure of Confidential Information to or at
the written request of a Relevant Purchaser;

                             (b) disclosure of Confidential Information required
to be disclosed by Law, regulation, any revenue authority or any stock exchange;

                             (c) disclosure of Confidential Information to
professional advisors for the purpose of advising a Vendor; provided that such advisors shall be made aware of the confidential nature of such information;

                             (d) disclosure of Confidential Information for the
purposes of defending any claim under the Warranties (including making any claims or counterclaims against third parties pursuant to Section 8.3.2); or

                             (e) Confidential Information which is in the public
domain other than by the Vendors' breach of Section 19.2.1.

                  19.3.2     Section 19.2.2 does not apply to:

                             (a) disclosure of Confidential Information to or at
the written request of a Relevant Vendor;

                             (b) disclosure of Confidential Information required
to be disclosed by Law, regulation, any revenue authority or any stock exchange;

                             (c) disclosure of Confidential Information to
professional advisors for the purpose of advising a Relevant Purchaser provided that such advisors shall be made aware of the confidential nature of such information; or

                             (d) Confidential Information which is in the public
domain other than by the Purchaser's breach of Section 19.2.2.

                  19.3.3 For the purpose of this Agreement, CONFIDENTIAL INFORMATION means, (i) for the purposes of Section 19.2.1 all information relating to the Vendors' business, including but not limited to know-how, trade secrets, customer and supplier lists, marketing plans and strategies, designs, pricing and cost information, drawings, technical information and other proprietary information relating to the Operations or financial or other affairs (including future plans and targets) of the Vendors and which is not in the public domain; and (ii) for the purposes of Section 19.3, all information relating to the business, financial or other affairs (including future plans and targets) of any company in the Vendors' Group, other than in respect of the Operations, and which is not in the public domain.

         19.4     INTEGRATION

                  This Agreement, together with the Schedules hereto, the Disclosure Letter, and the Tax Deed of Covenant constitute the entire agreement among the parties relating to the subject matter of this Agreement and supercede all prior oral and written presentations, understandings, agreements, representations, warranties or other information by or among the parties (or any of their respective Affiliates, directors, officers, trustees, employees, agents, accountants, attorneys or other advisors or representatives) with respect to the subject matter hereof, and no such prior or subsequent oral understanding, agreement, representation or warranty shall be or be deemed to be a part of this Agreement, the Schedules hereto, the Disclosure Letter or the Tax Deed of Covenant except in accordance with Section 19.6.

         19.5     SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES

                  19.5.1 Any of the Vendors or Purchasers may, except as otherwise expressly provided in this Agreement and without the consent of the other, assign to a wholly owned Subsidiary of such party the benefit of all or any part of any other party's obligations under this Agreement; provided, however, that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a wholly owned Subsidiary.

                  19.5.2 This Agreement is, subject to Section 19.5.1, personal to the parties to it. Accordingly, no party may, without the prior written consent of the Purchasers and the Vendors' Guarantor, assign either this agreement or any of its rights, interests or obligations under this Agreement; provided, however, the US Purchaser and Canadian Purchaser and the Purchasers' Guarantor may assign all of their rights hereunder and delegate all of their obligations hereunder to any person to whom the US Purchaser or Canadian Purchaser sells a substantial part of the assets of the US Business or Canadian Business and the Vendors and the Vendors' Guarantor may assign all of their rights and delegate all of their obligations hereunder to any person to whom the Vendors or the Vendors' Guarantor sell a substantial part of their respective assets. This Agreement shall bind, benefit, and be enforceable by and against each party hereto and its successors and permitted assigns.

                  19.5.3 Unless specifically stated herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         19.6     AMENDMENTS AND WAIVERS

                  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect such occurrence.

         19.7     REMEDIES

                  So far as is permitted by law and except in the case of fraud, the parties agree and acknowledge that the only remedies available to the Purchasers in connection with or arising out of this Agreement are set forth in
Section 2.3 of this Agreement.

         19.8     THIRD PARTY COSTS

                  Except as set forth in Schedule 10, the Vendors shall bear all legal, accounting and other third party costs and expenses incurred by them in connection with this Agreement, and the Tax Deed of Covenant and the sale of the Operations. The Purchaser shall bear all such costs and expenses incurred by it and any other Relevant Purchaser.

         19.9     COSTS TO ASSIGN CONTRACTS

                  The Vendors and Purchasers agree to co-operate and to use all reasonable commercial efforts prior to and subsequent to Closing to ensure that all Contracts included in the

Acquired Assets are lawfully assigned to the Purchasers with effect from the Closing or as soon as practicable thereafter or that the Purchaser otherwise receives the benefits of such Contracts. If there are any reasonable costs or expenses associated with assigning or otherwise transferring such Contracts (including any rent, royalties, costs of obtaining estoppels or other fees or payments made or required to be made in connection with the assignment or transfer of any such Contracts) such reasonable cost or expenses shall be paid by the Vendors; provided that, except as provided in Section 2.3.2(e), the Vendors shall not be responsible for any Losses resulting from the failure of Purchaser to obtain the benefits of any Contract to be assigned or transferred. Each Purchaser shall take all commercially reasonable actions to eliminate or reduce any costs or expenses that may be payable by a Vendor hereunder; provided that (x) all reasonable costs and expenses (including overhead and administrative costs and expenses) of the Purchasers resulting from such actions shall be reimbursed by the Vendors and (y) no Purchaser shall be required to take any action under this Section 19.9 which is outside of the ordinary course of the Operations.

         19.10    INTEREST

                  If any Vendor or any Relevant Purchaser defaults in the payment when due of any sum payable under this Agreement or the Tax Deed of Covenant (whether determined by agreement or pursuant to an order of a court or otherwise) their Liability shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before Judgment) at a rate per annum of 2 per cent above the base rate for US dollar loans in New York from time to time of The Hong Kong and Shanghai Banking Corporation Limited. Such interest shall accrue from day to day.

         19.11    SET-OFF

                  Under no circumstances shall any amounts (if any) payable by any Relevant Purchaser to any Vendor or by any Vendor to any Relevant Purchaser pursuant to this Agreement be set off against each other or against any amounts otherwise owing to any such party.

         19.12    LONG STOP LIMITATION OF LIABILITY

                  Notwithstanding any other provision in this Agreement or any provision in the Tax Deed of Covenant, under no circumstances shall any Vendor or any other member of the Vendors'

Group have any liability whatsoever pursuant to this Agreement, or the Tax Deed of Covenant following the twentieth anniversary of the date of this Agreement.

         19.13    EXCLUSIVITY

                  The Vendors and the Vendors' Guarantor will not (and the Vendors will not cause or permit any of their Affiliates to) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any (A) liquidation, dissolution or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of a substantial portion of the Acquired Assets, or (D) similar transaction or business combination involving the Operations.

         19.14    NOTICES

                  19.14.1 Any notice, consent or other communication required or permitted to be given under this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent:

                             In the case of any of the Vendors and the Vendors'
Guarantor to such party care of:


                 BICC plc
                 Devonshire House
                 Mayfair Place
                 London W1X 5FH

                 T:  011-44-171-409-8000
                 F:  011-44-171-409-0070

                 Attention:  The Company Secretary
                              of BICC plc.

                 and

                 BICC Cables Corporation
                 One Crosfield Avenue
                 West Nyack, New York 10994
                 Attention:  President

                 T:  914-348-1400
                 F:  914-348-9833
                 with copies to

                 Mayer, Brown, & Platt
                 1675 Broadway
                 New York, New York  10019

                 Attention:  Mark S. Wojciechowski
                 T:  212-506-2525
                 F:  212-262-1910

                 and, in the case of any
                 claim relating to environmental matters, additional copies to

                 DL Rothberg & Associates
                 230 Park Avenue
                 Suite 615
                 New York, New York  10169
                 Attention:  Debra Rothberg

                 T:  212-490-2220
                 F:  212-490-2336


                  In the case of any of the Relevant Purchasers or the Purchasers' Guarantor to such party care of:


                 General Cable Corporation
                 4 Tesseneer Drive
                 Highland Heights, KY 41076
                 Fax:     606-572-8444
                 Attention: Robert J. Siverd
                            General Counsel


                 with a copy to



                 Blank Rome Cominsky & McCauley LLP
                 One Logan Square
                 Philadelphia, PA 19103-6994
                 Fax:  215-569-5628

                 Attention:  Sol Genauer

              19.14.2 Any such notice or other communication shall be delivered by hand or sent by fax or registered or certified mail, return receipt requested, or overnight courier. If sent by fax such notice or communication shall conclusively be deemed to have been given on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in one of the other manners provided in this Section 19.14.2. If sent by registered or certified mail, return receipt requested such notice or communication shall conclusively be deemed to have been received three Business Days from the time of mailing in the case of domestic mail in the United States, or five Business Days from the time of mailing in the case of international mail. If sent by overnight courier, such notice or communication shall conclusively be deemed to have been received one Business Day from deposit for overnight delivery service. Any party may change its address or fax number for notice purposes by giving notice of the new address or fax number in accordance with this Section 19.14, provided that any such change of address shall not be effective unless and until received.

         19.15    SEVERANCE

              If any term or provision of this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment or rule of Law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

         19.16    REFERENCES TO THE REPORTING ACCOUNTANTS

              Whenever any matter is referred under this Agreement (other than Section 9) to the Reporting Accountants for determination, the provisions of
Section 9 which apply to the Reporting Accountants' determination of the Net Asset Statement shall apply to their determination of any such matter.

         19.17    GENERAL SERVICES AND SUPPLY AGREEMENT

              The Vendors and the Purchasers hereby agree that they will use their reasonable efforts to negotiate in good faith by Closing or as soon as practicable thereafter the terms and conditions of any required General Services and Supply Agreement.

         19.18    COUNTERPARTS

              This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

         19.19    GOVERNING LAW AND SUBMISSION TO JURISDICTION

              19.19.1 This Agreement and the Tax Deed Of Covenant shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties; provided, however, that in the event a claim for an Environmental Loss is made pursuant to Schedule 16 hereof, the substantive Environmental Laws of the jurisdiction or jurisdictions where the Real Property in question is located, or where the Environmental Liability has otherwise arisen, shall apply.

              19.19.2 For the purposes of any suit, action or proceeding involving this Agreement and the Tax Deed of Covenant or any other documents to be entered into pursuant to them, each of the Vendors, the Vendors' Guarantor, the Purchasers and the Purchasers' Guarantor hereby expressly submits to the jurisdiction of all federal and state courts sitting in the State of New York and agrees that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by service in hand, provided that a reasonable time for appearance is allowed, and each party agrees that such courts shall have exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. Each of the Vendors, the Vendors' Guarantor, the Purchasers and the Purchasers' Guarantor hereby irrevocably waives any objection that it may have now or hereafter to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the Tax Deed of Covenant or any other documents to be entered into pursuant to them, brought in any federal or state court sitting in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

              19.19.3 THE PARTIES HERETO IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT

AND THE TAX DEED OF COVENANT OR ANY OTHER DOCUMENTS TO BE ENTERED INTO PURSUANT TO THEM OR THE ENFORCEMENT OF ANY PROVISIONS HEREOF OR THEREOF.

         19.20    SETTLEMENT ATTEMPT

              The parties agree that, except as provided in Section 19.23, any claim or dispute between them arising out of or in connection with this Agreement or any alleged breach of this Agreement shall be submitted promptly to a senior executive of the US Vendor or the Vendors' Guarantor and a senior executive of the US Purchaser who shall have authority to settle the claim, and who shall meet in New York, New York, within 30 days of such submission to seek in good faith an amicable settlement. In seeking an amicable settlement, the parties may consult with a neutral third party mediator if both agree in writing. Unless the parties agree to the contrary in writing, any advice or decision of the mediator shall not be binding. Subject to Section 19.23, any Claim which is not settled by the parties within sixty (60) days of notice thereof first being given by either party to the other may be pursued by a party in any court in accordance with Section 19.19.

         19.21    APPOINTMENT OF PROCESS AGENTS

              19.21.1 The Vendors' Guarantor irrevocably appoints CT Corporation as its agent for the service of process in New York in relation to any matter arising out of this Agreement, and the Tax Deed of Covenant service upon whom shall be deemed completed whether or not forwarded to or received by the Vendors' Guarantor.

              19.21.2 The Vendors' Guarantor shall inform the Purchasers, in writing, of any change in the address of its process agent within 28 days of such change.

              19.21.3 If such process agent ceases to have an address in New York, the Vendors' Guarantor irrevocably agrees to appoint a new process agent acceptable to the Purchasers and to deliver to the Purchasers within 14 days a copy of a written acceptance of appointment by its new process agent.

              19.21.4 Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any Judgment or other settlement in any other courts.

         19.22    CURRENCY

              19.22.1 With respect to any sum due hereunder, or under the Tax Deed of Covenant or under any other document to be entered into pursuant hereto or thereto which is denominated in a currency other than British pounds sterling, if it is necessary to convert such sum into British pounds sterling, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable party could purchase British pounds sterling, with such sum denominated in such other currency, at the Hong Kong and Shanghai Banking Corporation Limited in London, England, at the close of business on the Business Day immediately preceding the day on which the conversion is to be made, without regard to any premiums and costs of exchange payable in connection with such purchase.

              19.22.2 With respect of any sum due from any party to any other party hereunder, or under the Tax Deed of Covenant or under any other document to be entered into pursuant hereto or thereto which is denominated in British pounds sterling, the obligation of the party which owes such sum shall, notwithstanding any Judgment in a currency other than British pounds sterling, only be discharged to the extent that on the Business Day next succeeding receipt by such other party of any sum adjudged to be so due in such other currency, such party may, in accordance with normal banking procedures, purchase British pounds sterling with such other currency at the Hong Kong and Shanghai Banking Corporation Limited in London, England or its successor. If the British pounds sterling so purchased are less than the sum originally due to such party in British pounds sterling, each of the parties against whom such Judgment is rendered agrees, as a separate obligation and notwithstanding any such Judgment, to indemnify the parties to whom such Judgment is granted against such loss.

              19.22.3 If it is necessary to convert an amount (the ORIGINAL AMOUNT) due hereunder, under the Tax Deed of Covenant or any other document to be entered into pursuant hereto or thereto expressed in either Canadian Dollars or U.S. Dollars (the ORIGINAL CURRENCY), the amount expressed in the other currency shall be the sum which would be required to buy the Original Amount of the Original Currency using the noon spot rate exchange for New York City interbank transactions applied in converting the other currency into the Original Currency published by The Wall Street Journal (Eastern Edition) for such date.

         19.23    CERTAIN RESTRICTIVE COVENANTS

              19.23.1 The covenants set forth in this Section 19.23 (the RESTRICTIVE COVENANTS) are a material part of this Agreement and are an integral part of the obligations of the Vendors hereunder, such Restrictive Covenants are supported by good and adequate consideration, and such Restrictive Covenants are reasonable and necessary to protect the legitimate business interests of the Purchasers.

              19.23.2 During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, except with the Purchasers' prior written consent, the Vendors shall not, directly or indirectly, in any capacity, in the United States or Canada:

                  (a) carry on or otherwise engage or have an interest in any capacity (whether for profit or otherwise) in, any business which competes with any of the Operations as operated on the Closing Date anywhere in the world where the Operations are conducted on the Closing Date;

                  (b) in relation to the Operations, solicit, seek to obtain or accept orders from or otherwise do business with or solicit directly or indirectly any other person to obtain orders from or do business with any person or firm who or which (i) was a customer, supplier or agent of the Vendors in relation to the Operations at any time during the two years prior to Closing, or
(ii) at the date of Closing was negotiating to do business with the Vendors in relation to the Operations, or otherwise interfere or seek to interfere with the supply of goods or services to or by the Operations, provided that this Section
19.23.2 shall not prohibit the Vendors from doing business with any person who is or was a customer, supplier or agent of the Vendors prior to Closing in relation to any business of the members of the Vendors' Group which is not being transferred under this Agreement; or

                  (c) solicit, with a view to employment, directly or indirectly, any Senior Employee who is a Continuing Employee (PROHIBITED EMPLOYEES) (provided that nothing in this Section 19.23.2(c) shall prevent any member of the Vendors' Group from making generalized employment searches, by advertisement or by engaging firms to conduct searches which are not focused on Prohibited Employees).

              19.23.3 The restrictions in clause 19.23.2 shall not operate to prohibit:

                  (a) the Vendors from holding in aggregate up to 10% of the capital stock of any person if any class of capital stock of such person is listed on a national market quotation system or recognized stock exchange; or

                  (b) the Vendors from carrying on any business not sold to the Purchasers pursuant to the terms of this Agreement, in particular the business presently carried on under the name "BICC Brand Rex" with manufacturing facilities outside the United States, Canada and Mexico to be renamed "Brand Rex."

              19.23.4 Each of the Vendors expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the Restrictive Covenants, and that any breach of the Restrictive Covenants will result in irreparable injury to the Purchasers for which money damages could not adequately compensate. If a breach of the Restrictive Covenants occurs, then the Purchasers shall be entitled, in addition to all other rights and remedies that they may have at law or in equity, to have an injunction issued by a court of competent jurisdiction enjoining and restraining the Vendors and all other persons involved therein from continuing such breach. The existence of any claim or cause of action that either of the Vendors or any such other person may have against any member of the Purchasers' Group shall not constitute a defense or bar to the enforcement of any of the Restrictive Covenants.

              19.23.5 If any Restrictive Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then each other Restrictive Covenant, or the other portions of any such Restrictive Covenant, or the application thereof, shall be affected thereby and shall be enforceable without regard thereto. If any of the Restrictive Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Restrictive Covenant shall then be enforceable in its reduced or limited form.

         19.24    RELIANCE BY PURCHASERS; DISCLOSURE OF REPRESENTATION AND
                  WARRANTIES

                         Notwithstanding the right of Purchasers to investigate
the business, Acquired Assets and financial condition of the Vendors and the Operations, and notwithstanding any knowledge obtained or obtainable by Purchasers as a result of such investigation (including pursuant to Section 7.3.1(ii) or 7.3.2), Purchasers have the unqualified right to rely upon, and have relied upon, each of the Warranties, and Purchasers' right to indemnification based on the Warranties will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of any such Warranty.

         19.25    SECTION HEADINGS

                  Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         19.26    REFERENCES

                  All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

         19.27    COOPERATION

                  The parties hereto agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

         19.28    BULK SALES

                  Purchasers hereby waive compliance by the Vendors with Bulk Sales Laws with respect to the transactions contemplated hereby and in connection herewith.

         IN WITNESS WHEREOF this Agreement has been duly executed as of the date first above written.

                                             BICC CABLES CORPORATION

                                             By     /s/ H.P. Berndorff
                                                  ------------------------------
                                             Name: H.P. Berndorff
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------

                                             PYROTENAX USA INC.

                                             By     /s/ H.P. Berndorff
                                                  ------------------------------
                                             Name: H.P. Berndorff
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------


                                             BICC CABLES CANADA INC.

                                             By /s/ H.P. Berndorff
                                                --------------------------------
                                             Name: H.P. Berndorff
                                                   -----------------------------
                                             Title: Secretary - Treasurer
                                                    ----------------------------

                                             BICC PLC

                                             By /s/ Peter Zinkin
                                                --------------------------------
                                             Name: Peter Zinkin
                                                   -----------------------------
                                             Title: Director
                                                    ----------------------------


                                             GK TECHNOLOGIES,
                                             INCORPORATED, in its capacity as US
                                             Purchaser and Canadian Purchaser

                                             By /s/ Robert J. Siverd
                                                --------------------------------
                                             Name: Robert J. Siverd
                                                   -----------------------------
                                             Title: Executive Vice President
                                                    ----------------------------


                                             GENERAL CABLE CORPORATION

                                             By /s/ Robert J. Siverd
                                                --------------------------------
                                             Name: Robert J. Siverd
                                                   -----------------------------
                                             Title: Executive Vice President
                                                    ----------------------------

                                   SCHEDULE 1

                                   OPERATIONS

                  The Operations shall include, without limitation, the following operations:



1.       VENDOR OWNED REAL PROPERTIES
         ----------------------------

         1    MARSHALL, TX SITE
              Design, manufacture and distribution of utility cables, Technology research and development

         2    MALVERN, AK SITE
              Design, manufacture and distribution of utility cables

         3    DUQUION, IL SITE
              Design, manufacture and distribution of utility cables

         4    WILLIMANTIC, CT SITE
              Design, manufacture, marketing and distribution of cable and accessories. The site also includes executive offices and operations for the Brand-Rex product lines

         5    SOUTH HADLEY, MA SITE Design and manufacture of bare cables

         6    JACKSON, TN SITE
              Design, manufacture, distribution and assembly of Brand-Rex cable and accessories

         7    MARION, IN SITE
              Design, manufacture and distribution of Brand-Rex cables and accessories

         8    LA MALBAIE, QUEBEC SITE
              Design, manufacture and distribution of utility cables and aluminum strip

         9    ST. JEROME, QUEBEC SITE
              Design, manufacture and distribution of utility cables

         10   MOOSE JAW, SASKATCHEWAN SITE
              Design, manufacture and distribution of utility cables

         11   TRENTON, ONTARIO SITE
              Design, manufacture, distribution and marketing of mineral insulated electrical cable and electronic controllers. The site is also used for research and development, includes customer service area, executive offices and operations management for BICC-Pyrotenex.


2.       LEASED PROPERTIES
         -----------------

         12   INDIANAPOLIS, IN SITE
              Technology research and development center

         13   INDIANAPOLIS, IN SITE
              Manufacture of Polymenic compounds for cable insulation

         14   WEST NYACK, NY SITE
              Headquarters for the North American Business
              Headquarters for the utility cable business

         15   CALGARY, ALBERTA SITE Sales offices for BICC Cables Canada Inc.

         16   MONTREAL, QUEBEC SITE Sales offices for BICC Cables Canada Inc.

         17   TORONTO, ONTARIO SITE
              Headquarters for BICC Cables Canada Inc.
              Sales offices for the certificate insurers and for BICC-Pyrotenex

         18   EDMONTON, ALBERTA SITE
              Light assembly of mineral insulated cable units and electronic controllers

         19   HOUSTON, TEXAS SITE
              Light assembly and distribution center for mineral insulated cables

         20   SYRACUSE, NEW YORK SITE
              Sales and administrative office for BICC-Pyrotenex products manufactured in Canada and sold in the US.

                                   SCHEDULE 2



                           [INTENTIONALLY LEFT BLANK]

                                   SCHEDULE 3

                          ALLOCATION OF PURCHASE PRICE


The Purchase Price shall be allocated between the US Business and the Canadian Business as follows:


                    (1)                             (2)                     (3)                      (4)
              NAME OF VENDOR                    JURISDICTION          PARTICULARS OF              ALLOCATION
                                                                   CANADIAN/US BUSINESS

3.1          US Vendor                        US                  Sale of assets           (pound)96 million

3.2          Canadian Vendor                  Canada              Sale of assets           (pound)8.4 million



         The allocation of the Purchase Price among each of the Acquired Assets shall be agreed between the Relevant Vendor and the Relevant Purchaser by reference to the Acquired Assets respective values, as provided in Section 3.1(b) of the Agreement.

         Adjustments to the Purchase Price (pursuant to Section 9 or otherwise) shall be allocated as determined by the US Purchaser on behalf of itself and the Canadian Purchaser in their reasonable discretion.

                                   SCHEDULE 4

                          CERTAIN THIRD PARTY CONSENTS

- Agreement dated September 1997 between Ace and the Canadian Vendor concerning rights of first refusal.

-        Agreement dated February 5, 1999 with Houston Wire & Cable.

-        Nondisclosure Agreement with BrandRex and GEC (undated).

- Product Supply Agreement with Air Products dated January , 1994 for requirements.

-        Supply Agreement dated July 1, 1994 with Bekaert for ACSR products.

-        Agreement dated April 1, 1997 with BICC Cables for PUC products.

-        All Sumitomo confidentially and development Agreements (undated).

- Customer Agreement between BICC Cables Corporation and IBM Corporation, effective from January 1, 1998 to December 31, 2000

- All agreements (including license and service agreements) relating to software, hardware or systems which support the Operations, other than agreements relating to software which is generally commercially available.

- Unless otherwise repaid or defeased by the US Vendor, consent of the Trustee and Bondholders in connection with the $9 million Industrial Development Revenue Bond among the Industrial Development Board of the City of Jackson, Tennessee, BICC Cables Corporation, First America National Bank and Chemical Securities Inc. (relating to the Lease dated May 1, 1991) with respect to: (a) the assignment of the obligations under the bonds to the US Purchaser, and (b) the assignment of the obligations under the Guaranty from the Vendors' Guarantor to the Purchasers' Guarantor, and (c) the release of the US Vendor and the Vendors' Guarantor of any of their respective obligations thereunder.

- Consent of General Electric Capital Corporation to assignment to US Purchaser of Master Lease Agreement (as it may be extended or renewed) between General Electric Capital Corporation and BICC Cables Corporation, dated as of July 2, 1991, unless the parties otherwise agree prior to Closing that US Vendor will purchase the equipment subject to such Master Lease Agreement.

                                   SCHEDULE 5

                        WARRANTIES NOT UPDATED TO CLOSING


Section
-------

4.2.2(b)
4.2.2(c)
5.3.1
5.3.2(ii)
5.3.4
6.1.1
6.1.2
6.5.4
8.4.2(b)
8.4.3
8.4.5(a)
8.4.5(b)(iii)
9.4

                                   SCHEDULE 6
                                     PART 1

                                 CLOSING EVENTS

1 On the Closing Date the Vendors shall deliver to the US Purchaser or the Canadian Purchaser, as the case may be, the following:

1.1 DOCUMENTS OF TRANSFER. Such absolute bills of sale, assignments, special warranty deeds, endorsements, affidavits (including, without limitation, Internal Revenue Code Section 1445 (FIRPTA) and title affidavits), and other instruments and documents of sale, transfer, assignment and conveyance as Purchasers may reasonably require, in order to lawfully, effectively and properly sell, transfer, assign, purchase and convey to Purchasers good right, title and interest in and to all of the Acquired Assets, as required herein, in each case substantially in the form attached hereto on Part 3 of this Schedule or Schedule 15, as the case may be, with respect to personal property and Intangible Property and in such other form reasonably acceptable to the Vendors and Purchasers with respect to all other property, dated as of the Closing Date, and duly executed and, if necessary, acknowledged by the US Vendor or the Canadian Vendor, as applicable;

1.2 Physical Delivery. Those Acquired Assets which are capable of transfer by delivery;

1.3 BOOKS AND RECORDS. All books, records and other information relating to the Operations or Continuing Employees of the Operations and all information relating to customers, suppliers, agents and distributors;

1.4 RESOLUTIONS. Copies of the resolutions duly adopted by the Board of Directors or shareholders of each of the Vendors, authorizing the respective entity to enter into and perform its obligations under this Agreement and any other agreements contemplated hereby, certified by proper officers of the respective entity as in full force and effect on and as of the Closing Date;

1.5 TAX DEED OF COVENANT. The Tax Deed of Covenant duly executed by the Covenantors named therein, in substantially the form attached hereto on
       Part 4 of this Schedule;

1.6 GOOD STANDING CERTIFICATES. Good standing certificates for US Vendor and Canadian Vendor from their jurisdictions of incorporation and each jurisdiction where they are required to qualify to do business as a foreign corporation, dated no earlier than 15 days before the Closing Date;

1.7 THIRD PARTY CONSENTS. The original signed copies of all Third Party Consents that have been obtained prior to the Closing;

1.8 INCUMBENCY CERTIFICATES. Certificates of the Secretaries of each Vendor as to the incumbency and signatures of their respective officers executing this Agreement or any agreements contemplated hereby;

1.9 OTHER DOCUMENTS. All other agreements, certificates, instruments and documents reasonably requested by the Purchasers in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

                                   SCHEDULE 6
                                     PART 2

                           VENDOR'S ACCOUNTING PERIODS

Set out below are the dates of the last Business Day of the Vendor's relevant accounting periods (which end on Saturdays by convention) for the first four periods following the signing of this Agreement:

April 3, 1999

May 1, 1999

May 29, 1999

July 3, 1999

                                   SCHEDULE 6
                                     PART 3
                              FORM OF BILL OF SALE

                                  BILL OF SALE
                                  ------------

REFERENCE IS MADE to that certain Assets Sale and Purchase Agreement, dated April 6, 1999 (the PURCHASE AGREEMENT), among BICC Cables Corporation, Pyrotenax USA Inc. (together with BICC Cables Corporation, the US VENDOR), BICC Cables Canada Inc. (the "CANADIAN VENDOR"), BICC plc (the VENDORS' GUARANTOR), GK Technologies, Incorporated (referred to as both the US PURCHASER and the CANADIAN PURCHASER and General Cable Corporation (the PURCHASERS' GUARANTOR). Unless otherwise defined, capitalized terms used herein have the meanings provided in the Purchase Agreement.

KNOW THAT the undersigned, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, does hereby sell, assign, transfer, bargain, convey and deliver, subject to and in accordance with the Purchase Agreement, the [US] [Canadian] Assets, together with the [US] [Canadian] Assumed Liabilities to the [US] [Canadian] Purchaser, to have and hold such [US] [Canadian] Assets unto such Purchaser, its successors and assigns, to and for its proper use and benefit from this date and forever thereafter.

Notwithstanding the foregoing, the undersigned reserves and does not sell or transfer to the [US] [Canadian] Purchaser any right, title or interest in or to any of the Excluded Assets or any of the Excluded Liabilities.

Pursuant to the Purchase Agreement, the undersigned shall, at any time and from time to time, at the reasonable written request of the [US] [Canadian] Purchaser, execute and deliver such Purchaser all other and further instruments as are reasonably necessary to effectuate the transfers contemplated pursuant to the Purchase Agreement.

WITNESS the due execution and delivery of this Bill of Sale on this ___ day of _____________________, 1999.
                                           BICC CABLES CORPORATION

                                           By:
                                              --------------------------
                                           Name:
                                           Title:

                                   SCHEDULE 6
                                     PART 4
                          FORM OF TAX DEED OF COVENANT

THIS TAX DEED OF COVENANT (the DEED) is made on ___________, 1999 BETWEEN:

  (1) BICC CABLES CORPORATION, a company incorporated in Delaware, the United States, whose principal place of business is at One Crosfield Avenue, West Nyack, NY;

       (1a) PYROTENAX USA INC. (together with BICC Cables Corporation, the US VENDOR), a company incorporated in Delaware, the United States;

  (2) BICC CABLES CANADA INC. (the CANADIAN VENDOR), a company incorporated under the laws of Canada, whose principal place of business is at 265 Yorkland Blvd., Suite 500, North York, Ontario M2J 155;

  (3) BICC PLC (the VENDORS' GUARANTOR:), a company incorporated in England and Wales, whose registered office is at Devonshire House, Mayfair Place, London W18 5FA;

  (4) GK TECHNOLOGIES, INCORPORATED (the US PURCHASER), a company incorporated in New Jersey, the United States, whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076;

  (5) GK TECHNOLOGIES, INCORPORATED (the CANADIAN PURCHASER), a company incorporated in New Jersey, the United States, whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076; and

  (6) GENERAL CABLE CORPORATION (the PURCHASERS' GUARANTOR), a company incorporated in Delaware, the United States, whose principal place of business is at 4 Tesseneer Drive, Highland Heights, KY 41076.

       WHEREAS this Deed is entered into pursuant to the provisions of an Agreement dated _______________, 1999 and made by and between the parties set forth above (the AGREEMENT).

IT IS AGREED as follows:

1.     INTERPRETATION

       In this Deed , including Exhibit A attached hereto, the headings shall not affect its interpretation and:

1.1 words and expressions defined in the Agreement shall have the same meaning wherever used in this Deed and the provisions of Sections 1.2 and
       1.5 of the Agreement shall be deemed to be incorporated in this Deed;
1.2     the following expressions bear the following meanings namely:

       "CLAIM" includes any liability to make a payment of Taxes and any notice, demand, assessment, letter or other document issued by or for any Governmental Authority indicating that any Purchaser is or may be placed or sought to be placed under a liability to make a payment of Taxes;

       "LIEN" means any mortgage, lien, charge, restriction, pledge, security interest, option, easement, encroachment or encumbrance;

       "TRANSACTION" includes any transaction, circumstance, act or event of whatever nature;

1.3 references to "PROFITS" include income, profits or gains (including capital gains) and references to profits earned, accrued or received include profits deemed to have been or treated as earned, accrued or received for Tax purposes.

2.   REPRESENTATIONS OF US VENDOR

2.1 Subject as hereinafter provided or disclosed on Exhibit A attached hereto, the US Vendor hereby represents to the US Purchaser that:

         (a) There are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon the Acquired Assets. All Taxes which US Vendor is required by Law to withhold or collect, including sales and use Taxes, and amounts required to be withheld for Taxes of employees and other withholding Taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.

         (b) The US Vendor is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

         (c) The US Vendor has filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes currently owed by the US Vendor (whether or not shown on any Tax Return have been paid or provision for which has been made. The US Vendor has never received notice by a Taxing authority in a jurisdiction for which no material Tax Return has been filed that it is or may be subject to Tax by or in that jurisdiction.

         (d) There is no material dispute or claim concerning any Tax liability of the US Vendor either (A) claimed or raised by any Governmental Authority in writing or (B) as to which the US Vendor has knowledge.

         (e) The US Vendor has not waived any statute of limitations in respect of Taxes nor agreed to any extension of time with respect to a Tax liability or deficiency.

         (f) The US Vendor has not made and is not obligated to make any payment that will not be deductible under Section 280G of the Code.

3.     REPRESENTATIONS OF THE CANADIAN VENDOR

3.1 Subject as hereinafter provided or disclosed on Exhibit A attached hereto, the Canadian Vendor represents to the Canadian Purchaser:

         (a) The Canadian Vendor has duly and timely filed with the appropriate Governmental Authority all Tax Returns required to be filed by it and has duly completed and correctly reported all income required to be reported thereon in all material respects;

         (b) The Canadian Vendor has duly and timely paid all Taxes, including all installments on account of Taxes for the current year, that are due and payable by it.

         (c) The Canadian Federal and provincial income and capital Tax liabilities of the Canadian Vendor have been assessed by the relevant Governmental Authority and notices of assessment or notifications that no Tax is payable have been issued to it by the relevant Governmental Authorities prior to 1997.

         (d) There are no actions, suits, proceedings, investigations, audits or claims now pending or, to the knowledge of the Canadian Vendor or the Vendors' Guarantor, threatened against the Canadian Vendor in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

         (e) The Canadian Vendor has duly and timely withheld from any amounts paid or credited by it to or for the account or benefit of any Person, including, without limitation, any of its employees, officers and directors and any non-resident Person, the amount of all Taxes and other deductions required by applicable Law to be withheld from any such amount, and has duly and timely remitted the same to the appropriate Governmental Authority.

         (f) The Canadian Vendor is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services Tax and harmonized sales Tax and under Division I of Chapter VIII of Title I of the Quebec Sales Tax Act with respect to the Quebec sales Tax, and its registration numbers are 87399 2842RT and 10188220737, respectively.

         (g) The Canadian Vendor has not filed any elections, designations or similar filings for purposes of the Income Tax Act (Canada) or any relevant provincial Tax statute that would affect any of the Canadian Assets.

         (h) The Canadian Vendor is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

4.   COOPERATION.

4.1 Each of the Vendors shall make available to the Relevant Purchaser, such records as such Relevant Purchaser may reasonably require for the preparation of any Tax Returns or other similar reports or forms required to be filed by such Relevant Purchaser and such records as the Relevant Purchaser may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or any other report or form.

4.2 Each of the Relevant Purchasers shall make available to the Vendors, such records as such Vendor may reasonably require for the preparation of any Tax Returns or other similar reports or forms required to be filed by such Vendor and such records as the Vendor may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or any other report or form.

5. BULK SALES. The Relevant Vendor shall use reasonable commercial efforts to comply with the Laws of any jurisdiction relating to the bulk sale or transfer of assets for Tax purposes that may be applicable to the transfer of the U.S. Assets or the Canadian Assets, as the case may be, as soon as practicable after the date hereof, and the Relevant Vendor shall indemnify the Relevant Purchaser from any Losses to such Relevant Purchaser resulting from any noncompliance in accordance with Section 7 of this Deed.

6.   CANADIAN ELECTIONS.

6.1 GST ELECTION. The Canadian Vendor and the Relevant Purchaser shall jointly elect under subsection 167(l) of Part IX of the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged Tax, that no Tax be payable with respect to the sale and purchase of the Canadian Assets pursuant to this Agreement. The Canadian Vendor and the Canadian Purchaser shall make such election in the prescribed form containing prescribed information pursuant such Laws and the Canadian Purchaser shall file the joint election in compliance with the requirements of the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged Tax.

6.2 ELECTION. The Canadian Vendor and the Canadian Purchaser shall jointly elect in prescribed form to have section 22 of the Income Tax Act (Canada) apply to the sale of the Accounts Receivable by the Canadian Vendor to the Canadian Purchaser.

7.   INDEMNIFICATION.

7.1 BREACHES OF REPRESENTATIONS AND COVENANTS. Subject to the provisions set forth in Section 9, the US Vendor and the Canadian Vendor (as is applicable "COVENANTOR") agree to indemnify the US Purchaser and the Canadian Purchaser, respectively, against, and agree to hold harmless from, any and all Losses incurred or suffered by them arising out of or in connection with any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by the relevant Covenantor in this Tax Deed of Covenant set forth in Sections 2, 3, 4 and 5; or

     (b) any breach of or failure by the relevant Covenantor to perform any of its covenants or obligations set forth in this Tax Deed of Covenant.

7.2 EXCLUSIONS FROM INDEMNIFICATION. For the avoidance of doubt, this Section 7 shall not cover any Tax liability by reference to any profits earned, accrued or received after Closing or in respect of or arising from any Transaction effected or deemed to have been effected after Closing (except to the extent that such item is properly accounted for in Tax periods ending on or prior to Closing).

8. PRORATION OF REAL ESTATE TAXES. All real estate, personal property and ad valorem Taxes relating to the US Assets and the Canadian Assets which shall have accrued and become payable prior to Closing shall be paid by the US Vendor and the Canadian Vendor, respectively. All such Taxes which shall be accrued but unpaid shall be prorated to Closing; provided, however, that the parties hereby agree to promptly make appropriate payments which are required to adjust the prorations to reflect the actual amount of such Taxes payable when such amount is determined by the appropriate Governmental Authority. In connection with the proration of Taxes, in the event that actual Tax figures are not available at Closing, proration of Taxes shall be based upon 105% of the actual Taxes for the preceding year for which actual Tax figures are available. The amount due one party as the result of such proration shall be paid to the other party at Closing.

9.   EXCLUSIONS

9.1 Neither the US Vendor nor the Canadian Vendor shall be liable under Section 7 above, respectively:

         (a) in respect of any Tax liability to the extent that adequate provision or reserve for such Tax liability was made in the Net Asset Statement or to the extent that such Tax liability was discharged prior to Closing; or

         (b) to the extent that such Tax liability arises or is increased as a consequence of any change in the accounting policy or practice adopted by the Relevant Purchaser after Closing (except with respect to any change made to correct any erroneous or improper historic Tax accounting policies or practices, if any, of the Relevant Vendor); or

         (c) to the extent that the liability would not have arisen but for or is increased by a Transaction effected by the Covenantor prior to Closing at the request or with the approval of the Relevant Purchaser; or

         (d) to the extent that recovery has been made in respect of the same subject matter under the Agreement and any payment made by (or procured by) the Covenantor under this Deed shall reduce by that amount any claim in respect of the same subject matter by the Relevant Purchaser under the Agreement.

9.2 The provisions of Section 2.3 of the Agreement shall have effect as if expressly incorporated in this Deed and in the case of conflict between the provisions of the Agreement and this Deed, this Deed shall prevail.

10.  CLAIMS

10.1 If the Relevant Purchaser becomes aware after Closing of any Claim which could give rise to a liability of a Covenantor under this Deed, the Relevant Purchaser shall procure that notice thereof is given as soon as reasonably practicable to the Covenantor in the manner hereinafter provided. As regards any such Claim, the Covenantor shall be entitled at its own expense in its absolute discretion to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such Claim and any adjudication in respect thereof in the name of and on behalf of the Relevant Purchaser concerned, or to require the Relevant Purchaser concerned to take any such action. Notwithstanding the foregoing, however, the Covenantor shall allow the Relevant Purchaser reasonable opportunity to participate in any such proceedings, negotiations or appeal. The Covenantor shall also have the right at its own expense in its absolute discretion to conduct or direct the conduct of any related proceedings, negotiations or appeals.

10.2 The Relevant Purchaser will not, without the written consent of the Covenantor, compromise or settle any Claim or agree any matter which may affect the outcome of any dispute or negotiation with any Tax authority in relation to a Claim which may result in a liability under this Deed.

10.3 The Relevant Purchaser will give all such information and assistance as the Covenantor or its professional advisers reasonably request, including access to premises and personnel, and the right to examine and copy any accounts, documents and records, for the purpose of Section 10.1 above, limited in scope to the subject matter of the Claim. The Covenantor agrees to keep all such information confidential and only to use it for such purpose.

11.  DUE DATE FOR PAYMENT

11.1   The due date for payment under this Section 11 shall be as follows:

         (a) where a liability of the Covenantor under Section 7 arises from a liability of a Relevant Purchaser to make a payment of Taxes which has not at the date of the notice under Section 10.1 been made, no later than the date which falls ten (10) days prior to the latest date on which such Tax liability becomes payable to the relevant Governmental Authority in order to avoid a liability to interest or penalties accruing (and if such date falls on a Saturday or Sunday, the next Business Day).

         (b) in any other case, ten (10) days after service by the Relevant Purchaser of a notice containing a written demand in respect of the matter for which the Covenantor is liable.

11.2 The provisions of Section 19.10 of the Agreement are expressly incorporated herein by reference.

12.  RELEVANT PURCHASER'S INDEMNITY

12.1 The Relevant Purchaser hereby covenants with the Covenantor to pay to the Covenantor an amount equal to any Tax liability for which the Covenantor becomes liable in consequence of the failure by the Relevant Purchaser to discharge any Tax liability within a specified period or otherwise where such Tax liability arises in circumstances such that the Relevant Purchaser would not have been entitled to make a claim against the Covenantor under Section 7 of this Deed in respect of any Tax liability which has been the subject of a Claim by the Relevant Purchaser under this Deed which has been satisfied.

12.2 Any amount paid by the Relevant Purchaser to the Covenantor pursuant to this Section 12 shall be paid by way of adjustment to the Purchase Price under the terms of the Agreement.

13.  RECOVERY FROM THIRD PARTIES

     If the Covenantor has paid an amount in respect of any Tax liability under
     Section 11 hereof and the Relevant Purchaser is entitled at the due date for the making of that payment to recover from some other person any sum in respect of the Tax liability which has resulted in that payment becoming due from the Covenantor, or at some subsequent date becomes entitled to make such a recovery, then the Relevant Purchaser shall as soon as reasonably practicable notify the Covenantor of such entitlement and shall, if so requested by the Covenantor and subject to the Relevant Purchaser being indemnified to its reasonable satisfaction by the Covenantor against all losses (including additional Tax liabilities), costs, damages and expenses which may thereby be incurred, take all reasonable steps to enforce that recovery (keeping the Covenantor informed of the progress of any action taken) and shall account to the Covenantor for the whole of any unrestricted sum so recovered (including any interest or repayment supplement paid to the Relevant Purchaser on or in respect thereof) less any costs and expenses of recovery up to an amount not exceeding the amount of any such payment previously made by the Covenantor in respect of the Tax liability which resulted in payment by the Covenantor pursuant to Section 10.

14. SAVINGS AND OVER-PROVISIONS. The provisions of Section 2.3.7 of the Agreement are expressly incorporated herein by reference.

15.  WITHHOLDINGS AND DEDUCTIONS

15.1 All sums payable by the Covenantor to the Relevant Purchaser under this Deed shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever except as may be required by law.

15.2 If any deduction or withholding is made from any payment as contemplated in Section 15.1, the Covenantor shall supply to the Relevant Purchaser such official receipt, if any, or other evidence of payment to the relevant authority of the amount deducted or withheld and shall give all reasonable assistance to enable the Relevant Purchaser to receive a credit or refund or similar benefit by reason of the deduction or withholding as promptly as possible.

16.  MISCELLANEOUS

     The provisions of Section 19 (Other Provisions) of the Agreement shall apply mutatis mutandis to this Deed, replacing references to the Vendor by references to the Covenantor and references to the Agreement by references to this Deed and making any other necessary modifications.

17.  ILLEGALITY

     If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

     IN WITNESS WHEREOF this document has been duly executed as of the day and year first above written.

                                            BICC CABLES

                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            BICC CABLES CANADA INC.

                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            PYROTENAX USA INC.

                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            GK TECHNOLOGIES, INCORPORATED,
                                            IN ITS CAPACITY AS US PURCHASER AND
                                            CANADIAN PURCHASER

                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            GENERAL CABLE CORPORATION

                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                             EXHIBIT A TO BICC /
                                                             GENERAL CABLE TAX
                                                             DEED OF COVENANT

                      PART 1: REPRESENTATIONS OF US VENDOR.
                      -------------------------------------

DISCLOSURES FOR BICC CABLES CORPORATION

EXTENSIONS
----------

TAX YEAR                  TYPE                                 EXTENDED DATE
--------                  ----                                 -------------
12/31/94                  Federal Income Tax                   12/31/99
12/31/93                  Federal Income Tax                   12/31/99
12/31/94                  Federal Employment Tax               12/31/99
12/31/95                  Federal Employment Tax               12/31/99
To be provided            Illinois Sales and Use Tax           To be provided
1993-95                   New York State Income Tax            1/31/00

AUDITS
Federal                 IRS Income Tax                            Completed through 12/31/95
Federal                 Employment Tax Years 1994-1997            Open
Connecticut             Sales and Use Tax through 7/97            Protest filed 1/99
Illinois                Sales and Use Tax in Process              Open
New York State          Income Tax - Start date 4/6/99            Open (Years 1993-95)

TAX LIENS
---------
New York State                       Employment Tax Lien removed

STATES WITH INVENTORY AND PLANTS
--------------------------------
Connecticut                                        Plant and Inventory
NYS                                                Headquarters - inventory (Pyro US)
Massachusetts                                      Plant and Inventory
Tennessee                                          Plant and Inventory
Texas                                              Plant and Inventory
Illinois                                           Plant and Inventory
Indiana                                            Plant and Inventory
Arkansas                                           Plant and Inventory

TAX SHARING AGREEMENT WITH OTHER BICC, PLC COMPANIES IN US.
BICC CABLES CORPORATION FILES A CONSOLIDATED RETURN WITH OTHER
BICC, PLC COMPANIES IN THE US.

PROPERTY TAX
------------

Only issue is for Texas plant for consigned inventory of Reynolds metals. Taxing authority will allow rendition to include Reynolds consigned inventory. Claim in process for 1998 filing.

NON-FILING
----------

BICC Cables Corporation has registered in Michigan. We do not believe we have nexus in the state and therefore, have not filed returns. The state has not contacted us with regard to filing.

IRS AUDIT ISSUES

There are no carryover issues that will effect the assets purchased. Transfer pricing between the US - Canada and the US - UK was reviewed with no adjustments proposed.

Employment Tax issues relate to employee loans which will be resolved with the sale of the business.

                   PART 2: REPRESENTATIONS OF CANADIAN VENDOR.
                   -------------------------------------------

Appeal of British Columbia Social Service Tax Assessment dated September 10, 1998. The assessed amount of Tax has been paid.

Notice of Assessment from the Commencement of Quebec dated May 8, 1998 for 1996 payroll Taxes which is under discussion. The assessed amount of Tax has been paid.

                                   SCHEDULE 7

                               NET ASSET STATEMENT


1. The Net Asset Statement shall be prepared in accordance with UK GAAP prevalent as of December 31, 1998, excluding the impact of FRS 11 and on a basis consistent with the Combined Accounts and shall be drawn up in accordance with the provisions of Sections 2 and 3 below and, to the extent not inconsistent therewith:

         1.1 the accounting policies for the Operations as attached to the Combined Accounts and included in the Disclosure Letter; and to the extent not inconsistent therewith;

         1.2 the accounting policies and principles applied in the preparation of the audited accounts relating to the BICC Group for the period ended December 31, 1998, excluding the impact of FRS 11, and otherwise;

         1.3 in accordance with the accounting policies and principles generally accepted in the United Kingdom, excluding the impact of FRS 11 as in effect on December 31, 1998.

2. No account shall be taken of events taking place after Closing and regard shall only be had to information available to the parties to this Agreement at Closing.

3. The Net Asset Statement shall be expressed in pounds sterling. Amounts in other currencies shall be translated into sterling at the exchange rates specified in the Exchange Cross Rates Table published in the Financial Times, London Edition, on the Closing Date.

                                   SCHEDULE 8
      REPRESENTATIONS AND WARRANTIES GIVEN BY THE VENDORS UNDER SECTION 7.1

         Knowing that Purchasers rely thereon, the Vendors jointly and severally represent and warrant to the Purchasers as follows:

1.  AUTHORITY AND CAPACITY

         1.1 Each Vendor and the Vendors' Guarantor is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Each Vendor is duly qualified and registered to do business in each jurisdiction where such qualification or registration is required by applicable law except where the failure to be so qualified would not have a material adverse effect on the Operations or the financial condition or results of operations thereof. Except as set forth on the Disclosure Letter, neither Vendor has any Subsidiaries nor owns any securities of any corporation or any other interest in any person. Neither Vendor has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future equity or similar investment in or capital contribution to any other person.

         1.2 Subject to receipt of approval by Vendors' Guarantor's shareholders, each Vendor and the Vendors' Guarantor has the legal right and full power and authority to enter into and perform its obligations under this Agreement and the Tax Deed of Covenant and any other documents to be executed by such Vendor and the Vendors' Guarantor pursuant to or in connection with this Agreement.

         1.3 This Agreement and the Tax Deed of Covenant, and any other agreements executed or to be executed in connection herewith or therewith, will when duly executed, constitute legally valid and binding obligations of each of the Vendors and the Vendors' Guarantor which are party thereto, enforceable against each of the Vendors and the Vendors' Guarantor in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization and similar laws affecting generally the enforcement of rights of contracting parties and to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

         1.4 The execution and delivery of, and the performance by the Vendors of their obligations under, this Agreement and the Tax Deed of Covenant and any other documents to be executed by the Vendors pursuant to or in connection with this Agreement, and the execution and delivery of, and the performance by the Vendors' Guarantor of its obligations under this Agreement and any other documents to be executed by the Vendors' Guarantor, will not:

                  1.4.1 result in a violation of or default under of any provision of the articles of incorporation, bylaws and/or other charter documents of any Vendor or Vendors' Guarantor; or

                  1.4.2 result in a breach of any Judgment to which any Vendor is a party or by which any Vendor is bound; or


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                  1.4.3 constitute a violation of any Law that is applicable to either Vendor or their respective businesses or assets except where the violation would not have a material adverse effect on the Operations or on the financial condition or results of operations thereof or on the ability of the parties to consummate the transactions contemplated by this Agreement; or

                  1.4.4 Subject to the need to obtain any Third Party Consent, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract or result in the imposition of any Encumbrance upon any of the Acquired Assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Encumbrance would not have a material adverse effect on the Operations or on the financial condition or results of operations thereof, or on the ability of the parties to consummate the transactions contemplated by this Agreement. Except in regards to the HSR Act or as disclosed in the Disclosure Letter, the Vendors do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the parties hereto to consummate the transactions contemplated by this Agreement, except where such authorization, consent or approval would not have a material adverse effect on the Operations or on the financial condition or results of operations thereof or on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

         1.5 Subject to receipt of approval by the shareholders of Vendors's Guarantor all corporate action required to be taken by the Vendors and Vendors' Guarantor validly and duly to authorize the execution and delivery of, and to exercise their rights and perform their obligations under, this Agreement, the Tax Deed of Covenant and any other documents to be executed by the Vendors or Vendors' Guarantor at the Closing pursuant to or in connection with this Agreement, have been duly taken or will have been duly taken before Closing.

2.  DISCLOSURE LETTER AND DATA ROOM; FULL DISCLOSURE

         2.1 To the knowledge of the Vendors, no representation or warranty made by the Vendors in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect.

         2.2 The Data Room has been collated by the Vendors in good faith.

3.  ACCOUNTS AND RECORDS

         3.1  COMBINED ACCOUNTS

                  The Combined Accounts:

                           (a) have been prepared on a basis consistent with the
accounting policies and principles set out in Section 1 (including Subsections 1.1, 1.2 and 1.3, but excluding Sections 2 and 3) of Schedule 7;



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                           (b) fairly present in all material respects the state
of affairs of the Operations as at the Balance Sheet Date for the financial year ended on that date.

         3.2  MANAGEMENT ACCOUNTS

                  The Management Accounts have been properly prepared in accordance with the principles set out in Section 1 (including Subsections 1.1, 1.2 and 1.3, but excluding Sections 2 and 3) of Schedule 7.

         3.3  ACCOUNTING AND OTHER RECORDS

                  The statutory books and books of account and other records of whatsoever kind relating to the Operations are up-to-date and maintained in accordance with all applicable legal requirements on a proper and consistent basis and contain complete and accurate records of all matters required to be dealt with in such books. All such books and records and all other documents (including documents of title and copies of all subsisting agreements to which either Vendor is a party) are in the possession (or under the control) of the Canadian Vendor or the US Vendor, as applicable, and no notice or allegation that any is incorrect or should be rectified has been received.

         3.4  CHANGES SINCE BALANCE SHEET DATE

                  3.4.1 Since the Balance Sheet Date, the Operations have been carried on in the ordinary course, without any interruption or alteration in their nature, scope or manner and so as to maintain the same as a going concern.

                  3.4.2 Since the Balance Sheet Date, there has been no material adverse change in the Operations or on the financial condition or results of operations thereof.

                  3.4.3 Since the Balance Sheet Date, except in the ordinary course of business, neither Vendor has created or assumed any Encumbrance upon any of the Acquired Assets.

                  3.4.4 Except as set forth on the Disclosure Letter, since the Balance Sheet Date and prior to the date of this Agreement, neither Vendor has taken any action that would have required the consent of the Purchasers pursuant to Section 5.2.1(b), (c), (d), (e) or (f) of the Agreement.

4.  LEGAL MATTERS

         No reference to any law or Licence (howsoever expressed) in Section 4.1 or 4.2 below shall be deemed to include a reference (directly or indirectly) to any Environmental Laws (as defined in Schedule 16), and it is expressly acknowledged that no representation or warranty is given by or on behalf of the Vendors in this Agreement or otherwise in respect of any Environmental Laws except as provided in Schedule 16.


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



         4.1  COMPLIANCE WITH LAWS

                  The Operations and the ownership, possession and use of the assets of each Vendor currently comply with all applicable Laws except where such non-compliance would not have a material adverse effect on the Operations or on the financial condition or the results of operations thereof. Neither Vendor is in violation of their respective articles of incorporation, by-laws or other charter documents. Except as described in the Disclosure Letter, there is no investigation or inquiry by any Governmental Authority, or Judgment outstanding or to the knowledge of the Vendors, threatened against either Vendor, or any person for whose acts or defaults they may be vicariously liable which would have a material adverse effect upon the Operations or on the financial condition or the result of operations thereof, nor has any notice or other communication (official or otherwise) from any Governmental Authority been issued with respect to an alleged actual or potential violation and/or failure to comply with any such applicable Law, or requiring it/them to take or omit any action which would have a material adverse effect on the Operations or on the financial condition or the results of operations thereof and neither Vendor is aware of any circumstances which are likely to give rise to any such investigation or inquiry.

         4.2  PERMITS AND CONSENTS

                  Nothing in this Section 4.2 applies to Permits of Intangible Property rights (including Software) or environmental Licenses.

                  4.2.1 All material Third Party Consents which are necessary for the transfer to a Relevant Purchaser of the Operations or any part thereof or the entry into or completion of this Agreement are listed in the Disclosure Letter and have been obtained (other than those still required, details of which are set out in the Disclosure Letter).


                  4.2.2(a) All material Permits necessary for carrying on the Operations as and where now carried on have been obtained, are in full force and effect and have been and are being complied with in all material respects;

                           (b) neither Vendor is aware of any reason why any of
such Permits should be suspended, threatened or revoked;


                           (c) all such Permits which are material to the
Operations are listed on the Disclosure Letter, and true and correct copies of all such material Permits have been made available to the Purchasers.

         4.3  LITIGATION

                  4.3.1 Except as described in the Disclosure Letter, no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of either Vendor, threatened by or against either Vendor at any time since January 1, 1997 which if determined adversely to the

Vendors would have a material adverse effect on the Operations or the financial condition or results of operations thereof.

                  4.3.2 Except as described in the Disclosure Letter, as at the date hereof, neither Vendor (or any person for whose acts or defaults either Vendor may be vicariously liable) is involved whether as plaintiff or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of business) which is material to the Operations or the financial condition or results of operations thereof and, so far as either Vendor is aware, no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration is pending or threatened by or against either Vendor (or any person for whose acts or defaults either Vendor may be vicariously liable).

                  4.3.3 As at the date hereof, so far as the Vendors are aware, there are no investigations, disciplinary proceedings or other circumstances likely to lead to any such material claim or legal action, proceeding, suit, litigation, prosecution, investigation, inquiry or arbitration described in
Section 4.3.2.

         4.4  ENVIRONMENTAL LIABILITY

                  The only environmental Warranties relating to the Operations are contained in Section 2 of Schedule 16.

         4.5  INSOLVENCY

                  4.5.1 No order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributories) of either Vendor, and there are no cases or proceedings under any applicable insolvency, reorganization or similar laws in any jurisdiction concerning either Vendor, and, so far as the Vendors are aware, no events have occurred which, under applicable laws, would justify any such cases or proceedings.

                  4.5.2 No petition has been presented or other proceedings have been commenced by or against (i.e., voluntarily or involuntarily) either Vendor for an administration order to be made (or any other order to be made by which, during the period it is in force, the affairs, business and assets of the company concerned, are managed by a person appointed for the purpose by a court or other Governmental Authority) in relation to either Vendor in relation to the Operations, nor has any such order been made.

                  4.5.3 No receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of either Vendor or in respect of any of the Acquired Assets and, so far as either Vendor is aware, no step has been taken for or with a view to the appointment of such a person.

                  4.5.4 Neither Vendor is insolvent or unable to pay its debts as they become due.

5.  TRADING AND CONTRACTUAL ARRANGEMENTS

         5.1  CAPITAL COMMITMENTS

                  Except as set forth in the Disclosure Letter, there are no material capital commitments entered into or proposed by or on behalf of the US Vendor or the Canadian Vendor other than as set forth in the capital budgets. For these purposes, a material commitment is one involving capital expenditure of over $400,000.

         5.2  ARRANGEMENTS WITH RELATED PERSONS ETC.

                  5.2.1 Except as described in the Disclosure Letter, there is no indebtedness (actual or contingent) nor any indemnity, guarantee or security arrangement between or among either Vendor, any member of the Vendors' Group, any officer, Senior Employees or director of either Vendor or any husband or wife of such persons.

                  5.2.2 Except as described in the Disclosure Letter, or for Contracts, arrangements or understandings related to compensation or employment, neither Vendor nor any member of the Vendors' Group is party to any Contract, arrangement or understanding with any officer, Senior Employee or director of either Vendor or any husband or wife of such persons, or in which any such person as aforesaid is interested (whether directly or indirectly), other than on normal commercial terms in the ordinary course of business.

                  5.2.3 There are no existing Contracts or arrangements with a value in excess of $500,000, per annum between or involving either Vendor and any member of the Vendors' Group other than in the ordinary course of business.

         5.3  CONTRACTS

                  5.3.1 Section 5.3.1 of the Disclosure Letter lists the following types of Contracts to which either Vendor is a party and which relate to the Operations (MATERIAL CONTRACTS):

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $1,000,000 (one million dollars), per annum;

         (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve consideration in excess of $2,500,000 (two million five hundred thousand dollars;

         (c)      any agreement concerning a partnership or joint venture;



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


         (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $1,000,000 (one million dollars), including any capitalized lease obligation under which it has imposed a security interest on the Acquired Assets; and

         (e) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $2,500,000 (two million five hundred thousand dollars) other than customer contracts or distribution agreements, the performance of which involves consideration in excess of $7,500,000 (seven million five hundred thousand dollars).

                  The Vendors have delivered to the Purchaser a correct and complete copy of each written agreement listed in Section 5.3.1 of the Disclosure Letter (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 5.3.1 of the Disclosure Letter.

                  5.3.2 With respect to each Material Contract (i) neither Vendor is in material breach or default, and to the knowledge of the Vendors, no other party is in breach or default and (ii) no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement.

                  5.3.3 Except as set forth on the Disclosure Letter, neither Vendor is party to any unusual, long-term or onerous commitments, contracts or arrangements and any such not wholly on an arm's length basis in the ordinary course of business. For the purposes of this representation and warranty, a long-term commitment, contract or arrangement is one which is incapable of termination without cause by either Vendor on 180 days' notice or less.

                  5.3.4 Except as set forth in the Disclosure Letter, neither Vendor is party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement or any agreement or arrangement which restricts its freedom to carry on its business as currently carried on in any part of the world in such manner as it thinks fit so as to have a material adverse effect on the relevant Operations.

6.  EMPLOYEES

         6.1  GENERAL

                  6.1.1 There are no persons employed by the US Vendor or by the Canadian Vendor as of the date hereof other than the Employees identified in the Disclosure Letter.

                  6.1.2 The Disclosure Letter contains and sets forth a complete list of the following items as of the date of this Agreement:

                           (a) The details, numbers and categories of Employees
at each facility.


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


                           (b) A list of all persons working at each facility
who are independent contractors, leased employees, consultants or who otherwise perform work at any facility.

                           (c) A list and summary, including status, of all
pending grievances brought or filed by individual Employees or a labor union or organization.

                           (d) A list and summary, including status, of all
outstanding demands for arbitration brought or filed by individual Employees or a labor union or organization.

                           (e) A list of all outstanding workers' compensation
claims and their anticipated valuation and/or reserve amounts.

                           (f) A list of all outstanding hearing loss claims and
their anticipated valuation and/or reserve amounts.

                           (g) A list and summary, including status, of all
pending investigations or on-going audits by any local, state/province or federal/national agencies of any facility, including, without limitations, claims related to safety, employment discrimination, unfair labor practices, affirmative action, compensation, benefits or EEO-1 compliance.

                           (h) A list of all Collective Bargaining Agreements
between US Vendor and Canadian Vendor and the labor unions or organizations that represent Employees.

                           (i) A list of all written agreements between US
Vendor or Canadian Vendor and any of their respective labor/labour unions which might interpret or change the plain language of any Collective Bargaining Agreement.

                           (j) A list of all known current organizing efforts by
any labor organization or union of the Employees of any of US Vendor's and Canadian Vendor's facilities, including inter-union jurisdictional disputes.

                           (k) A list of all employees, by facility, who have
been laid-off or separated from employment due to economic conditions during the six (6) months prior to the date of this Agreement.

                  6.1.3 Except as disclosed in the Disclosure Letter, the Vendor's facilities have been and are being operated in compliance with all Laws relating to Employees, including, without limitation, employment standards, occupational health and safety, pay equity and human rights, document and record retention, except where the failure to be in compliance would not have a material adverse effect on the Operations or the financial condition or results of operations thereof.

                  6.1.4 There are no employment Contracts relating to Continuing Employees except those which have been reduced to writing and provided to Purchaser on or before the date hereof (or described in the Disclosure Letter).

                  6.1.5 All written individual Contracts of employment have been disclosed to the Purchaser in the Disclosure Letter.

                  6.1.6 Neither the US Vendor nor the Canadian Vendor is party to any contractual arrangement to make material changes to remuneration or other benefits or other terms of employment or to establish any new bonus arrangements for the Employees, except as stated in the Collective Bargaining Agreements identified in the Disclosure Letter or in the employment Contracts listed in
Schedule 12 Section 1.1, of the Disclosure Letter.

                  6.1.7 All current assessments under the Workplace, Safety and Insurance Act (Ontario), the Workers' Health and Safety Commission (CSST) (Quebec) and the Saskatchewan Workers' Compensation Act in relation to the Canadian Vendor have been paid or accrued and the Canadian Vendor has not been subject to any special or penalty assessment under such legislation which has not been paid.

                  6.1.8 There are no claims or complaints, except those set forth in the Disclosure Letter, nor, to the knowledge of the Vendors, are there any threatened claims or complaints, against the Vendors, before any employment standards branch, pay equity, human or civil rights tribunal in the United States or Canada. To the knowledge of the Vendors nothing has occurred which might lead to a complaint against the Vendors, under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements which place any obligation upon the Vendors to deal or refrain from doing any act, except as set forth in the Disclosure Letter.

         6.2      TERMINATION OF EMPLOYMENT

                  6.2.1 There are no claims outstanding on the date of this Agreement related to breach of contract of service, termination or severance obligations (either statutory or at common law), compensation for dismissal (either wrongful or constructive), equal pay, sex, race, disability or other discrimination with respect to any of the individuals identified on Schedule 11 of this Agreement or the Employment Letter.

                  6.2.2 As of the date of this Agreement, and except as stated in Schedule 11 and the Employment Letter, no Senior Employee has given to a Vendor or received from a Vendor notice terminating his employment or engagement.

                  6.2.3 No Liability which remains undischarged as of the date of this Agreement has been incurred by the US Vendor or the Canadian Vendor for breach of any contract of service or for termination or separation payments or for compensation for dismissal (wrongful or constructive), equal pay, sex, race, disability or other discrimination or failure to comply with any order for the reinstatement or re-engagement of any of the Continuing Employees.

         6.3      DISCLOSURES OF EMPLOYMENT TAXES, EMPLOYEE LOANS AND
                  COMPENSATION

                  6.3.1 The Vendors have paid to the appropriate authorities all Taxes, statutorily required payroll withholdings, and other contributions and charges due and payable in respect of the


                                       99
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Employees in respect of their employment by the US Vendor and the Canadian
Vendor up to Closing or such amounts have been or will be accrued for in the Net Asset Statement.

                  6.3.2 Particulars of all loans made by the Vendors to Continuing Employees which are in excess of $15,000 and which shall remain outstanding at Closing, together with sums owed by the Vendors to any Employee (other than remuneration and other contractual or customary benefits) which are in excess of $15,000 are disclosed in the Disclosure Letter.

                  6.3.3 There are no accrued wages, overtime, bonuses, accrued vacation or sales commissions owed to any Continuing Employee, other than those which may be owing for the pay or payment period immediately preceding the Closing; such payments to be made by Vendors, except as provided in Schedule 12 of the Agreement.

         6.4      PAYMENTS ON TERMINATION

                  6.4.1 All outstanding separation agreements, termination agreements or settlement agreements, any obligations therein, or obligations to pay termination or severance pay pursuant to any such agreements or statute, common law or otherwise, which arises with respect to services provided prior to Closing (other than those identified on Schedules 11 or 12 or in the Employment Letter) are Excluded Liabilities.

                  6.4.2 Without limiting Paragraph 6.4.1, Vendors shall also be responsible for any and all payments arising out of the special performance letters dated August 20, 1998, and August 24, 1998, concerning Anthony Cutri, Joseph DeBolt, William Fike, Linda Ermelin, Robert Jamieson.

                  6.4.3 There are no breaches and/or terminations of any contracts with leased or contingent employees, independent contractors, consultants or persons who provide labor, but who are the employees of any third party entity, who perform work at any facility, other than those listed in the Disclosure Letter.

                  6.4.4 Within the period of one year preceding the date hereof neither Vendor in relation to the Operations has been obliged by statute to give notice of terminations to a relevant authority or started consultations with any Employee representative body relating to any such termination.

         6.5      COLLECTIVE BARGAINING RELATIONSHIPS

                  6.5.1 Vendors have fully complied with all of their obligations to bargain with the appropriate unions over the effects of the transactions contemplated by this Agreement.

                  6.5.2 There are no outstanding labour tribunal, Saskatchewan Labour Relations Board, Quebec Labour Court and/or Quebec Labour Commissioner, Ontario Labour Relations Board proceedings or United States National Labor Relations Board proceedings or proceedings before the labor relations board of any state within the United States of any kind, including, without limitations, any unfair labor practice, enforcement or compliance proceedings or proceedings which could result in certification of a trade union as bargaining agent or collective bargaining representative for any


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Employees or dependant contractors of the Vendors not already covered by the
Collective Bargaining Agreements identified in the Disclosure Letter.

                  6.5.3 There are no strikes or lockouts, as these terms are defined under both United States labor law and Canadian labour law. Neither Vendor has any unresolved grievances or pending arbitration matters, other than those listed on the Disclosure Letter.

                  6.5.4 To the knowledge of the Vendors there are no labor/labour problems that might materially affect the value of the facilities or the Purchaser's ability to operate any facility after the Closing.

         6.6  PENSIONS AND OTHER EMPLOYEE BENEFITS

                  6.6.1  Employee Benefit Arrangements

                  All of the Employee Benefit Arrangements in which the US Vendor and/or the Canadian Vendor have entered into, participate, or have liability for, are listed in Disclosure Letter and are expressly identified therein as between the US Vendor and the Canadian Vendor, as applicable.

                  6.6.2  Disclosure

                  With respect to Employee Benefit Arrangement assumed by Purchasers, current and complete copies of all written Employee Benefit Arrangements or, where oral, written summaries of the material terms thereof, have been provided or made available to the Purchasers together with current and complete copies of all documents relating to the Employee Benefit Arrangements, including, without limitation, as applicable, (i) all documents establishing, creating or amending any Employee Benefit Arrangement; (ii) all trust agreements, insurance contracts and investment management agreements; (iii) all Form 5500 financial statements and accounting statements and reports, and investment reports for each of the last three (3) years and the three (3) most recent actuarial reports, if applicable (iv) all reports, returns, filings and material correspondence with any Government Authority in the last three (3) years; and (v) all booklets, summaries or manuals prepared for or circulated to, and written communications of a general nature to Employees concerning any Employee Benefit Arrangements.

                  6.6.3  Regulation

                  All of the Vendors' Employee Benefit Arrangements to be assumed by US Purchaser are, and have been, operated in material compliance with their provisions and with all applicable laws including, without limitation, ERISA and the Code and the regulations and rulings thereunder. To the US Vendor's knowledge all fiduciaries of such Employee Benefit Arrangements have materially complied with the provisions of such Employee Benefit Arrangements to be assumed by the US Purchaser and with all applicable laws including ERISA and the Code and the regulations and rulings thereunder. All of the Canadian Vendor's Employee Benefit Arrangements are, and have been established, registered, qualified, administered and operated in material compliance with all applicable Canadian Laws.


                                      101
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                  6.6.4  Claims

                  With respect to Employee Benefit Arrangements assumed by Purchasers, except as described in the Disclosure Letter, there are no pending actions, claims or lawsuits which have been asserted or instituted against any of the Employee Benefit Arrangements, the assets of any of the trusts under such Employee Benefits Arrangements, the sponsor, the administrator or against any fiduciary of any of the Employee Benefits Arrangement (other than routine benefit claims) nor does US Vendor and/or Canadian Vendor have knowledge of facts which could form the basis for any such action, claim or lawsuit. Except as described in the Disclosure Letter, there are no investigations or audits by any Government Authority of any of Employee Benefit Arrangements to be assumed by Purchasers, any trusts under such Arrangement, the sponsor, the administrator or any fiduciary of any of Employee Benefit Arrangements which have been threatened or instituted nor do US Vendor and/or Canadian Vendor have knowledge of facts which could form the basis for any such investigation or audit. No event has occurred respecting any Employee Benefit Plan of the Canadian Vendor which would entitle any person without the consent of the Canadian Vendor to wind-up or terminate, in whole or in part any such Employee Benefit Arrangement or which could reasonably be expected to adversely affect the Tax status thereof.

                  6.6.5  Contributions/Benefit Obligations

                  All material obligations under the Employee Benefit Arrangements to be assumed by Purchasers (whether pursuant to the terms thereof or applicable law) have been satisfied, and there are no outstanding defaults or violations thereunder by the US Vendor or Canadian Vendor nor does either have any knowledge of any default or violation by any other party to any Employee Benefit Arrangements.

                  All contributions or premiums required to be paid to or in respect of each Employee Benefit Arrangement to be assumed by Purchasers have been paid in a timely fashion in accordance with the terms thereof and all applicable law, and no Taxes, penalties or fees are owing or eligible under any Employee Benefit Arrangements.

                  Except as noted in the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due under any Employee Benefit Arrangement, (ii) increase any benefits otherwise payable under any Employee Benefit Arrangement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent. Except as disclosed in the Disclosure Letter, no amendments to any Employee Benefit Arrangement of the Canadian Vendor has been made, nor have any improvements thereto been promised.

                  6.6.6  Funding

                  Except as noted in the Disclosure Letter, all Employee Benefit Arrangements to be assumed by Purchasers are fully funded on an ongoing basis and on a termination basis with respect to any benefit obligation accrued as of the date of this Agreement. US Vendor maintains a reserve adequate to satisfy timely claims made with respect to the Employee Benefit Arrangements that the US Purchaser is assuming, including, but not limited to, claims made under any Employee Benefit Arrangement which provides health and medical benefits for Employees and retired Employees.

                  6.6.7  Rights to Excess Assets/Reserves

                  US Vendor has an unqualified right with respect to any assets under any Employee Benefit Arrangement assumed by the US Purchaser which exceed accrued benefit obligations under such Employee Benefit Arrangement. US Vendor shall have an unqualified right with respect to any unused reserves held with respect to any Employee Benefit Arrangement assumed by the US Purchaser. Neither US Vendor nor Canadian Vendor has pledged or otherwise encumbered any excess assets or reserves except to the extent specifically permitted in the documents governing the appropriate Employee Benefit Arrangement. The Canadian Vendor has not received, nor applied for, any payment of surplus out of any Canadian Employee Benefit Arrangement except in accordance with applicable law nor have there been any improper transfers of assets from any Canadian Employee Benefit Arrangement to any other Canadian Employee Benefit Arrangement or otherwise, and the Canadian Vendor is entitled under the terms thereof and under applicable law and regulatory policy to fund employer contribution obligations out of the assets of any Canadian Employee Benefit Arrangement.

7.  INTENTIONALLY OMITTED

8.  ASSETS AND LIABILITIES

         8.1  TITLE

                  8.1.1 The US Vendor has good title to all of the US Assets and the Canadian Vendor has good title to all of the Canadian Assets, in each case other than Intangible Property and Real Property, free and clear of any Encumbrance, except for Encumbrances listed in Section 8.1.1 of the Disclosure Letter. The Acquired Assets constitute all of the assets that are necessary to conduct the Operations in substantially the same manner as such Operations are conducted as of the date hereof.

                  8.1.2 All Tangible Property of the Vendors is located at the offices or facilities of the Vendors, or the Vendors each have the full and unqualified right to require the return of any of its respective Tangible Property which is not located at its offices or facilities as soon as practical. The Acquired Assets other than Tangible Property are, where capable of possession, in the possession of or under the control of either Vendor, or either Vendor is entitled to take such possession or control as soon as practical.

         8.2  INSURANCE

                  The Disclosure Letter sets forth summary details of the insurances of the Vendors material to the Operations as on the date of this Agreement.



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


         8.3  TANGIBLE PROPERTY

                  All Tangible Property of the Vendors material to the Operations as currently conducted, wherever located, is in satisfactory working order, ordinary wear and tear excepted and having regard to the age of such Tangible Property, and have been properly maintained.

         8.4  INTANGIBLE PROPERTY

                  8.4.1 The US Vendor or the Canadian Vendor owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intangible Property which is necessary for the Operations as conducted. Subject to obtaining any Third Party Consents, each such item of Intangible Property (other than Software) owned or used by the US Vendor and Canadian Vendor immediately prior to Closing hereunder will be owned or available for use by the Purchasers on materially the same terms and conditions immediately subsequent to Closing hereunder, other than to the extent that the failure to own or use such Intellectual Property would not have a material adverse effect on the Operations or the financial condition or results of operations thereof. All fees regarding such Intangible Property due on or before Closing have been paid in full or are fully reserved on the Net Asset Statement.

                  8.4.2 (a) To the knowledge of the US Vendor and the Canadian Vendor, neither the US Vendor, the Canadian Vendor nor the Operations have interfered with, infringed upon or misappropriated any Intangible Property rights of third parties in any material respect.

                           (b) Neither the US Vendor, nor the Canadian Vendor
has knowledge of any facts or circumstances or has received any complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the US Vendor or the Canadian Vendor must license or refrain from using any Intangible Property that is included on the Acquired Assets rights of any third party). To the knowledge of the US Vendor and the Canadian Vendor, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intangible Property rights that are included in the Acquired Assets of the US Vendor or the Canadian Vendor in any material respect.

                  8.4.3 Schedule 15 of this agreement identifies:

                  (a) each patent (including issuing country, number, current assignee of record, title and issue date), each trademark and service mark registration (including issuing country, number, description of mark, current owner of record, classes of goods or services, and issue date), each unregistered trademark and service mark that is material to the Operations for which no application for registration is pending (including a description of the mark and the goods or services with which it is used) and each copyright registration (including issuing country, number, title or description of work, current owner of record and issue date) currently in effect, owned by the US Vendor or the Canadian Vendor and included in the Acquired Assets.

                  (b) each pending patent application (including country of filing, serial number, pending patent application (including country of filing, serial number, current owner of record, title and filing date), application for registration of a trademark or service mark (including country of filing,


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


serial number, description of mark, current owner of record, classes of goods or services, and filing date), which the US Vendor or Canadian Vendor has made with respect to any of their Intangible Property which is included in the Acquired Assets; and

                  (c) identifies each material license, agreement, or other permission which the US Vendor or the Canadian Vendor has granted to any third party with respect to any of the owned Intangible Property that is included in the Acquired Assets (together with any exceptions). The US Vendor and the Canadian Vendor have made available to Purchaser correct and complete copies of all such patents, registrations, applications, permits, agreements and permissions (as amended to date).

                  8.4.4 With respect to each item of Intangible Property that the US Vendor or the Canadian Vendor owns and which is included in the Acquired Assets, except as otherwise set forth in Schedule 15:

                           (a) the US Vendor or the Canadian Vendor possesses
all right, title, and interest in and to the item, free and clear of any Encumbrance, license, or other restriction;

                           (b) the item is not subject to any outstanding
injunction, Judgment, order, decree, or ruling;

                           (c) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the US Vendor or the Canadian Vendor, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (d) the US Vendor and the Canadian Vendor have not
agreed to indemnify any person for or against any interference infringement, misappropriation, or other conflict with respect to the item.

                  8.4.5(a) Schedule 15 identifies each item of Intangible Property that is included in the Acquired Assets and that is material to the Operations that any third party owns and that the US Vendor or the Canadian Vendor uses in the Operations pursuant to license, sublicense, agreement, or permission. The US Vendor and the Canadian Vendor have made available to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).

                           (b) With respect to each item of Intangible Property
required to be identified in Schedule 15:

                                 (i) the Vendors are not in material breach or
default under any such license, sublicense or agreement;

                                 (ii) to the knowledge of the US Vendor and the
Canadian Vendor, no party to the license, sublicense, agreement, or permission is in material breach or default,

                                 (iii) to the knowledge of the Vendors, no event
has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder; and

                                 (iv) the US Vendor and the Canadian Vendor have
not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  8.4.6 The US Vendor and the Canadian Vendor shall execute Assignments of their respectively-owned Intangible Property in the form set forth in Exhibit A to Schedule 15.

         8.5  INFORMATION TECHNOLOGY

                  Details of procedures for Year 2000 compliance of the Information Technology are disclosed on the Disclosure Letter and such procedures disclose the actual status of the Vendors' efforts with respect to addressing any Year 2000 issue, including identifying any Information Technology that is Year 2000 capable. For the purposes of this Section 8.5.1, INFORMATION TECHNOLOGY means all computer systems, communications systems, software, computer hardware and other similar information technology used in connection with or required to carry on the business of either Vendor (as they relate to the Operations).

9.  REAL PROPERTY

                  In no event shall the Vendors or the Vendors' Guarantor be liable for a breach of a Warranty contained in this Section 9 in the event that it is shown that the factual circumstances or matters which (a) give rise to the claim for a breach of a Warranty would be shown in a commitment to issue title insurance prepared by a nationally recognized title insurance company or on an accurate survey of the property in question and (b) shall not materially adversely interfere with the use of the Real Property in question as it is currently used.

         9.1  REAL PROPERTY

                  The Real Property included in this transaction is set out in
Schedule 1 and the particulars contained or referred to therein are true and correct.

         9.2  TITLE

                  The US Vendor or the Canadian Vendor, as the case may be, is the legal and beneficial owner or lessee, as the case may be, of the Real Property included in the Acquired Assets.

         9.3  RIGHTS AND EASEMENTS

                  All of the Vendor Owned Real Property has the benefit of such rights and easements which are necessary for the existing use of such Real Property. There are no easements which encroach upon any of the Improvements constructed or located on any of the Vendor Owned Real Property which materially adversely interfere with the Operations use of such Real Property.


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



The US Vendor and Canadian Vendor have such rights of entry and exit to and from the Real Property included in the Acquired Assets as are reasonably necessary to conduct their business upon such Real Property.

         9.4  PERFORMANCE OF OBLIGATIONS AFFECTING THE REAL PROPERTY

                  The US Vendor or the Canadian Vendor, as the case may be, has not received written notice of any material breach of any obligation, condition, restriction, agreement or statutory requirement affecting the Real Property included in the Acquired Assets, its occupation of such Real Property or the existing use thereof, and has no knowledge of any material breach of any obligation, condition, restriction, agreement or statutory requirement affecting such Real Property, its occupation of such Real Property or the existing use thereof.

         9.5  DISPUTES AND NOTICES

                  So far as the US Vendor or the Canadian Vendor, as the case may be, is aware, there are no outstanding disputes or notices, and neither Vendor has received written notices, of any outstanding disputes or notices affecting the Real Property included in the Acquired Assets which has or is reasonably likely to have a material adverse effect on the Operations conducted at such Real Property.

         9.6  USE

                  Neither the US Vendor nor the Canadian Vendor, as the case may be, has received written notice of, and the Vendors have no knowledge of any outstanding dispute as to the use of the Real Property included in the Acquired Assets or any current contravention of the relevant Laws (including, zoning, land use and planning Laws) or any alleged breach of applicable Laws which has or is reasonably likely to have a material adverse effect on the Operations carried out at such Real Property.

         9.7  LEASES

                  So far as either Vendor is aware:

                  9.7.1 there is no material breach of lease terms which are likely to adversely affect the business carried out at the Real Property included in the Acquired Assets; and

                  9.7.2 any principal rent payable in respect of the Real Property included in the Acquired Assets is not in the course of being reviewed other than on rent review terms provided in the relevant Lease and neither Vendor has received any written notice to the contrary.

         9.8  PROPERTY SUBJECT TO OCCUPATIONAL INTERESTS

                  There is no Vendor Owned Real Property which is subject to any lease or licence in favor of a third party.



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


         9.9  REAL PROPERTY

                  9.9.1 None of the Vendor Owned Real Property, nor the ownership, possession, occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law, and no notice, work order, directive, or threat from any lessor, Governmental Authority or other Person has been received by the US Vendor or the Canadian Vendor, as the case may be, or served upon any such Real Property claiming any violation of, or breach, default or liability under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alteration, installations or environmental remediation.

                  9.9.2 No casualty has occurred with respect to any of the Real Property included in the Acquired Assets within the last six (6) months which has had a material adverse effect on the use or operation of such Real Property.

                  9.9.3 To the knowledge of either Vendor, no proceedings are pending or threatened which would affect the zoning or use any of the Real Property included in the Acquired Assets.

                  9.9.4 All utilities, including water, gas, telephone, electricity, sanitary and storm sewers, are currently available to all of the Vendor Owned Real Property at normal and customary rates, and are adequate to serve such Real Property for each of the current operations and current use thereof by the US Vendor or the Canadian Company, as the case may be.

                  9.9.5 No person, firm, corporation or other entity, other than the US Vendor or the Canadian Vendor, as the case may be (or any Affiliate or Subsidiary thereof) has any right or option to acquire the Vendor Owned Real Property or any portion thereof which is owned by the US Vendor or the Canadian Vendor, as the case may be, or lease or occupy any portion thereof.

                  9.9.6 Neither Vendor has received written notice of any material breach of the applicable Vendor's obligations under any easements, covenants, reservations, restrictions or right-of-way agreements which affect the Vendor Owned Real Property.

                  9.9.7 Neither the US Vendor nor the Canadian Vendor, as the case may be, has received written notice from any Governmental Authority, any insurer, or any other party (i) that either the Real Property included in the Acquired Assets or the use or operation thereof is currently in violation of any Law and to the knowledge of the US Vendor or the Canadian Vendor, as the case may be, no such notice has been issued; (ii) that the US Vendor or the Canadian Vendor, as the case may be, is currently in violation or with the passage of time will be in violation of any Laws or the recommendations of any insurance carrier or board of fire underwriters affecting the Real Property included in the Acquired Assets or that any investigation has commenced or is contemplated regarding any such possible violation, or (iii) asserting that the US Vendor or the Canadian Vendor, as the case may be, is required to perform work at the Real Property included in the Acquired Assets and to our knowledge of the US Vendor or the Canadian Vendor, as the case may be, no such notices have been issued.

                  9.9.8 There are no persons other than the US Vendor or the Canadian Vendor, as the case may be, in possession of any portion of the Real Property included in the Acquired Assets or Improvements as lessees, tenants at sufferance or trespassers.

                  9.9.9 The leases described on Schedule 1 comprise all of the real property leases presently existing and each is in full force and effect as of date hereof in which the US Vendor or the Canadian Vendor, as the case may be, is a landlord or a tenant. None of the leases has been modified, altered, or amended in any respect, and neither the US Vendor nor the Canadian Vendor, as the case may be, has the right to cancel or terminate any lease, except as set forth in the Disclosure Letter. Neither the US Vendor nor the Canadian Vendor, as the case may be, has received any written notice that it is in default under any lease. Except as specified on Schedule 1, the US Vendor or the Canadian Vendor, as the case may be, is in possession of its respective premises. The US Vendor or the Canadian Vendor, as the case may be, does not have any offsets, defenses, claims or causes of actions against landlord arising out of matters occurring prior to Closing.

                           Within ten (10) business days from the date of this
Agreement, the US Vendor or the Canadian Vendor, as the case may be, shall request an estoppel certificate from the landlord thereof confirming, among other things that: (a) a true and correct copy of the lease is attached and that the Lease is in full force and effect, and has not been modified or amended in any respect whatsoever, except as specifically set forth; (b) the tenant is not in default under the lease; (c) the tenant has not prepaid any rent for a period of more than thirty (30) days from the date hereof; and (d) upon Closing, Landlord will and does hereby agree to recognize Purchaser as its tenant as successor to the tenant, said consent to be effective and self operative without the execution of any further instruments upon Purchaser's succeeding to the interest of tenant under the lease. The US Vendor or the Canadian Vendor, as the case may be, agrees: (x) to use commercially reasonable efforts to pursue, obtain and deliver such estoppel certificates to Purchaser on or prior to Closing and (y) to cooperate with Purchaser to permit Purchaser to participate in obtaining such certificates.

                  9.9.10 Neither the US Vendor nor the Canadian Vendor, as the case may be, shall take any action prior to Closing which would affect the current zoning classification of any of the Real Property included in the Acquired Assets.

                  9.9.11 Neither the air rights over the Vendor Owned Real Property nor any other "development rights" with respect to such Real Property have been assigned, transferred, leased or encumbered.

                  9.9.12 There are no property interests, buildings, structures, or other improvements that are owned or held by the US Vendor or the Canadian Vendor, as the case may be, and which are necessary or currently used for the Operations that are not being conveyed pursuant to the Agreement (e.g., adjacent parcels for parking, expansion, development and the like).


                  9.9.13 All accounts for work and services performed or materials placed or furnished upon or in respect of the construction and completion of any of the buildings, improvements or other structures constructed on the Vendor Owned Real Property have been fully paid and no one is entitled to claim an Encumbrance under the Construction Lien Act (Ontario) or other similar legislation for such work performed by or on behalf of the Canadian Vendor, and neither Vendor has received any notification of and neither has knowledge of, any outstanding or incomplete work orders in respect of any of the buildings, improvements or other structures constructed on the Real Property included in the Acquired Assets.

                  9.9.14 Neither Vendor has any knowledge of any expropriation or condemnation or similar proceeding pending or threatened against the Real Property included in the Acquired Assets or any part of such Real Property.

                  9.9.15 Each of the US Vendor and the Canadian Vendor, as the case may be, has good, marketable and insurable legal title in fee simple absolute to all of the Vendor Owned Real Property, free and clear of any Encumbrance except current property taxes accrued but not yet due and payable, subject to such other exceptions as do not materially and adversely affect the operations conducted at such Real Property.

10.  QUESTIONABLE PAYMENTS

         No current or former director, executive, officer, representative, agent or employee of either Vendor (when acting in such capacity or otherwise on behalf of either Vendor or any of their predecessors), has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977.

11.  COMPETITION ACT (CANADA)

         The Canadian Vendor, together with its affiliates, have assets in Canada that are less than $90 Million (Canadian) in aggregate value, determined as of such time and in such manner as is prescribed under the Competition Act (Canada) and its regulations and have gross revenues from sales in, from or into Canada, determined for such annual period and in such manner as is prescribed under such Act and its regulations, that are less than $155 Million (Canadian) in aggregate value.

                                   SCHEDULE 9
                         WARRANTIES FROM THE PURCHASERS

         Knowing that the Vendors rely thereon the Purchasers jointly and severally represent and warrant to the Vendors as follows:

1.  AUTHORITY AND CAPACITY

         1.1 Each Purchaser and the Purchaser's Guarantor is a corporation duly incorporated and validly existing under its respective laws of incorporation.

         1.2 Each Purchaser has the legal right and full power and authority to enter into and perform its obligations under this Agreement and any other agreement entered into pursuant to this Agreement and each such agreement when executed will constitute valid and binding obligations on the Purchaser, and/or each Relevant Purchaser (as the case may be) in accordance with their respective terms, subject to enforcement of remedies to applicable bankruptcy, insolvency, reorganization and similar laws generally affecting the enforcement of rights of contracting parties and to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

         1.3 The execution and delivery of, and the performance by each Purchaser of its respective obligations under, this Agreement and any other agreement entered into pursuant to this Agreement will not:

                           (a) result in a violation of or default under any
provision of the articles of incorporation and bylaws of either Purchaser; or

                           (b) result in a breach of any Judgment to which
either Purchaser is a party or by which either Purchaser is bound.

         1.4 All corporate action required to be taken by each Purchaser validly and duly to authorize the execution and delivery of, and to exercise its rights and perform its obligations under, this Agreement and any other agreement entered into pursuant to this Agreement has been duly taken or will have been duly taken before Closing.

         1.5 There are no proposals to terminate the employment of any Continuing Employees after the Closing, except those individuals identified in
Schedule 11, 11A, 11B or 11C, or to materially vary or amend terms and conditions of employment of any Continuing Employee (whether to their detriment or benefit), except as may be required by law or as contemplated by this Agreement. This provision, however, is not and shall not be construed as a guarantee that Purchaser will not make changes to personnel subsequent to the Closing.

         1.6 As at the date of this Agreement, no Senior Employee has given to Purchasers or has received from Purchasers a notice terminating his employment.

2.  FINANCING

         The Purchasers' Guarantor has entered into a definitive commitment letter and term sheet with The Chase Manhattan Bank and Chase Securities Inc. (collectively, CHASE), dated April 6, 1999, which, among other things, commits Chase to provide up to approximately $1,100,000,000 of senior secured financing (such commitment letter and term sheet, being the COMMITMENT). The Commitment has not been modified or amended in any respect (except as approved in writing by the Vendors' Guarantor) and is in full force and effect as of the date hereof and as of the Closing Date. Together with proceeds to be made available under the Commitment, the Purchasers' Guarantor has available, and will make available to each Purchaser and Relevant Purchaser (as defined in both the Agreement and the Non-North American Sale and Purchase Agreement), sufficient funds to pay the Purchase Price (as defined in both the Agreement and the Non-North American Sale and Purchase Agreement) and consummate the transactions contemplated pursuant to each such agreement in accordance with the terms and conditions thereof. Purchasers' Guarantor is not aware of any fact or circumstance which would prevent the financing described in the Commitment from being provided to the Purchaser.

3.  COMPETITION ACT (CANADA)

         The Canadian Purchaser, together with its affiliates, have assets in Canada that are less than $150 million (Canadian) in aggregate value, determined as of such time and in such manner as prescribed under the Competition Act (Canada) and its regulations and have gross revenues from sales in, from or into Canada, determined for such annual period and in such manner as is prescribed under such Act and its regulations, that are less than $100 million (Canadian) in aggregate value.

                                   SCHEDULE 10
                                     PART 1
                                 TRANSFER TAXES


         The Vendors shall pay, or procure payment of, all stamp and other transfer and registration Taxes and duties payable in respect of the sale and purchase of the Operations other than the costs of recording of the deeds and the related transfer taxes with respect to Real Property which shall be shared equally by the Vendors on the one hand and the Purchasers on the other hand.

         At the Closing, the Relevant Purchaser (to the extent that it is the appropriate party to execute such materials) shall execute and deliver to the Relevant Vendor exemption certificates as are reasonable and available at such time with respect to the Acquired Assets in a form that meets the legal requirements of any Governmental Authority in which such assets are located.

         The Vendors and Purchasers agree that prior to Closing they will in good faith attempt to reach an agreement regarding the value to be attributed to each parcel of Real Property which will be transferred under the Agreement. They further agree that in the event they are unable to reach such agreement with respect to any such parcel of Real Property, each such parcel as to which no agreement is reached will be deemed to have the value set forth below:

              Valuation of Real Property for Transfer Tax Purposes
              ----------------------------------------------------

UNITED STATES
-------------

Malvern, AR                            (pound)2,767,741
Willimantic, CT                        (pound)4,500,000
DuQuion, IL                            (pound)1,553,981
Indianapolis, IN                       (pound)  262,500
Marion, IN                             (pound)  763,791
S.  Hadley, MA                         (pound)1,367,513
Jackson, TN                            (pound)3,380,625
Scottsville, TX                        (pound)8,422,616

CANADA
------

La Malbaie, QU                         (pound)  731,250
St. Jerome, QU                         (pound)1,300,000
Trenton, ON                            (pound)  406,250

Moose Jaw, SAS                         (pound)  527,313

                                   SCHEDULE 11
                                    EMPLOYEES

         1.       EMPLOYEES COVERED BY COLLECTIVE BARGAINING AGREEMENTS

                  1.1 Effective at the Closing, the Purchasers shall (A) assume the obligations of the Vendors to the Employees who are represented by a labor union or organization and who are working under the terms of an applicable Collective Bargaining Agreement (UNION EMPLOYEES) and/or (B) accept the obligation to recognize and to bargain in good faith with the applicable labor unions or organizations to the extent required by law and (C) to make all Union Employees Continuing Employees.

                  1.2 Nothing in this Agreement provides any additional rights to the Union Employees, other than what already exists in their Collective Bargaining Agreements.

                  1.3 Vendors shall, prior to Closing, provide notice to all Union Employees of the transaction contemplated by this Agreement. Vendors will cooperate with Purchasers, including reasonable efforts prior to the Closing, to assist in the transition of labor relations, including, without limitation, meeting with Purchasers designated representatives to review applicable past practices and outstanding labor issues which may not appear in the applicable Collective Bargaining Agreements.

                  1.4 Vendors will fully comply with and comply to any and all obligations they have to bargaining with the labor union or organization which represents the Union Employees.

                  1.5 Nothing contained in this Agreement shall be interpreted as or explained to the Union Employees as a guarantee by Purchasers that after the Closing it will not affect the number of Union Employees at any facility or in the aggregate, or that Purchasers will not make changes to terms and conditions of employment, consistent with prevailing law.

                  1.6 Vendors shall discharge or provide on the Net Asset Statement all of their obligations to their former Union Employees, which were accrued prior to the Closing, regardless of whether they become Employees of Purchasers, including the payment of wages, salary, tax withholdings, bonuses, commissions, vacation or holiday pay or workers compensation or any other compensation except as provided in Schedule 12 of the Agreement. Payments relating to all Employment Benefit Arrangements shall be determined as stated in
Schedule 12.

                  1.7 As soon as practicable after Closing, Vendors shall deliver to the Purchasers either originals or copies (if originals no longer exist or are not under the US Vendor's custody or control) of all records in relation to Taxes arising out of the employment relationship and of any other documents or records (including, but not limited to, personnel records and files) which are relevant to the Continuing Employees.

         2.       EMPLOYEES NOT COVERED BY A COLLECTIVE BARGAINING AGREEMENT

                  2.1 As of the Closing, Purchaser agrees to make all Employees of the US Vendor at Closing, except those who are specifically designated in the Employment Letter as Employees who will not be offered a position of employment with Purchaser, Continuing Employees.

                  2.2 Purchasers expressly reserve the right to make changes in personnel subsequent to the Closing, so long as these decisions are consistent with any pre-existing Employment Agreements between Vendors and their former Employees, which Purchaser has agreed to assume, and applicable law.

                  2.3 Nothing contained in this Agreement shall be interpreted as a guarantee by Purchasers that after the Closing they will not affect the number of Employees at any facility or in the aggregate, or that Purchasers will not make changes to terms and conditions of employment, consistent with prevailing law.

                  2.4 Vendors shall discharge all of their obligations to their former Employees, which were accrued prior to Closing, regardless of whether they become Continuing Employees, including the payment of wages, salary, tax withholdings, bonuses, commissions, vacation or holiday pay or any workers compensation or any other compensation except as provided in Schedule 12 of the Agreement. Payments relating to all Employment Benefit Arrangements shall be determined as stated in Schedule 12.

         3.       SPECIAL CONDITIONS FOR IDENTIFIED EMPLOYEES

                  3.1 Purchasers shall have no obligation to any Employee who is specifically identified in the Employment Letter as not receiving a position of employment with Purchasers and such Employees shall not become a Continuing Employees and Purchasers shall have no obligation to compensate or make any payment to such Employee arising from his employment with Vendors or any termination arising therefrom, except as provided in Schedule 12 of the Agreement.

                  3.2 Notwithstanding Paragraph 3.1 of Schedule 11, Purchasers may provide the Employees identified in the Employment Letter with positions with Purchasers as consultants for a period not to exceed three (3) months. The time period for performing consulting services may be extended, in the sole discretion of Purchasers, but such extensions must be in writing. Such Employees shall not become Continuing Employees and Purchasers shall have no obligation to compensate or make any payment to the Employees, other than for services provided during the three (3) month contract period or longer period if extended.

                  3.3 Subject to compliance with Section 5.3. of the Agreement, Purchasers shall have the right, at any time subsequent to signing this Agreement and prior to Closing, to meet with any Employee of US Vendor for the purpose of discussing possible terms and conditions of employment between any particular Employee and Purchasers. Such discussions shall not affect the terms of any existing contract or cause or impose or result in any liability on Purchasers, or on Vendors.

                  3.4 Subsequent to Closing modifications to any existing employment agreement between a Continuing Employee and Vendors may only be executed by a duly authorized representative of Purchasers, and may not impose any additional obligation or liability on Vendors


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(including without limitation) under the individual employment contract or this
Agreement. Purchaser fully reserves the right to make personnel decisions respecting these Continuing Employees. Such discussions shall not affect the terms of any existing contract or cause or impose any liability on Purchaser, or on Vendors. Vendors shall, upon reasonable notice from Purchasers, cooperate to facilitate these discussions.

         4        ASSUMED LIABILITIES

                  4.1 Vendors shall calculate, as soon as practical following signing, the amount of legal entitlement and/or remuneration under the relevant individually negotiated employment contracts, side letters, and amendments, to those Employees listed in the Employment Letter who are specifically designated as receiving positions of employment (excluding any offered consulting positions) with Purchasers after Closing. Vendors will take due notice of Purchasers' reasonable representations with regard to the above-referenced calculations. Vendors will make available a pool of money to Purchasers in an amount equal to one-half of this amount to be used exclusively for the purpose of assisting Purchasers in convincing these designated Employees to accept employment with Purchasers. Vendors will pay Purchasers pursuant to this Paragraph 4.1 within five (5) days of receipt of evidence acceptable to Vendors that Purchasers have made a proper payment in accordance with the foregoing to the designated Employee.

                  4.2 Vendors shall also calculate, as soon as practical following signing, the amount of legal entitlements under all negotiated employment contracts, side letters, and amendments thereto potentially payable to those Employees listed in the Employment Letter as not receiving positions with the Purchasers.

                  4.3 Purchasers shall have the right to switch people between the lists in the Employment Letter but Vendors' total aggregate liability to Purchasers under Paragraph 4.1 of Schedule 11, and to the Employees who are not receiving positions with the Purchaser under their Employment Contracts under Paragraph 4.2 of Schedule 11 shall not increase as a result of such changes.

                  4.4 Any liability arising under the Workers Adjustment and Retraining Notification Act ("WARN") or any similar state, local or provincial law or regulation for events which arise on or after the Closing or resulting from the consummation of the transactions contemplated hereby shall be an Assumed Liability.

                  4.5 Purchaser shall assume the individual employment contracts of those Employees who are listed in the Employment Letter as receiving a position of employment with Purchaser. These individual employment contracts shall become Assumed Liabilities.

                  4.6 All workers' compensation claims and related expenses (including medical, legal and investigative) and hearing loss claims and related expenses (including medical, legal and investigative) arising prior to Closing are Excluded Liabilities.


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                                   SCHEDULE 12
                          EMPLOYEE BENEFIT ARRANGEMENTS


1.       US EMPLOYEES

1.1 ASSUMPTION OF EMPLOYEE BENEFIT ARRANGEMENTS Except for the Employee Benefit Arrangements listed at Section 1.1.7 below, as of the Closing Date the US Purchaser hereby assumes sponsorship of all Employee Benefit Arrangements of the US Vendor listed in Schedule 12 of the Disclosure Letter, and all responsibilities, obligations and liabilities with respect to, or arising under, such Employee Benefit Arrangements, including liabilities in connection with those arrangements relating to current and former Employees of the US Vendor whether arising before or after the Closing Date, shall be Assumed Liabilities of the Purchaser.

                  1.1.1 With respect to the BICC Cables Corporation 401(k) Savings Plan (the 401(K) PLAN), prior to the assumption of the 401(k) Plan by the US Purchaser pursuant to Section 1.1, the US Vendor shall transfer the assets and liabilities of the 401(k) Plan attributable to the accrued benefits of those Employees who will remain employed at the corporate headquarters of the US Vendor (listed in the Disclosure Letter), in accordance with Sections 411(d)(6) and 414(l) of the Code, to a plan sponsored within the controlled group of the US Vendor prior to the Closing Date or as soon as practicable thereafter;

                  1.1.2 In connection with the US Purchaser's assumption of the BICC Relocation Loan Program, the US Purchaser agrees to accept transfer of all mortgages with respect to loans of all Continuing Employees of which the US Vendor is the mortgagee. In the event that a Continuing Employee with respect to whom a mortgage was transferred by the US Vendor to the US Purchaser is voluntarily or involuntarily terminated by the US Purchaser within 90 days of the Closing Date, the US Vendor agrees to purchase from the US Purchaser the mortgage held with respect to such Continuing Employee for an amount equal to the face amount of the outstanding principal and accrued interest under the mortgage.

                  1.1.3 In connection with the US Purchaser's assumption pursuant to Section 1.1 of the Medical Benefit Programs, including without limitation vision and dental (other than excluded arrangements at Section 1.1.7), collectively referred to herein as the "Medical Benefits Plan," the US Vendor shall cause the reserves for any claims for medical expenses incurred prior to the Closing Date to equal, as of the Closing Date, 29% of the total amount of medical expenses reimbursed pursuant to the Medical Benefits Plan with respect to the 1998 calendar year (the Reserve), against which US Purchaser shall on and after the Closing Date reimburse under the Medical Benefits Plan claims of individuals who were active or former Employees



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                           of the US Vendor prior to Closing (excluding those
                           described at Section 1.1.7) for medical expenses incurred prior to the Closing Date. The US Purchaser shall continue to maintain or shall secure policies comparable to, all stop loss policies currently in place with respect to all active and former Employees of the US Vendor. Only claims for reimbursement for medical services actually provided on a date prior to the Closing Date will be treated as "claims for medical expenses incurred prior to the Closing Date." The US Purchaser shall provide the US Vendor monthly with a report of all reimbursements for medical expenses incurred prior to the Closing Date by individuals who were active or former Employees of the US Vendor prior to the Closing Date with sufficient information to verify the date on which services were provided and the amount and the appropriateness of the reimbursement; the US Purchaser shall ensure that the US Vendor has at all times the right to audit the relevant third party administrator with respect to all such reimbursements. On the first anniversary of the Closing Date, the US Purchaser shall cause to be prepared and delivered to the US Vendor a reconciliation of the amount of the Reserve and all reimbursements for claims for medical expenses incurred prior to the Closing Date. In the event that the amount of the Reserve exceeds the total amount of all reimbursements for medical expenses incurred prior to the Closing Date by individuals who were active or former Employees of the US Vender prior to the Closing Date, the excess will be returned to the US Vendor. In the event that the Reserve (together with any reimbursements from relevant stop loss policies) is not sufficient to cover claims of individuals who were active or former Employees of the US Vendor prior to Closing Date for medical expenses incurred prior to the Closing Date, the US Vendor agrees to reimburse the US Purchaser for the shortfall. Notwithstanding the foregoing, the US Purchaser shall not pay, and the US Vendor shall in no event reimburse the US Purchaser for, any claims relating to the liabilities described at Section
                           1.1.7 for which the US Vendor remains responsible.

                  1.1.4 With respect to each Employee of the US Vendor whose employment with the US Vendor terminates on or prior to the Closing Date, and all of their relevant dependents (collectively the COBRA QUALIFIED BENEFICIARIES) the US Vendor shall provide any COBRA notice and election forms relating to continuation health care coverage provided under Part 6 of Title I of ERISA and Section 4980E of the Code, and further shall transmit to the US Purchaser any elections filed with the US Vendor (along with any related information) by any such person. In connection with the US Purchaser's assumption pursuant to this
                           Section 1.1 of the Medical Benefit Plan, the US Purchaser shall assume (without limitation) responsibility for providing, to current and former Employees of the US Vendor, continuation healthcare coverage and the performance of all responsibilities in connection therewith including without limitation the payment of medical benefits. As of the date that is 18 months after the date of Closing, a reconciliation of all premiums


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                           paid, stop loss payments and reimbursements of the
                           COBRA Qualified Beneficiaries shall be performed. To the extent that, as of the date that is 18 months from the Closing Date, the total amount of (i) premiums paid to the US Purchaser after the Closing Date by COBRA Qualified Beneficiaries, plus (ii) reimbursements from all applicable stop loss policies, is less than (A) the total reimbursements paid by the US Purchaser for claims for medical services incurred after the Closing Date by COBRA Qualified Beneficiaries, plus (B) the per capita per month third party administrator fees and stop loss premiums attributable to COBRA Qualified Beneficiaries, an amount equal to the shortfall shall be transferred by the US Vendor to the US Purchaser.

                  1.1.5 The US Purchaser shall reimburse claims pursuant to paragraph 1.1.3 in accordance with the terms of the US Vendor's Medical Plan as in effect immediately prior to the Closing Date. (The US Purchaser reserves the right to amend US Vendor's medical plan prospectively, but such amendment shall in no event apply to claims incurred pre-closing). The US Purchaser shall reimburse claims pursuant to paragraph 1.1.4 strictly in accordance with the terms of the medical plans of the US Purchaser as in effect at the time the relevant claims are incurred and as applicable to all similarly situated employees. Although the US Purchaser (and its relevant agents) shall with respect to the medical plan and all participants thereunder have fiduciary responsibility for the grant or denial of all claims for benefits that are filed after the Closing Date, as between the US Vendor and the US Purchaser, at the time of reconciliation of all claims (described in paragraphs
                           1.1.3 and 1.1.4)) the US Vendor shall have the right to challenge the reconciliation, on any relevant basis, including without limitation, the amount or appropriateness of any claim granted.

                  1.1.6 The US Purchaser shall make payment (at the normal time in the normal manner) of any bonus or pro rata portion thereof, if any, to be treated as accrued by a Continuing Employee in the discretion of the US Vendor under (i) the BICC North American Management Incentive Compensation Plan; (ii) the Special Performance Award for Sales Group; (iii) the BICC Cables Corporation Marshall Texas Gain Share Plan;
                           (iv) the Foreman's Incentive Bonus Plan; and (v) the BICC Cables Corporation Discretionary Bonus Plan attributable to the period ending on the Closing Date; provided, however, that the US Purchaser's total obligation under this Section 1.1.6 shall not exceed the dollar amount of reserves booked by US Vendor with respect to such programs including, to the extent applicable, related payroll taxes. US Vendor shall be responsible (as of the normal determination date under the foregoing arrangements) for determining the portion of such reserves if any, to be treated as accrued for a Continuing Employee for the period up to the Closing Date. US Purchaser shall make payment in strict accordance with the determination by US Vendor and shall not be responsible for confirming the veracity of such determination. In no event


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                           shall the total amounts payable by US Purchaser to
                           Continuing Employees under this paragraph 1.1.6 exceed the reserves booked with respect to such obligations.

                  1.1.7 The US Purchaser will not assume responsibility, obligations or liabilities relating to the following Employee Benefit Arrangements:

                                 (i) the BICC Cables Corporation Deferred Compensation Plan;

                                 (ii)       the BICC Cables Corporation
                                            Supplemental Executive Retirement
                                            Plan;

                                 (iii)      the BICC Phantom Stock Plan;

                                 (iv)       the frozen Brintec Hourly Pension
                                            Plan;

                                 (v)        the Brintec Supplemental Retirement
                                            Plan; and

                                 (vi)       Miscellaneous one-on-one
                                            arrangements for post- termination
                                            or post-retirement medical benefits
                                            and post- termination or
                                            post-retirement life insurance
                                            benefits listed in the attached
                                            chart;

                                 (vii) Post-Retirement Life Insurance for Salaried Employees listed in attached chart;

                                 (viii) Medical Benefits and Life Insurance for Employees who became disabled prior to the Closing Date;

                                 (ix) Employment Agreements for Employees specifically designated in the Employment Letter, in final form as of the Closing Date, as not receiving positions with the
                                            Purchaser.

1.2 GENERAL CABLE SEVERANCE PLAN With respect to all Continuing Employees, the US Purchaser agrees to enroll such employees in the General Cable Severance Plan, and give credit for their service with the US Vendor and any member of its controlled group for purposes of calculating their benefits under the General Cable Severance Plan. The US Purchaser also agrees to maintain the General Cables Severance Plan with respect to Continuing Employees for a period of at least one year immediately following the Closing Date.

1.3 PLANS OF US PURCHASER The US Purchaser hereby agrees that each Continuing Employee as of the Closing Date shall be immediately eligible to participate in the US Purchaser's



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         Employee Benefit Arrangements on the same terms and conditions as similarly situated employees of the US Purchaser.

1.4 PAST SERVICE CREDIT To the extent applicable with respect to Employee Benefit Arrangements, maintained by the US Purchaser, Continuing Employees (and their eligible dependents) shall be given credit for their service with the US Vendor and any member of its controlled group
         (i) for purposes of eligibility to participate and vesting (but not benefit accrual except as described in Section 1.2); and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirement, or the application of any pre-existing condition limitation.

1.5 INDEMNIFICATION The US Vendor shall indemnify the US Purchaser against all Losses incurred by the US Purchaser relating to or arising from (i) any action or inaction by the US Vendor prior to the Closing Date in breach of the law with respect to any Employee Benefit Arrangements assumed by the US Purchaser; or (ii) breach of any post-closing obligations of US Vendor under this Schedule 12. The US Purchaser shall indemnify the US Vendor against all Losses arising on or after the Closing Date relating to or arising from (i) any action or inaction in breach of the law of the US Purchaser in connection with those Employee Benefit Arrangements assumed by the US Purchaser pursuant to this
         Schedule 12 and (ii) breach of any post-closing obligations of the Purchaser under this Schedule 12.

2.       CANADIAN EMPLOYEES

2.1      SALARIED PLAN

         (a) The Canadian Purchaser shall adopt or amend, effective as of the Closing, a pension plan and related fund (the CANADIAN PURCHASER'S PENSION PLAN) which shall cover all the Transferred Salaried Employees. The Canadian Purchaser's Pension Plan as adopted and the benefits provided thereunder shall be substantially the same in the aggregate as the Salaried Plan. The Canadian Purchaser shall provide a registered pension plan for the Transferred Salaried Employees for a period of not less than 2 years after the Closing.

         (b) The Canadian Purchaser's Pension Plan shall provide for (i) accrued benefits, based on pensionable earnings and service as of the Closing, for each Transferred Salaried Employee's defined benefits under the Salaried Plan, and (ii) accrued benefits, based on each Transferred Salaried Employee's defined contribution account balance as of the Closing, for such Transferred Salaried Employee's defined contribution benefits under the Salaried Plan (such defined benefit accrued benefits and defined contribution accrued benefits shall be referred to herein as the DB BENEFITS and the DC BENEFITS, respectively). Subject to applicable law, the DB Benefits and DC Benefits shall be determined in accordance with the provisions of the Salaried Plan.

         (c)(i) The Canadian Vendor shall cause the transfer to the pension fund for the Canadian Purchaser's Pension Plan of a pro rata portion of assets (the DB TRANSFERRED




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                  AMOUNT) from the Salaried Plan funding media (the SALARIED
                  TRUST), such that the DB Transferred Amount bears the same ratio to the total assets of the Salaried Plan as the going concern actuarial liabilities of the Salaried Plan relating to the DB Benefits as of the Closing, determined in accordance with the summary of actuarial methods and assumptions annexed hereto as Appendix 2.1(c)(i), applied in accordance with generally accepted Canadian actuarial principles and all applicable laws, as certified by William M. Mercer Limited
                  (CSA), actuaries for the Salaried Plan bears to the total defined benefit going concern actuarial liabilities of the Salaried Plan, determined on the same basis. The Canadian Vendor shall make the details of these calculations and their results, including individual results by plan member, available to the Canadian Purchaser and its actuary (the CPA) within 45 days after Closing for their review and confirmation, and shall furnish to them such other information and data, as may reasonably be required or requested to permit a review, recalculation and confirmation of the DB Transferred Amount, by the Canadian Purchaser and the CPA. The Canadian Purchaser shall notify the Canadian Vendor within thirty (30) days of receiving such information and data as to its agreement or disagreement with the Canadian Vendor's calculation of the DB Transferred Amount. Any dispute with respect to such amount or payment shall be resolved pursuant to Section 2.3 of this Schedule 12.

         (ii) On Closing, the Canadian Vendor shall pay to the Canadian Purchaser an amount equal to the difference between the DB Transferred Amount (as estimated by CSA on the basis set forth in Section 2.1(c)(i) above) and the amount necessary to ensure that as of the Closing Date, all of the DB Liabilities are fully funded on a going concern basis (as estimated by CSA on the basis set forth in Section 2.1(c)(i) above). As soon as practicable, but in any event within thirty (30) days after final agreement is reached between the Canadian Vendor and the Canadian Purchaser with respect to the amount of the DB Transferred Amount, the amount of the payment pursuant to this Section shall be adjusted based on a full actuarial valuation of the Salaried Plan and the actual status of the Salaried Plan as of Closing, in the manner set forth in Section 2.1(c)(i) above.

         (iii) If the Superintendent of Financial Services of Ontario (the SUPERINTENDENT ) requires an amount other than the DB Transferred Amount to be transferred (the DB REGULATORY AMOUNT ), the parties agree that the DB Regulatory Amount shall be the DB TRANSFERRED AMOUNT hereunder, subject to any rights of appeal. In addition to the adjustments contemplated by Section 2.1(c)(ii) above, if the DB Transferred Amount (before adjustment pursuant to the preceding sentence) is greater than the DB Regulatory Amount, the Canadian Vendor shall pay the amount of such difference to the Canadian Purchaser; if the DB Transferred Amount (before adjustment pursuant to the preceding sentence) is less than the DB Regulatory Amount, the Canadian Purchaser shall pay the amount of such difference to the Canadian Vendor, such payment to be made in either case on the date specified in Section 2.1(f) of this Schedule 12.



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         (iv)     Subject to all applicable regulatory approvals, the Canadian
                  Vendor shall cause the transfer to the funding agent for the Canadian Purchaser's Pension Plan (the CANADIAN PURCHASER'S TRUST) from the Salaried Trust of each Transferred Salaried Employee's DC Benefit account balance (the DC TRANSFERRED AMOUNT) as at the date such transfer is completed in accordance with the terms of the Salaried Plan. Such transfer shall be made at the time set forth in Section 2.1(f) of this
                  Schedule 12.

         (d) The Canadian Purchaser shall file an application for registration of the Canadian Purchaser's Pension Plan or amendment thereof, and the Canadian Vendor shall file applications for approval of the transfer of funds from the Salaried Trust into the Canadian Purchaser's Trust contemplated hereunder, in each case with the Superintendent, any other applicable pension regulatory authority and Revenue Canada. The Canadian Purchaser and Canadian Vendor shall diligently pursue their respective applications. The Canadian Vendor shall diligently cooperate with the Canadian Purchaser by amending the Salaried Plan and filing or otherwise providing to the Canadian Purchaser any information required with respect thereto and otherwise cooperate with the Canadian Purchaser to the extent necessary to allow the Canadian Purchaser to effect the registration of the Canadian Purchaser's Pension Plan or amendment thereof.

         (e) The Canadian Vendor shall, on behalf of the Canadian Purchaser's Pension Plan and the Canadian Purchaser's Trust but out of the Salaried Plan and the Salaried Trust, pay or cause to be paid all benefits accrued to the Closing and payable under the Canadian Purchaser's Pension Plan and Canadian Purchaser's Trust with respect to the Transferred Salaried Employees until the completion of the transfer of funds to the Canadian Purchaser's Pension Plan and Canadian Purchaser's Trust as contemplated herein.

         (f) On the last day on which banks in Toronto are open for regular banking business of the month in which the approval for the transfer of assets contemplated in Section 2.1(d) of this
                  Schedule 12 is received or so soon thereafter as is practicable (the TRANSFER DATE), the Canadian Vendor shall cause to be transferred from the Salaried Trust to the Canadian Purchaser's Trust, cash or assets with a value equal to the DB Transferred Amount and the DC Transferred Amount. An amount equal to the pro rata share attributed by the Canadian Vendor, acting reasonably, to the DB Transferred Amount of investment gains or losses shall be added to or deducted (as applicable) from the DB Transferred Amount from the amount to be transferred from the Salaried Trust to the Canadian Purchaser's Trust hereunder, and there shall be deducted from the DB Transferred Amount (i) the amount of any expenses payable and not otherwise paid by the Canadian Purchaser in accordance with Section 2.1(g) of this Schedule 12, and (ii) the amount of any DB Benefits paid to Transferred Salaried Employees out of the Salaried Plan and Salaried Trust during such period in accordance with Section 2.1(e) of this Schedule
                  12. There shall be deducted from the DC Transferred Amount (i) the amount of any expenses paid in accordance with Section 2.1(g) of this Schedule 12, and (ii) the amount of any DC


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                  Benefits paid to Transferred Salaried Employees out of the
                  Salaried Plan and Salaried Trust during such period in accordance with Section 2.1(e) of this Schedule 12.

         (g) The Canadian Vendor shall provide the Canadian Purchaser such information and reports as Canadian Purchaser may reasonably require in order to administer the Canadian Purchaser's Pension Plan in respect of the Transferred Salaried Employees. Canadian Purchaser shall pay the reasonable costs and expenses necessary to provide such information and reports, by deducting these amounts from the DB Transferred Amount and the DC Transferred Amount or otherwise paying such amounts to the Canadian Vendor.

2.2 HOURLY PENSION PLANS WITH RESPECT TO TRENTON, ST-JEROME AND LA MALBAIE LOCATIONS

         (a) Effective on Closing, the Canadian Vendor shall assign to the Canadian Purchaser, and the Canadian Purchaser shall assume, the sponsorship and administration of, and all rights and obligations of the Canadian Vendor under, the Hourly Pension Plans and the Hourly Trust Agreements, with the effect that following the Closing, the Canadian Purchaser will be the administrator and sponsor of the Hourly Pension Plans and related pension funds in place of the Canadian Vendor, and the Canadian Vendor shall be relieved of all further obligations in respect of the Hourly Pension Plans and the Hourly Trust Agreements. The Canadian Vendor and the Canadian Purchaser shall cooperate in making such amendments to the Hourly Pension Plans and making such filings with Revenue Canada and the pension benefits regulatory authorities applicable to the Hourly Pension Plans are entering into such arrangements with the trustees of the Hourly Pension Plans, in each case as may be necessary or desirable to effect the assignment and assumption contemplated by this Section 2.2 of this Schedule
                  12. The Canadian Purchaser shall become the administrator of the Hourly Pension Plans only upon the assignment to the Canadian Purchaser by the Canadian Vendor of the rights and obligations of the Canadian Vendor under the Hourly Trust Agreements, including, without limitation, all of the Canadian Vendor's rights in respect of the assets held in each of the Hourly Trust Agreements, except that, with effect from the Closing Date, the Canadian Purchaser shall administer each of the Hourly Plans as agent for the Canadian Vendor.

         (b) On Closing, the Canadian Vendor shall pay to the Canadian Purchaser an amount equal to the difference between the value of assets in the Hourly Plans as of the Closing Date (as estimated by CSA) and the amount necessary to ensure that, as of the Closing Date, all of the liabilities of the Hourly Plans are fully funded on a going concern basis (as estimated by CSA on the basis set forth below). As soon as practicable, and in any event within thirty (30) days after the Closing Date, the Canadian Vendor shall update the pension records of all of the members of the Hourly Pension Plans up to the Closing Date, and shall determine, within forty-five (45) days after the Closing Date, the estimated going concern liabilities for each of the LaMalbaie Plan (the LAMALBAIE PLAN LIABILITIES), the St. Jerome Plan (the ST.

                  JEROME PLAN LIABILITIES) and the Pyrotenax Plan (the PYROTENAX PLAN LIABILITIES, all calculated in accordance with the actuarial methods and assumptions set out in Appendix 2.1(c)(i) applied in accordance with generally accepted Canadian actuarial principles and all Applicable Laws and shall determine the estimated value of the assets of each of the La Malbaie Plan (the LA MALBAIE PLAN ASSETS), the St. Jerome Plan (the ST. JEROME PLAN ASSETS) and the Pyrotenax Plan (the PYROTENAX PLAN ASSETS). The Canadian Vendor shall make the details of these calculations and their results, including individual results by plan member, available to the Canadian Purchaser and the CPA for their review and confirmation, and shall furnish to them such other information and data, as may reasonably be required or requested to permit a review, recalculation and confirmation of the LaMalbaie Plan Liabilities, the St. Jerome Plan Liabilities and the Pyrotenax Plan Liabilities, as well as the LaMalbaie Plan Assets, the St. Jerome Plan Assets and the Pyrotenax Assets. The Canadian Purchaser shall notify the Canadian Vendor within thirty (30) days of receiving such information and data as to its agreement or disagreement with the Canadian Vendor's calculation of the LaMalbaie Plan Liabilities, the St. Jerome Plan Liabilities and the Pyrotenax Plan Liabilities, as well as the LaMalbaie Plan Assets, the St. Jerome Plan Assets and the Pyrotenax Assets. Any dispute shall be resolved pursuant to Section 2.3 of this Schedule 12.

         (c) As soon as practicable, but in any event within thirty (30) days after final agreement is reached between the Canadian Vendor and the Canadian Purchaser with respect to the amount of the LaMalbaie Plan Liabilities, the St. Jerome Plan Liabilities and the Pyrotenax Plan Liabilities, as well as the LaMalbaie Plan Assets, the St. Jerome Plan Assets and the Pyrotenax Assets, the Canadian Vendor shall pay to the Canadian Purchaser an amount equal to the amount necessary to ensure that, as at the Closing Date, all of the Hourly Pension Plans are fully funded on an ongoing basis, on the basis set forth in Appendix 2.1(c)(i).

         (d) The Canadian Purchaser (as agent for the Canadian Vendor) agrees to administer the Hourly Pension Plans until the date on which the rights and obligations of the Canadian Vendor under each of the Hourly Pension Plans and associated trust agreements, including all of the Canadian Vendor's rights in respect of the assets held in the trust funds, are assigned to the Canadian Purchaser (the HOURLY PENSION PLAN ASSIGNMENT
                  DATE) in the same manner as it is being administered at the Closing Date but for the account of, and at the expense of, either the trust fund for the applicable Hourly Plan (subject to any Applicable Law) or, where such charge to the trust fund is not permitted by Applicable Law, the Canadian Purchaser. Until the Hourly Pension Plans Assignment Date and subject to any other agreements between the Canadian Vendor and the Canadian Purchaser, the Canadian Purchaser (as agent of the Canadian Vendor) shall receive and deposit contributions, if any, by the Canadian Purchaser and the participants in the Hourly Plans to the trust funds therefor. Until the Hourly Pension Plans Assignment Date, the assets held in the trust funds for the Hourly Plans shall be invested under the supervision of the Canadian Purchaser (as agent of the Canadian Vendor), by the trustee of the trust fund for each of the Hourly Plans, who will act with reasonable diligence and prudence and in good faith in so doing.

         (e) As soon as practicable after the Closing Date, the Canadian Vendor shall provide to the Canadian Purchaser such information and records, and access to such personnel, as may reasonably be required to administer the Hourly Plans, to the extent that such information and records are not then in the possession of the Canadian Purchaser or any of its authorized representatives.

         (f) All statutory and regulatory administration reporting, filing and disclosure requirements applicable to the Hourly Pension Plans in respect of the plan years ending prior to the Closing Date shall remain the responsibility of the Canadian Vendor, and all such requirements applicable in respect of plan years ending on or after the Closing Date shall be the responsibility of the Canadian Purchaser.

2.3      DISPUTE RESOLUTION

         If CSA and CPA are unable to agree on the DB Transferred Amount, or the Canadian Purchaser and the Canadian Vendor are unable to agree on any amount or calculation pursuant to Sections 2.1 or 2.2 of this Schedule 12, their differences shall be resolved by a third independent actuary selected by CSA and CPA, and the expense of such independent actuary shall be paid one half by the Canadian Vendor and one half by the Canadian Purchaser. In certifying , verifying or reviewing the DB Transferred Amount or the amounts payable pursuant to Sections 2.1(c)(ii) and 2.2(c) of this Schedule 12, the actuaries referred to herein shall have no responsibility, obligation or right to change the methods, assumptions or any other term or condition of the summary of actuarial methods and assumptions annexed hereto as Appendix 2.1(c)(i), it being understood and agreed that the duties requested of such actuaries shall be solely to calculate and otherwise determine such amounts in a manner consistent with Appendix 2.1(c)(i), this Schedule 12, generally accepted Canadian actuarial principles and all applicable law.

2.4      BENEFIT PLANS FOR TRANSFERRED EMPLOYEES

         With effect from the Closing Date, the Canadian Purchaser shall establish or otherwise provide benefit plans for the Transferred Employees consisting of life insurance, medical, dental, accident, disability and other benefits that are substantially similar, in the aggregate, to those offered as of the Closing by the Canadian Vendor to the Transferred Employees and all eligible persons claiming through them. The Canadian Vendor shall remain liable for all obligations for claims in respect of which the event giving rise to the claim occurred prior to the Closing Date.

2.5      GROUP RRSP - TRANSFERRED EMPLOYEES

         With effect from the Closing Date, the Canadian Purchaser shall establish or otherwise provide a group registered retirement savings plan upon substantially similar terms, in the aggregate, to the BICC Group RRSP.

2.6      COMPLIANCE WITH COLLECTIVE AGREEMENTS

         The Canadian Purchaser shall ensure that all pension and benefits arrangements established or maintained by it comply with the terms of each applicable collective agreement affecting the Transferred Employees and the Former Employees - Continuing Operations.

2.7      CONTINUOUS SERVICE

         For the purposes of the Canadian Purchaser's Plans, service of a Transferred Employee with the Canadian Vendor and membership in any of the Canadian Vendor's Plans shall be deemed to be service with the Canadian Purchaser and membership in the corresponding Canadian Purchaser's Plan and as if the Canadian Purchaser's Plans were continuations of the Canadian Vendor's Plans.

2.8      NO ASSUMPTION OF LIABILITIES

         The Canadian Vendor and the Canadian Purchaser agree and confirm that the Canadian Purchaser is not assuming nor will it have any liability for; any Employee Benefit Arrangement of the Canadian Vendor unless expressly set forth in this Schedule 12.

2.9      TRANSFERRED EMPLOYEES PERFORMING SERVICES FOR THE CANADIAN VENDOR

         The Canadian Purchaser shall make available to the Canadian Vendor the services of the Transferred Employees named in Appendix 2.9. The Canadian Vendor and the Canadian Purchaser will enter into a services contract relating to such employees pursuant to which the Canadian Vendor will agree to reimburse the Canadian Purchaser for the salary and all pension and non-pension benefits paid and any other reasonable expenses incurred by the Canadian Purchaser with respect to such employees on similar terms to those currently applicable to such persons, together with applicable taxes.

2.10     RELATED DEFINITIONS

         For the purpose of this Section 2 of this Schedule 12, the terms set forth below shall have the meanings specified below.

Canadian Purchaser's Plans:      the pension and benefit plans and arrangements required to be established or maintained by the Canadian Purchaser pursuant to
                                 Section 2 of this Schedule 12.

Canadian Vendor's Plans:         the Employee Benefit Arrangements in which the Canadian Vendor has entered into, participate, or has liability for.

Former Employee:                 each person who (a) at any time prior to the Closing Date was an employee of the Canadian Vendor, and (b) remains entitled as of the

                                 Closing Date to any benefits under the Canadian Vendor's Plans in respect of his or her employment with the Canadian Vendor.

Hourly Pension Plans:            The Pension Plan for Hourly Paid Employees of BICC Cables Canada
                                 Inc. at its St. Jerome Factory (Quebec Registration No. 25587),
                                 Pension Plan for Hourly Employees of Pyrotenax of Canada Limited,
                                 a Division of BICC Cables Canada Inc. (FSCO Registration No.
                                 05211406) and Pension Plan for Unionized Employees of BICC
                                 Cables Canada Inc. located at LaMalbaie Quebec (Quebec
                                 Registration No. 31236).

Hourly Trust Agreements:         the trust agreements relating to the pension funds for the Hourly
                                 Pension Plans.

Salaried Plan:                   The Employees' Pension Plan of BICC Cables Canada Inc. (FSCO
                                 Registration No. 0293761).

Transferred Employee:            those employees of the Canadian Vendor who will continue as employees of the Canadian Purchaser after Closing but, for greater certainty, does not include any Former Employee.

Transferred Salaried
Employee:                        each Transferred Employee who as of the Closing Date is a member of or is satisfying the criteria for membership of the Salaried Plan, and each Former Employee or Employee who is not a Transferred
                                 Employee but who as of the Closing Date is a member or former member of or is satisfying the criteria for membership of the defined contribution portion of the Salaried Plan.

                                                                    Appendix 2.9
                                                                  to Schedule 12


Mary Freeman
Deborah Wisteand
Stephanie De Lauretis
Mike Taylor
Danuta Dworaczek

                                                              APPENDIX 2.1(c)(i)
                                                              ------------------
                                                                  TO SCHEDULE 12

                             BICC CABLES CANADA INC.

                        SUMMARY OF ACTUARIAL ASSUMPTIONS
                              FOR FUNDING PURPOSES
                               AS AT APRIL 6, 1999


ACTUARIAL                                PLAN
ASSUMPTIONS                        --------------------------------------------------------------------------------------
(PROVINCIAL                            EMPLOYEES                 ST. JEROME               PYROTENAX           LA MALBAIE
REGISTRATION)                          (ONTARIO)                   HOURLY                  HOURLY              (QUEBEC)
                                                                  (QUEBEC)                (ONTARIO)
--------------------------------------------------------------------------------------------------------------------------
GOING CONCERN BASIS
--------------------------------------------------------------------------------------------------------------------------
ECONOMIC ASSUMPTIONS:
--------------------------------------------------------------------------------------------------------------------------
-    Investment Return                    7.5%                      7.5%                    7.5%                 7.5%
-    Increase in                          7.0%                      None                    None                 None
     Earnings
-    Increase in YMPE                     6.5%                      None                    None                 None
-    Expenses                             None                      None                    None                 None
-    Increase in                          None                      None                    None                 None
     Revenue Canada
     Maximum
-    Indexing                             None                      None                    None                 None
--------------------------------------------------------------------------------------------------------------------------
DEMOGRAPHIC ASSUMPTIONS:
--------------------------------------------------------------------------------------------------------------------------
-    Retirement Age           -    50% retire at           25% at min. age          25% at min.                 Age 63
                                   age 63 and              of entitlement to        age of
                                   50% retire at           an unreduced             entitlement to
                                   age 64                  pension and              an unreduced
                                                           75% at age 65            pension and
                              -    Executives                                       75% at age 65
                                   retire at age 62

-    Termination                     Ontario Light              Ontario Light           Ontario Light       Ontario Light
                                      truncated at              truncated at            truncated at         truncated at
                                         age 55                    age 56                  age 55               age 55

-    Morality                            GAM83                      GAM83                   GAM83               GAM83

ACTUARIAL                                PLAN
ASSUMPTIONS                        --------------------------------------------------------------------------------------
(PROVINCIAL                            EMPLOYEES                 ST. JEROME               PYROTENAX           LA MALBAIE
REGISTRATION)                          (ONTARIO)                   HOURLY                  HOURLY              (QUEBEC)
                                                                  (QUEBEC)                (ONTARIO)
--------------------------------------------------------------------------------------------------------------------------
-    Disability                     None except that                None                    None                 None
                                    current disabled
                                        members
                                     assumed not to
                                   return to actives

-    Family                           100% of plan                  None                    None                 None
     Composition                      members are
                                    married and male
                                   partner is 3 years
                                   older than female
--------------------------------------------------------------------------------------------------------------------------
SOLVENCY BASIS
--------------------------------------------------------------------------------------------------------------------------
-    Investment Return        5.75% for 15 years, 6% thereafter for March 99 valuation
-    Increases in
     Earnings                 None
--------------------------------------------------------------------------------------------------------------------------
Otherwise as above except as required by specified provincial pension legislation.
--------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 13
                           [INTENTIONALLY LEFT BLANK]

                                   SCHEDULE 14

                           [INTENTIONALLY LEFT BLANK]

                                  SCHEDULE 15
                             INTELLECTUAL PROPERTY

The Vendors' Intellectual Property is being sold, transferred and assigned pursuant to the Assets Sale and Purchase Agreement, dated April 6, 1999, and such sale, transfer and assignment is subject to the provisions of the license agreements to which the Vendors or either of them is a party.


List of patents, registered designs and registered trade marks and applications therefor


                                                                  Status
                                                                  (Reg/               Application
Title                                  Country                   Pending)             Number               Title Holder of Record
----------------------------   ----------------------  ---------------------------   -------------------  ------------------------
Low-ash Blacks                            CA                     Pending                                  BICC Cables Corporation
                                          US                     Pending             08/217116            BICC Cables Corporation
Metallic constant watt                    BR                     Granted             8700141              Pyrotenax of Canada Ltd.
                                          CA                     Granted             527383               Pyrotenax of Canada Ltd.
                                          FR                     Granted             8700406              Pyrotenax of Canada Ltd.
                                          GB                     Granted             8700888              Pyrotenax of Canada Ltd.
                                          US                     Granted             06/946761            Pyrotenax of Canada Ltd.
ARMORKOTE                                 US                   Registered            74/099682            BICC Cables Corporation
CABLEC                                    US                   Registered            73/524225            BICC Cables Corporation
CDC                                       US                   Registered            72/164557            BICC Cables Corporation
CONOPTICS                                 US                   Registered            71/299827            BICC Cables Corporation
DURALOX                                   US                   Registered            72/021357            BICC Cables Corporation
DURASHEATH                                US                   Registered            71/612941            BICC Cables Corporation
FLAME-GUARD                               US                   Registered            73/026995            BICC Cables Corporation
HOT SPOT                                  US                   Registered            74/142400            BICC Cables Corporation
                                                                                                          Cablec Continental Cables
INTEGRAFLAME                              US                   Registered            73/794406            Corporation
LOOSE PACK                                US                   Registered            74/299830            BICC Cables Corporation
ACID FLAMECHECK &
design                                    US                   Registered            73/579401            Phillips Cables Ltd.
PLENUM FLEX 90                            US                   Registered            74/276207            BICC Cables Corporation
ARCTIC-FLEX                               US                   Registered            74/664828            BICC Cables Corporation
POLYRAD                                   US                   Registered            73/066819            BICC Cables Corporation
PPP                                       US                   Registered            73/564594            BICC Cables Corporation
PRECON                                    US                   Registered            72/352665            BICC Cables Corporation
STRANDFILL                                US                   Registered            73/547526            BICC Cables Corporation
T-2                                       US                   Registered            73/268684            BICC Cables Corporation
THRMOLENE                                 US                   Registered            72/164556            BICC Cables Corporation
UNI BLEND                                 US                   Registered            72/150841            BICC Cables Corporation
UNICON                                    US                   Registered            70/218170            BICC Cables Corporation
UNISHIELD                                 US                   Registered            72/333516            BICC Cables Corporation
ACID-FLAME-CHECK                          CA                   Registered            546613               BICC Phillips Inc.
CARQUAD                                   CA                   Registered            351153               BICC Phillips Inc.
CELSEAL                                   CA                   Registered            357092               BICC Phillips Inc.
DEVILEAD                                  CA                   Registered            585076               BICC Phillips Inc.
DEVILEAD                                  US                   Registered            73/697713            Philips Cables Ltd.
DEVILENE                                  US                   Registered            73/697712            Philips Cables Ltd.
DEVILENE                                  CA                   Registered            585075               BICC Phillips Inc.
DEVILENE                                  US                   Registered            73/716226            Philips Cables Ltd.
DEVILENE                                  FR                   Registered            929456               Philips Cables Ltd.
DEVILENE                                  CA                   Registered            397207               BICC Phillips Inc.
EPD                                       CA                   Registered            679929               BICC Phillips Inc.

--------------------------   ----------------------  -------------------   ---------------------  ---------------------------------

                                                           Status
                                                            (Reg/          Application
Title                              Country                Pending)         Number                 Title Holder of Record
--------------------------   ----------------------  -------------------   ---------------------  ---------------------------------
EPN                                   CA                 Registered        679933                 BICC Phillips Inc.
FLAMBICC                              CA                 Registered        TMA602049              BICC Cables Corporation
FLEXFORM                              CA                 Registered        358936                 BICC Phillips Inc.
NORAL-AC                              CA                 Registered        143839                 BICC Phillips Inc.
NORFLAME                              CA                 Registered        394208                 BICC Phillips Inc.
PHILLIPS ACID
FLAMECHECK                            US                 Registered        73/633111              Philips Cables Ltd.
PHILLIPS CABLES                       US                 Registered        74/996026              Philips Cables Ltd.
PHILPLEX                              CA                 Registered        253944                 BICC Phillips Inc.
PHILSHEATH                            US                 Registered        73/1572491             Philips Cables Ltd.
PHILSYM                               CA                 Registered        351151                 BICC Phillips Inc.
PORTAFLEX                             CA                 Registered        511037                 BICC Phillips Inc.
REELFREE and design                   CA                 Registered        504934                 BICC Phillips Inc.
STALCELL                              CA                 Registered        351152                 BICC Phillips Inc.
STANDFILL                             CA                   Pending         775735                 BICC Cables Corporation
THERMALENE                            CA                 Registered        329871                 BICC Phillips Inc.
VERTITECK                             US                 Registered        73/622383              Phillips Cables Limited
VERTITECK                             CA                 Registered        560038                 BICC Phillips Inc.
PORTAFLEX PLUS                        CA                 Registered        725957                 BICC Phillips Inc.
PY-TRACE                              CA                 Registered        532311                 BICC Cables Canada Inc.
PYROPAK                               CA                 Registered        242249                 Pyrotenax of Canada Ltd.
PYROTRACE                             CA                 Registered        468279                 BICC Cables Canada Inc.
SLOT-LOK                              CA                 Registered        350461                 Pyrotenax of Canada Ltd.
PYROTRACE                             US                 Registered        73/342608              Pyrotenax USA Ltd.


Licenses of Vendors' Intangible Intellectual Property and Vendors' Know-How


Other Party                                                 Subject                               Agreement Type
-----------                                                 -------                               --------------

BP Chemicals Ltd.                                 Dual Layer Strippable Screens             Licence Agreement

General Electric Company                          Insulated Power and Control               Technology and Patent Licence
                                                  Cables                                    Agreements

Essex Group Inc.                                  Transmission, Distribution and            Licence Agreement
                                                  Control Cables

BP Performance Polymers, Inc.                     Water Tree Retardant XPLE                 Sublicence Agreement
                                                  Compound

Dow Chemical Company                              Medium Voltage Cable                      Collaboration Agreement
                                                  Insulation

BICC Plc/Cablec Corporation                       Joint Research                            Technical Collaboration
                                                                                            Agreement

Material computer software license agreements (excluding shrink-wrap licenses)

Vendors
-------

     Axiox
     Candle (03611)
     Omegamon/CICS
     Omegamon/MVS
     Client Soft
     Pilot
     Comet/CICS (Techologic)
     Computer Associates (01236)
     Corporate Tie
     CJB's group
     Compu Ware (03277)
     XPEDITRER/CICS
     File Aid
     Corporate Software & Tech.
     Decision One Corp.
     Design Consultants, Inc.
     Geac Computer Systems
     AMAPS
     A/P
     A/R
     O/P
     IBM (52422)
     Information Access
     Computer Select Library
     Innovation
     FDR/ABR/COMPAKTOR
     Intel
     Levi, Ray, Shoup, Inc. (03744)
     VTAM Printer
     VMCF/VTAM
     Mac Kinney Systems (04112)
     Microsoft Select/Office 97
     Monarch Bay Software, Inc.
     Professional Network Services
     Scheduling (00157)
     OPT Software Maintenance
     Sterling
     DYI/280
     Support Magic
     Syncsort, Inc. (00525)
     Syncsort MVS
     Sysdata (00630)
     Mufmon
     Taxware International (00166)
     Technologic Software
     Vanguard

Other Material Intellectual Property Agreements


Other Party                               Title                              Type                           Unit
-----------                               -----                              ----                           ----
Cabot Corporation                     Carbon Blacks                     Collaboration                  BICC Cables
                                                                        Agreement                      Corporation

BP Performance                        Sheathing Materials               Secrecy Agreement              BICC Cables
Polymers Inc.                                                                                          Corporation

Polytechnic University                Halogen Free Low Fire             Sponsored                      BICC Cables
of Brooklyn                           Hazard Cable                      Development Work               Corporation,
                                                                        Agreement                      Indianapolis Technical
                                                                                                       Center

Sheffield University                  Bonding of Different              Sponsored                      BICC Cables
                                      Flexible Polyer                   Development Work               Corporation,
                                      Compositions                      Agreement                      Indianapolis Technical
                                                                                                       Center

University of Montreal                Modelling of Two Layer            Sponsored                      BICC Cables
                                      Die Flow                          Development Work               Corporation,
                                                                        Agreement                      Indianapolis Technical
                                                                                                       Center

Cornell University                    Nanocomposite                     Draft Sponsored                BICC Cables
                                      Structures in Polyolefin          Development Work               Corporation,
                                      Insulations                       Agreement                      Indianapolis Technical
                                                                                                       Center



1. Sublicense Agreement between Dow Chemical Corporation and Dow Chemical Canada, Inc. ("Dow" or "Licensor") and BICC Cables Corporation ("Licensee") effective June 12, 1996 as amended.

2. Water Tree Retardant XLPE Compound License Agreement between Sumitomo Electric Industries, Ltd. ("Licensor") and Cablec Corporation ("Licensee") dated July 15, 1986.

3. Compound Licence Agreement between Sumitomo Electric Industries, Ltd. ("Licensor") and Cablec Corporation ("Licensee") dated July 15, 1986.

4. Moisture Barrier Technology License Agreement between Sumitomo Electric Industries, Ltd. ("Licensor") and Cablec Corporation ("Licensee") dated July 15, 1986.

5. Welded Sheath License Agreement between Sumitomo Electric Industries, Ltd. ("Licensor") and Cablec Corporation ("Licensee") dated July 15, 1986.

                                  Schedule 15A

                            Exhibit A to Schedule 15
                               Form of Assignment


                              COPYRIGHT ASSIGNMENT


         THIS COPYRIGHT ASSIGNMENT is made this ____ day of _______, 19__ by _________________________, a ________ corporation ("Assignor").

         WHEREAS, Assignor has entered into an Assets Sale and Purchase Agreement, dated April 6, 1999 (the "Agreement") among Assignor,
_____________________ ("Assignee"), a ________ corporation, and certain other parties pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase certain Proprietary Rights (as defined in Section ____ of the Agreement); and

         WHEREAS, Assignor is willing in connection with certain transactions being consummated on the date hereof to assign to Assignee all of Assignor's right, title and interest in and to those certain copyrights, U.S. and foreign copyright registrations, and applications for registration listed on Schedule A attached hereto (collectively, "Copyrights"); and

         WHEREAS, Assignee desires to acquire all of Assignor's right, title and interest in, to and under said Copyrights.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has sold, assigned, transferred and set over, and does hereby grant and exclusively assign to Assignee its successors, legal representatives and assigns, all of Assignor's right, title and interest in and to the Copyrights, including rights to apply for copyright or other protection, to existing copyrights, to renewals and extensions, all rights to print, to publish, to reproduce, to prepare derivative works, to distribute copies of the Copyrights by sale, rental, lease, lending or other transfer of ownership, to publicly perform and to publicly display the Copyrights in all countries of the world, including the United States of America, and all of its territories and any rights and causes of action for copyright infringement, royalties and proceeds heretofore accrued.

         All rights in the Copyrights and all derivative works granted to an author under the copyright laws of the United States, foreign countries, and international copyright conventions and the right to grant these rights or any part of them to third parties are hereby assigned by Assignor to Assignee.

         Assignor hereby requests the Commissioner of Copyrights to record Assignee, as assignee of the U.S. copyright registrations and applications for registration listed on Schedule A, for the sole use and enjoyment of Assignee, its successors, legal representatives and assigns.

                                   _____________________________


                                    By:_______________________________
                                       [Name]___________, Title




STATE OF __________   )
                      ) SS.
COUNTY OF ________    )


         The foregoing assignment was acknowledged before me on this ___ day of _______, 19__, by ________________ of _____________________, a ________
Corporation, on behalf of the corporation.



                                            ____________________________________
                                                       NOTARY PUBLIC
                                             My Commission Expires:_____________

                                PATENT ASSIGNMENT


         THIS PATENT ASSIGNMENT is made this ____ day of _______, 19__ by _________________________, a ________ corporation ("Assignor").

         WHEREAS, Assignor has entered into an Assets Sale and Purchase Agreement, dated April 6, 1999 (the "Agreement") among Assignor,
_____________________ ("Assignee"), a_________ corporation and certain other parties, pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase certain Proprietary Rights (as defined in Section ____ of the Agreement); and

         WHEREAS, Assignor is willing in connection with certain transactions being consummated on the date hereof to assign to Assignee all of Assignor's right, title and interest in and to: (1) all U.S. patents and patent applications listed on Schedule attached hereto; and (2) all foreign patents and patent applications listed on Schedule attached hereto (collectively, "Patents"); and

         WHEREAS, Assignee desires to acquire all of Assignor's right, title and interest in, to and under said Patents.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has sold, assigned, transferred and set over, and does hereby sell, assign, transfer and set over, unto the said Assignee, its successors, legal representatives and assigns, all of Assignor's right, title and interest in, to and under the Patents and all divisions, renewals and continuations thereof, and all Letters Patent of the United States which may be granted thereon and all reissues and extensions thereof (including, without limitation, all proceeds thereof and the rights to sue for past, present and future infringements), and all applications for Letters Patent which may hereafter be filed for said Patents in any country or countries foreign to the United States, and all Letters Patent which may be granted for said Patents in any country or countries foreign to the United States hereby authorized, and requests the Commissioner of Patents of the United States, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents on applications as aforesaid, to record Assignee as the owner of all such Patents and issue all Letter Patent for said Patents to the said Assignee, as assignee of the patent applications listed on Schedule and Schedule hereto, for the sole use of Assignee, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

         Assignor hereby requests the Commissioner of Patents and Trademarks to record Assignee, as assignee of the U.S. Patents and Patent Applications listed on Schedule for the sole use and engagement of the Assignee, its successors, legal representatives and assigns.



                                             _____________________________


                                             By:_______________________________
                                                [Name]__________, Title









STATE OF __________   )
                      ) SS.
COUNTY OF ________    )


         The foregoing assignment was acknowledged before me on this ___ day of _______, ____, by ___________________________________, a ________ Corporation,
on behalf of the corporation.





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


                                             ___________________________________
                                                        NOTARY PUBLIC
                                             My Commission Expires:_____________

                       TRADEMARK AND TRADE NAME ASSIGNMENT

         THIS TRADEMARK AND TRADE NAME ASSIGNMENT (the "Assignment") is made as of this ___ day of _________, ____, by and between _______________, a ________
corporation ("_________"), with its principal office at ___________________, ___________, ________, and ______________________________, a ________
corporation ("__________") and a wholly-owned subsidiary of _________________________, with its principal office at ______________, ______,
__________.

         WHEREAS, _________________ and __________________ are parties to that certain Asset Purchase Agreement, dated as of ___________, pursuant to which _________ has agreed to sell and ________________________ has agreed to purchase certain Assets (as defined in the Asset Purchase Agreement) including, without limitation, the United States and foreign trademark registrations identified and set forth on Schedule A attached hereto and incorporated herewith (collectively, the "Marks"), the unregistered trademarks and the trade names identified and set forth on Schedule B, attached hereto and incorporated herewith (collectively, the "Trade Names"), and the goodwill of the business associated therewith; and

         WHEREAS, ______________________ wishes to acquire _______________'s entire right, title and interest in and to the Marks, title and interest in and to the Marks and the Trade Names, together with the goodwill of the business in connection with which the Marks and the Trade Names are used;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, _______ does hereby sell and assign to ________ all the right, title and interest ______________ has or may have in the Marks and Trade Names and in any and all other marks or names owned or used by __________ or in which ____________ otherwise has any ownership interest and which include the listed terms of said Marks and/or Trade Names alone or in combination with other words, figures, designs or indicia, including any rights, title and interest as service marks, trademarks, tradenames and all common law rights connected therewith, together with the goodwill of the business with respect to which the Marks and Trade Names or any such other marks or names have been used and/or registered and all claims and causes of action relating to infringement of said Marks and Trade Names or said other marks or name.


         ___________ will assist in obtaining or providing any further documents which may be required to confirm chain or title thereto.

         Signed at __________________ this ______ day of ___________________,
19___.

                                    _______________________________________


                                     By:___________________________________
                                         Title:____________________________


                                     ______________________________________


                                     By: __________________________________
                                          Title: __________________________





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



                                   Schedule 16
                                   Environment


1        Definitions

         For the purpose of the Agreement and this Schedule and the following terms shall have the following meanings:

         Agreed Proportion means that proportion of any Environmental Loss which the parties have agreed that the Vendors shall bear in Section 5.1 of this Schedule 16.

         Agreed Remedial Action Plan means the initial program of work set out in Exhibit 16A to this Schedule 16 agreed between the Vendors and the Purchasers and as amended at Closing.

         Environmental Condition means any contamination or any condition existing prior to the Closing Date with respect to surface soil, subsurface soil, ambient air, surface waters, groundwaters, leachate, run- on or run-off, stream or other sediments, on, in, under, above or off the Vendor-Owned Real Properties or Leased Properties, which conditions cause or consist of a violation of and/or liability under applicable Environmental Laws or Environmental Permits and require investigation and/or remedial or corrective action on or off any Vendor-Owned Real Properties or Leased Properties by Vendors or other owner of the Vendor-Owned Real Properties or Leased Properties under applicable Environmental Laws or Environmental Permits and/or results in claims, demands, orders, directives, judgments or liabilities against Purchasers by third persons, including Environmental Governmental Authorities.

         Environmental Laws means any applicable law, by-law, regulation, code, ordinance, license, permit, order, judgment, decree or injunction promulgated by any Environmental Governmental Authority (A) for the protection of health, safety, including worker health and safety or the environment, (including air, water, soil, and natural resources) or (B) regulating Hazardous Substances, in each case as presently in effect and presently enforced in the relevant jurisdiction as of and including at Closing.

         Environmental Liability means any and all Liabilities arising under Environmental Laws in connection with or relating to (i) the operation of any of the Operations or any part thereof before Closing, (ii) the occupation of the Vendor-Owned Real Properties or Leased Properties or any part thereof by the Vendors or any other persons or entities before Closing (including liability under Environmental Law to undertake Remedial Action), (iii) the breach of any Environmental Warranty, or
         (iv) any Environmental Condition.

         Environmental Permit means any licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, exemptions and consents which are required under or are issued pursuant to an Environmental Law or are otherwise required by Environmental Governmental Authorities for the operation of any of the Operations, the Vendor-Owned Real Properties or the Leased Properties on or before Closing.

         Environmental Proceedings means:

         (a) any civil, criminal, administrative or regulatory suit or proceeding;

         (b)      any arbitration or dispute resolution procedure;

         (c) any investigation undertaken by or on behalf of an Environmental Governmental Authority under Environmental Law pursuant to which the Environmental Governmental Authority may order enforcement action or undertake or compel Remedial Action; and



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

         (d) any court order, or any statutory or legislative notice or written notification issued by a Environmental Governmental Authority which determines or relates to liability under or a violation of any Environmental Law, assesses any civil, regulatory or criminal penalty, prohibits or imposes restrictions upon the Operations, the Vendor-Owned Real Properties or the Leased Properties or which requires action to be taken, Operations to be modified or Remedial Action to be undertaken, relating to, concerning or affecting any Environmental Liability.

         Environmental Warranties means the Warranties at Section 2 of this
         Schedule 16.

         Environmental Governmental Authority shall mean any US or Canadian agency, commission, department or body of any municipal, township, county, local, state, provincial or Federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over any matter arising under Environmental Laws.

         Hazardous Substances means any pollutant, contaminant, waste, chemical, material or substance listed, defined, designated, classified or regulated as dangerous, special, hazardous, toxic or radioactive and any similar terms, under any applicable Environmental Law including petroleum and any derivative or by-product thereof.

         Operational Expenditure means in respect of any of the Operations any expenditure to the extent that after Closing it is incurred or is properly incurrable in the ordinary course of business of any of the Operations, as part of routine maintenance and upkeep of any works, plant, equipment and/or buildings and/or their services or to overcome fair wear and tear of such works, plant, equipment and/or buildings and/or their services or to ensure that such works, plant, equipment and/or buildings and/or their services remain in compliance with Environmental Laws after Closing but shall exclude any future expenditure arising or incurred by the Purchasers after Closing with respect to any works required to bring any plant, facility, building, property, equipment, or services into compliance with or satisfy the requirements of Environmental Laws which were non-compliant on the Closing Date.

         Qualified Consulting Firm shall mean a nationally or regionally recognized environmental engineering and/or consulting firm. By way of example, the parties hereby specifically recognize Cody Ehlers Group, ERM-Northeast, Pilko & Associates, Roux Associates, Inc., Dames & Moore and Philip Services and QST as such firms.

         Remedial Action means any works necessary to investigate, assess, monitor, remove, abate, close, mitigate, treat, remediate, ameliorate and/or contain any matter in accordance with Environmental Laws and includes any period of post-closure or remediation monitoring and any operation and maintenance relating to such remedial activities.

2        Environmental Warranties

         Except as disclosed in the Disclosure Letter:

         2.1 The Operations and the Vendor-Owned Real Properties are in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and, so far as the Vendors are aware, have been since January 1, 1998.

         2.2 The Vendors have not received any written notice from any Environmental Governmental Authority or other third party alleging the violation of or liability under any applicable Environmental Laws other than for matters that have been fully and finally resolved prior to the Closing Date.

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

         2.3 There are no suits, actions, proceedings, Environmental Proceedings, demands, notices or other claims, either pending or to the Vendors' knowledge threatened, against the Canadian Business or the US Business regarding any actual, potential or alleged liability or obligation under or violation of any applicable Environmental Laws with respect to the Operations, the Vendor-Owned Real Properties or the Leased Properties.

         2.4 So far as the Vendors are aware, the Canadian Business and US Business (i) have all Environmental Permits necessary for the conduct of the Operations, the Vendor-Owned Real Properties and the Leased Properties; and (ii) all such Environmental Permits are in force.

         2.5 So far as the Vendors are aware, the Canadian Business and US Business have not disposed of any Hazardous Substance on the Vendor-Owned Real Properties or Leased Properties in circumstances which are likely to give rise to material liability under Environmental Laws.

         2.6 So far as the Vendors are aware, the Canadian Business and US Business have not had any emissions or discharges of any Hazardous Substances in circumstances which are likely to give rise to material liability under Environmental Laws.

         2.7 Vendors have not caused any Environmental Condition and to Vendors' knowledge there exists no Environmental Condition.

         2.8 So far as Vendors are aware no lien or superlien has been imposed on any of the Vendor-Owned Real Properties or Leased Properties in connection with any Environmental Liability.

         2.9 So far as Vendors are aware there are no underground storage tanks, whether or not currently in use, at the Vendor-Owned Real Properties or Leased Properties and no underground storage tanks have previously been removed therefrom, and any existing underground storage tank disclosed in the Disclosure Letter, together with the piping appurtenant thereto, is free of leaks and is otherwise in compliance with applicable Environmental Laws.

3        Environmental Indemnity

         Subject to remaining provisions of this Schedule 16 together with Sections 2.3 to the extent not in conflict with the provision of this
         Schedule 16 of the Agreement, the Vendors agree to indemnify, defend and hold the Purchasers' Group harmless from and against any and all Liabilities and Losses including claims for personal injury and property damage arising out of or in connection with any Environmental Liability (collectively, "Environmental Loss" or "Environmental Losses") in an amount equal to the Agreed Proportion of any Environmental Loss suffered or incurred by the Purchasers' Group after Closing to the extent that it arises out of:

         3.1 any breach of Environmental Warranties made by the Vendors contained in this Agreement;

         3.2 any Environmental Liability arising out of or relating to any Environmental Condition, act or omission, in each case that existed with respect to the Operations on or prior to the Closing Date;

         3.3 the violation of any then-applicable Environmental Law by the Canadian Business or the US Business on or prior to the Closing Date or which is continuing after the Closing Date for a period of four (4) months;


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

         3.4 any Environmental Liability arising out of any failure by Vendors to prepare and timely file Notices as provided by
                  Section 4 of this Schedule 16 or otherwise comply with the provisions of the transfer acts listed on Exhibit 16C;

         3.5 any Environmental Liability arising out of the recycling or disposal of Hazardous Substances or the disposal of any other waste materials at any off-site location on or prior to the Closing Date;

         3.6 any Environmental Liability arising out of any Excluded Assets, any Excluded Liabilities or any properties owned, occupied, operated, controlled or leased by the Vendors where such ownership, occupation, operation, control or lease ceased prior to Closing.

4        Change of Ownership Notification

         Vendors agree to prepare and timely file, at Vendors' sole expense, and in Vendors' names, all environmental forms, reports, notices, statements and questionnaires, however defined, required to be submitted to any Environmental Governmental Authority or to Purchasers in connection with the Agreement ("Notices"), as set forth on Exhibit 16C. Vendors further agree that all such filings shall be as complete and accurate as possible and that where such filings require the name of the person or entity who will be responsible for and undertake any Remedial Action which may be required, the Vendors shall identify the Vendors as the party responsible.

5        Limitations on liability

         5.1      Apportionment of Environmental Losses

                  (a) Vendors will bear 100% of the Environmental Losses which relate to:

                           (i)      the matters and projects identified on
                                    Exhibit 16A; and

                           (ii)     Sections 3.4, 3.5 and 3.6.

                  (b) Vendors and Purchasers will bear Environmental Losses which relate to Sections 3.1, 3.2 and 3.3 in the following ratios [Vendors:Purchasers]:

                           (i) 95:5 where written notice of a claim is given by the Purchasers to the Vendors prior to the third anniversary of the Closing Date;

                           (ii) 70:30 where written notice of a claim is given by the Purchasers to the Vendors following the third anniversary of the Closing Date but prior to the fifth anniversary of the Closing date.

                  (c) Notwithstanding anything in this Agreement to the contrary, and in addition to Vendors' obligations under Exhibit 16A, Vendors and Purchasers will bear Environmental Losses which relate to the matters and projects identified on Exhibit 16B in the following ratios:

                           (i) Remedial Action required as a result of changes in applicable Environmental Law which occur prior to the first anniversary of the Closing Date will be shared 50:50;

                           (ii) Remedial Action required as a result of changes to applicable Environmental Laws which occur after the first anniversary but prior to the second anniversary of the Closing Date will be shared 33 1/3 : 66 2/3; and


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

                           (iii) Remedial Action required as a result of changes to applicable Environmental Laws which occur after the second but prior to the third anniversary of the Closing Date will be shared 25:75.

                  (d) Each written notice of claim under this Section 5.1 shall be given in accordance with the requirements of
                           Section 19.14 of the Agreement and shall include reasonable details regarding the matter in respect of which the claim is being made (including an estimate of the amount of such claim if practicable).

         5.2      Limits on Liability

                  The Vendors shall not be liable in relation to any claim under Section 3 of this Schedule 16 of the Agreement:

                  5.2.1    in respect of any Operational Expenditure; and

                  5.2.2 in respect of any claim unless written notice of such claim is given by the Purchasers to the Vendors by the relevant anniversary date in accordance with
                           Section 5.1 of this Schedule 16.

         5.3      Change of Use / Exacerbation

                  The Vendors shall not be liable in relation to any claim under
                  Section 3 to the extent that the Environmental Loss which is the subject of the claim arises by virtue of the closure, redevelopment or proposed redevelopment of any Real Property after Closing or is made worse by the act or omission of the Purchasers (or any member of the Purchasers' Group) or because of any change in use of any Real Property.

         5.4      Exclusive Remedy

                  The rights and remedies of Purchasers and the Purchasers' Group under this Schedule 16 shall be the exclusive remedy for Environmental Losses and Purchasers shall have no other rights, and shall expressly release and waive any and all such other rights, against Vendors based on Environmental Laws with respect to matters covered by this Schedule 16.

6        Conduct of Claims

         The provisions of this Section 6 of this Schedule 16 shall apply to any matter which may give rise to or arises by virtue of a claim under
         Section 3 of this Schedule 16.

         6.1 Where the Vendors or any member of the Vendors' Group has or may have a claim against a third party in relation to a matter which has given or may give rise to a claim under Section 3 of this Schedule 16, upon written request by Vendors to Purchasers, the Purchasers shall afford the Vendors all such assistance as may be reasonable in relation to its conduct of such claim (subject to any duties of confidentiality owed to third parties and to any right to maintain legal privilege), including access to and copies of any reports, correspondence, documents or other information in the possession of the Purchasers or any member of the Purchasers' Group.

         6.2 Without prejudice to the validity of any claim or alleged claim made by the Purchasers under Section 3 of this Schedule 16, the Purchasers shall promptly appear and give testimony and shall provide such reports, documents, correspondence, information, assistance (including access to employees, agents or contractors of the Purchasers' Group) and facilities as are potentially relevant to any such claim and are in its possession (or in the possession of the Purchasers' Group) as the Vendors may reasonably request (subject to compliance with any

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

                  duties of confidentiality owed to third parties and to the right to maintain legal privilege) including reasonable access to any relevant part of any Real Property or so far as reasonably practicable to any adjacent or affected property. The Vendors receiving such information etc. shall keep all such information confidential except for disclosure in defending or prosecuting any Environmental Proceedings or any claim or alleged claim or argument under Section 3 of this
                  Schedule 16 or as otherwise required by law. Vendors shall use reasonable efforts not to impose an undue burden on Purchasers.

         6.3 If a claim under Section 3 of this Schedule 16 arises or may arise as a result of or in connection with any Environmental Proceedings to which the Purchasers or any member of the Purchasers' Group is or is likely to become a party or where the Purchasers or a member of the Purchasers' Group is the subject of such Environmental Proceedings, the Purchasers shall notify the Vendors within fifteen (15) Business Days, in writing, of such claim or potential claim and the actual or anticipated Environmental Proceedings as soon as it becomes aware of such claim or Proceedings, setting forth in reasonable detail the nature thereof and the basis upon which indemnification is sought, and the following provisions shall apply:

                  (i) the Vendors shall have the right at any time to assume primary responsibility for and control over the conduct of all or any part of such Environmental Proceedings. Unless and until the Vendor assumes conduct by notice in writing to the Purchasers, the Purchasers shall have responsibility for the conduct of any such Environmental Proceedings;

                  (ii) while the Purchasers have responsibility for the conduct of any such Environmental Proceedings, it shall be entitled to avoid, dispute, deny, defend, resist, appeal or contest such Environmental Proceedings (including, without limitation, making counterclaims or other claims against third parties in its own name) and to have responsibility for the conduct of such Environmental Proceedings, and any related Remedial Action, negotiations or appeals; provided, however, that no admission of liability shall be made by or on behalf of the Purchasers (or any member of the Purchasers' Group), and the claim shall not be compromised, disposed of or otherwise settled without the prior written consent of the Vendors (such consent not to be unreasonably withheld or delayed);

                  (iii) Purchasers recognize Vendors' right to control the conduct of those Environmental Proceedings over which Vendors assume control. If the Vendors assume conduct of the Environmental Proceedings, they shall be entitled to take any action to avoid, dispute, deny, defend, resist, appeal, compromise or contest such Environmental Proceedings in the name of the Purchasers or any member of the Purchasers' Group. Vendors shall, however, consult as much as is reasonably practicable with and pay reasonable regard to the views of the Purchasers (or the relevant member of the Purchasers' Group) in respect thereof and shall not take such action in its name as may materially adversely affect the value of any Real Property or the goodwill or good name of the Purchasers (or the relevant member of the Purchasers' Group) and the Vendors shall consult as much as is reasonably practicable with and pay reasonable regard to the views of the Purchasers (or the relevant member of the Purchasers' Group) as regards any negotiations and/or appeals arising out of such Environmental Proceedings. Vendor shall make no admission of liability and the claim shall not be compromised, disposed of or otherwise settled without the prior written consent of Purchasers (such consent not to be unreasonably withheld or delayed);

                  (iv) except as otherwise provided herein, after Vendors' assumption of the defense of the Environmental Proceeding the Vendors shall not be liable to the Purchasers for


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

                           any legal or other expenses subsequently incurred by the Purchasers in connection with the defense thereof;

         6.4 The party having responsibility for the conduct of any Environmental Proceedings (the "Conduct Party") shall also ensure that:

                  (i) the other party shall be informed promptly of any information, and shall be provided with copies of any correspondence or documents held by the Conduct Party which is material to the Environmental Proceedings (except to the extent this would reasonably be expected to waive privilege in respect thereof);

                  (ii) the other party shall be provided with advance notice of any proposal by the Conduct Party (or any member of its group of companies) or any third party to undertake Remedial Action provided that this obligation shall not apply in case of emergency, that is where there is an imminent and substantial risk of serious harm to human health or to the environment;

         6.5 If any amount is recovered in relation to any Environmental Loss or claim under the Environmental Warranties pursuant to Sections 7.1 and/or 7.3 of this Schedule 16, after first deducting any costs and expenses incurred in relation to such recovery, the balance shall be divided between the Vendors and the Purchasers in accordance with the Agreed Proportion in which the Environmental Loss arising in relation to the breach of Environmental Warranties was borne by them.

7        Remedial Action

         With respect to any Environmental Proceedings that involve Remedial Action, and with respect to the Agreed Remedial Action Plan, the Vendors shall be the Conduct Party and the following shall apply:


         7.1      Scope of Work

                  (i) AGREED REMEDIAL ACTION PLAN: Within ninety (90) calendar days after Closing, Vendors shall retain a Qualified Consulting Firm to prepare a work plan (Scope of Work) setting forth (in reasonable detail) the Remedial Action to be performed with respect to the conditions set forth on the Agreed Remedial Action Plan (the Remedial Work) for the approval of Purchasers, which approval shall not be unreasonably withheld. With respect to other Remedial Action under this Schedule 16, Vendors shall retain such consultant within 90 days of written notice by Purchasers to Vendors of the need to initiate Remedial Action.

                  (ii) ENVIRONMENTAL PROCEEDINGS: where Remedial Action is required as a result of any Environmental Proceedings pursuant to Section 6.3 of this Schedule 16, the time within which Vendors shall retain a Qualified Consulting Firm to prepare a Scope of Work for the approval of Purchasers, which approval shall not be unreasonably withheld, shall be within Vendors' discretion.

                  (iii) Within twenty-one (21) Business Days after receipt from Vendors of the Scope of Work, Purchasers shall advise Vendors in writing of its approval thereof or objections thereto. If Purchasers fails to respond, in writing, within such twenty-one (21) Business Day period, then Purchasers shall automatically be deemed to have approved the Scope of Work. If Purchasers object to the Scope of Work, and the parties are unable to resolve such objections either Vendors or Purchasers shall have the unilateral right, but not the obligation, to provide written notice to, and/or consult with (Notify), the applicable Government Authority regarding the


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

                           appropriate Scope of Work for the conditions for which Purchasers and Vendors fail to agree upon a Scope of Work; provided, however, that the party that desires to Notify such Environmental Governmental Authority shall first give the other party five (5) Business Days' prior written notice thereof (the Scope of Work Notice) in accordance with the following procedure:

         (a) within five (5) calendar days after Purchasers or Vendors (as the case may be) receive the Scope of Work Notice, Vendors shall Notify the applicable Environmental Governmental Authority, in writing, regarding the appropriate Scope of Work as to which Purchasers and Vendors disagree upon a Scope of Work;

         (b) in the event that Vendors fail to Notify the Environmental Governmental Authority within such five (5) calendar day period, Purchasers shall have the right, but not the obligation, to Notify the Environmental Governmental Authority, in writing, in order to determine the appropriate Scope of Work; and

         (c) if neither party notifies the Environmental Governmental Authority or if no definitive answer is received from the Environmental Governmental Authority within 60 calendar days of the Notice, the Vendors and Purchasers shall jointly agree upon, retain and share equally the cost of a Qualified Consulting Firm (Third Party Consultant) to provide an opinion concerning the appropriate scope for the items as to which the parties disagree. Within ten Business Days of the retention, Vendors shall provide the Scope of Work to the Third Party Consultant and Purchasers shall provide to the Third Party Consultant a writing setting forth in detail the items as to which they disagree and the reasons therefor. As soon thereafter as reasonably possible, Vendors and Purchasers and their environmental consultants shall jointly communicate and/or meet with the Third Party Consultant. Within seven days of the joint communication and/or meeting with the Third Party Consultant, the Third Party Consultant shall advise of its opinion regarding the appropriate scope of work for the items as to which the parties disagree, and the Scope of Work shall be revised to reflect the determination of the Third Party Consultant.

         7.2      Notice to Environmental Governmental Authorities


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                  After the Scope of Work is determined pursuant to Section
                  7.1(ii) of this Schedule 16, then, prior to undertaking the Remedial Work, Vendors shall, at any time, consult with Purchasers regarding whether any notice to, or consultation with, any Environmental Governmental Authority is required under applicable Environmental Laws. If either Vendors or Purchasers reasonably determine that any such notice or consultation is required under applicable Environmental Laws, Vendors, after giving Purchasers reasonable advance notice thereof shall undertake such notice or consultation and, if required by the Environmental Governmental Authority with jurisdiction over the Remedial Work or if desired by Purchasers, shall seek approval of the Remedial Work from that Environmental Governmental Authority. Vendors agree that, from time to time, the Scope of Work for the Remedial Work may be revised and shall be deemed to include any and all Remedial Action required by such Environmental Governmental Authority; provided, however, that Vendors shall have the right to conduct negotiations with, and undertake appeals to, such Environmental Governmental Authority. Purchasers shall be kept reasonably informed of such negotiations and appeals, receive copies of proposed submissions and reports for review and comment and afforded an opportunity to participate in all meetings and conferences with any Environmental Governmental Authority. Vendor shall pay reasonable regard to any comments submitted by Purchasers. Nothing contained herein shall be deemed to prevent Vendors or Purchasers from complying with applicable reporting requirements under Environmental Laws. Vendors shall have the right to delay commencement or continuation of Remedial Work as long as Vendors properly obtain any necessary stays pending appeals from the Environmental Governmental Authority, if needed, provided that such delay shall not unreasonably interfere with Purchasers' use of or operations at the affected Real Property.

         7.3      Performance of Work

                           (i) Promptly following approval of the Scope of Work by Purchasers and any Environmental Governmental Authorities consulted or notified, Vendors shall diligently cause and continue to cause the Remedial Work to be diligently performed by their Qualified Consulting Firm until such work is completed (as that term is defined under Section 7.5 of this Schedule 16). From and after Purchasers' approval of any Scope of Work, Vendors may not materially modify, amend, restrict, expand, alter or eliminate any provision or component of the Scope of Work without Purchasers' prior consent, which consent shall not be unreasonably withheld or delayed.

                           (ii) Notwithstanding the provisions of Section 7.3(i) of this Schedule 16, Vendors may, without prior consultation with Purchasers if such prior consultation is not possible, amend the Scope of Work to take such action but only as is reasonably necessary in case of an emergency or to comply with a lawfully issued emergency demand or order of the relevant Government Authority, provided, however, that Vendor shall notify Purchasers of any such amendment as soon thereafter as is possible.

         7.4      Institutional Controls

                  In the event that the Environmental Governmental Authority with jurisdiction over the Remedial Work agrees that the level of remediation required at a Real Property at which Remedial Work is being performed may be reduced by the imposition of restrictions limiting the use and occupancy of the Real Property to non-residential uses, Purchasers shall not unreasonably withhold its consent to the imposition of such use restrictions and shall not seek any compensation therefor from Vendors. Vendors shall not propose to any Environmental Governmental Authority or agree to the imposition of any other institutional controls without Purchasers' written consent which consent Purchasers may withhold if Purchasers, in their reasonable discretion, determine that such controls will substantially reduce the value of the Real Property or unreasonably interfere with its current use of the Real Property.

         7.5      Completion of Remedial Work

         Upon the completion of the Remedial Work at any Real Property in accordance with the approved Scope of Work and as necessary to satisfy the requirements of applicable Environmental Laws or Environmental Permits, Vendors shall so advise Purchasers and shall provide such documentation as Purchasers may reasonably require to satisfy Purchasers that the Remedial Work has been completed. For the purposes of this Section, "completed" or "completion" shall mean: (i) in the event that Vendors or Purchasers have provided notice to or consulted with a Environmental Governmental Authority with respect to the Remedial Work, Vendors shall have: (x) obtained a written statement by the Environmental Governmental Authority with jurisdiction over the Remedial Work in question that no further action is required with respect to such Real Property, and (y) if applicable, formally requested and obtained, in writing, the closure, de-listing and/or removal of the relevant Real Property from any list maintained by such Environmental Governmental Authority, or (ii) in the event that a Environmental Governmental Authority has not been consulted or has been consulted and has not responded within six (6) months, completion shall be evidenced by a written certification to Purchasers from Vendors' Qualified Consulting Firm, in a form reasonably acceptable to Purchasers, stating that all such work has been completed in accordance with the approved Scope of Work and the requirements of applicable Environmental Laws and Environmental Permits satisfied.

         7.6      Access for Performance of Remedial Work

         Prior to the performance of the Remedial Work by Vendors, Vendors and Purchasers shall execute an Access Agreement in each case in which Remedial Work is to be performed by Vendors, and substantially in the form and substance of Exhibit 16D, Model Access Agreement.

                  7.6.1 Prior to, and throughout the performance of the Remedial Work by Vendors, Vendors shall cause their Qualified Consulting Firm and all other contractors to maintain workers' compensation insurance, as required by law, professional errors and omissions liability insurance, where appropriate, of not less than $3,000,000, contractor's pollution liability insurance with coverage of not less than $1,000,000 per occurrence, general liability insurance with coverage of not less than $1,000,000 per occurrence and umbrella liability insurance with coverage of not less than $10,000,000. Purchasers shall be named as an additional insured with respect to the general liability policy. Vendors shall, promptly upon Purchasers' request, provide Purchasers with Certificates of Insurance.

                                   Schedule 17
                                 Excluded Assets


               1.1 The benefit of any Claim made by the Vendors in respect of insurance arising or accruing in consequence of anything done or omitted to be done prior or subsequent to Closing relating to an Excluded Liability or Excluded Asset;

               1.2 All right, title and interest in the trade marks and trade names "BICC" and "Brand Rex" other than pursuant to Section 17.5 of the Agreement;

               1.3  Debts owing by any employee who is not a Continuing
Employee;

               1.4 Debts due from any relevant Tax authority in respect of any Tax arising on or before Closing except to the extent reflected in the Net Asset Statement including any bond or other security issued by any Tax authority or other Governmental Authority representing any such debts;

               1.5 Cash and Cash Equivalents credited to any account of either Vendor, wherever held;

               1.6 Debts due not included in the Net Asset Statement that are not part of the Operations;

               1.7 All prepayments, deposits and escrows that do not relate to the Operations;

               1.8 All Claims, causes of actions and other legal rights and remedies that do not relate to Assumed Liabilities.

               1.9  The former manufacturing site in York, PA;

               1.10 The former manufacturing site in Yorkers, New York;

               1.11 The following former sales offices:

                    a)  Schaumberg, IL
                    b)  Norcross, GA
                    c)  Huntington Beach, CA
                    d)  Houston, TX;

               1.12 All shares of capital stock and any other interest of the US
                    Vendor in Brintec Canada Ltd., General Precision Parts, Inc. and BBR Holding Ltd.

               1.13 All assets relating to Employee Benefit Arrangements that are not being assumed by the Purchasers.

               1.14 Books, records and files, including minute books and other corporate record books and all Tax records and files relating to the Vendors or the Excluded Assets or Excluded Liabilities.

               1.15 Personal computers, office desks and office chairs of
                    Employees that are not Continuing Employees.

               1.16 Asset Purchase Agreement dated as of February 19, 1996 between BICC Philips Inc. and Essex international, Inc.

               1.17 The following Hardware & Furniture used at the West Nyack
                    Facility
                        - 3 Compaq Deskpro 2000 Computers including Optiquest monitors and cables
                        -     HP LaserJet 4000N printer
                        -     HP LaserJet III
                        -     HP LaserJet 6L (S. Brecher)
                        -     Any and all furniture located within the Tax Dept.

               1.18 The following Software used at the West Nyack Facility
                         -    Fast Tax for 1997 &1998
                         -    AACTS for 1994, 1995 & 1996
                         - Microsoft Office 95 which includes Microsoft Word word-processing and Microsoft Excel spreadsheet
                         -    Lotus 1-2-3 spreadsheet
                         -    FAS Encore Tax Depreciation Software
                         -    Org Plus for Windows 3.1
                         -    CCH Omni Tax Tax Research software
                         -    CCH Perform Plus for Windows
                         -    CCH Win Tax Rate Locator
                         - Federal Tax Products - 1998 U.S. Federal Tax Products CD-ROM
                         - New York State Personal and Corporate Tax Forms for 1998 CD-ROM
                         -    WinZip
                         -    CompuServe (Internet access)
                         - Kubra Doc 2.1 (Internal software to print invoices)

               1.19 The following items in the West Nyack Tax Library
                         - CCH, BNA, RIA, Panel Publishing & etc. Tax Research Books and Forms in the Tax Dept. Library in West Nyack
                         - Tax subscriptions by CCH, BNA, RIA, Panel Publishing & other publishers

               1.20 The following items in the West Nyack Tax Files
                         -    All files located in the Tax Department in West
                              Nyack
                         - All BICC Cables and Pyrotenax Usa, Inc. files in archives (entire contents in off- site storage)
                         - Any and all BICC Cables and Pyrotenax USA, Inc. corporate files through the date of Closing

               1.21 Federal & State Tax Estimates or Receivables Re: BICC Cables
                    Corp. and Pyrotenax USA, Inc., including IRS refund of about $900K Re: IRS audit - Brintec Corporation & subs

               1.22 Accounting Software & Files - Access to the Accounting
                    Software for all years through the date of Closing - Access to Accounting Dept. files through the date of Closing

               1.23 The individual employment Contract of each Employee set forth in the Employment Letter who is not a Continuing Employee.

                                   Schedule 18
                              Bonds and Guarantees

                                 BICC USA GROUP
                          OUTSTANDING LETTERS OF CREDIT
                                    April-99


                                                                                             ORIGINAL
        AP                                           $    ISSUING      BANK       ISSUE       EXPIRY
No.     PL     OBLIGO      BENEFICIARY            AMOUNT   BANK         REF        DATE        DATE           COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
31      BC     BCC      Atlantic Mutual W.C.     675,000   CHASE      P-398331   10/15/97     1-Nov-98     WC Prems/BCC Evergree
        C               BICC                                                                               30 days
-----------------------------------------------------------------------------------------------------------------------------------
33      BC     BCC      STATE BANK OF              9,090   CHASE      P-357205   3-MAR-98     23-Mar-00    For Guar to Kudremukh
        C               INDIA                                                                              Iron Ore Co.
-----------------------------------------------------------------------------------------------------------------------------------
38      BC     BCC      ABB Sadelmi S.P.A.       144,489   CHASE      P-374754   11-Aug-98    30-Oct-01    Bid
        C
-----------------------------------------------------------------------------------------------------------------------------------
41      BC     BCC      Travelers W.C. BICC    1,900,000   CHASE      P-396747   8-MAR-99     15-Mar-00    WC Prems - Evergreen
        C                                                                                                  90 days
-----------------------------------------------------------------------------------------------------------------------------------
N/A     BC     BCC      ABB Sadelin S.P.A         46,448   CHASE      Pending    Pending      30-Mar-02    Bid
        C
-----------------------------------------------------------------------------------------------------------------------------------
                          Total                8,577,303
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            SURETY REPORT
                                                                                            M-DAY          M-DAY            Bond
------------------------------------------------------------------------------------------------------------------------------------
Bond No.     Surety      Principal     Obligee/in State of               Bond            Effective        Expire          Amount
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
183946     Nat. Union     Utility      CA, City of Roseville             Labor &          08/14/98         12/31/99       459,745.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Material
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
016720     Nat. Union     Polymers     IN, Marion Environmental          Fin Guar.        11/21/98         11/21/99       400,000.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
141451     Nat. Union     Utility      NE, Omaha Pub. Power              Perf.            06/13/96         06/05/99     2,900,000.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
183948     Nat. Union     Utility      NE, Omaha Publ Power              Perf.            11/08/98         04/30/99       265,000.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
*183949    Nat. Union     Utility      NE, Omaha Pub. Power              Perf. & Pay.     11/17/98         12/30/99       385,836.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
172097     Nat. Union     Brand-Rex    TX, Graybar Electric              Contract         04/10/97         04/30/99        16,249.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Dated:  4/05/99 SURETY REPORT                                1/27/98 Pg. 2 of 2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           M-DAY            M-DAY           Bond
Bond No.    Surety       Principal       Obligee/in State of             Bond            Effective          Expire         Amount
------------------------------------------------------------------------------------------------------------------------------------
183941     Nat. Union     Utility      WA, Snohomish, Co, PUD            Perf.            05/01/98         04/30/99       243,285.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
*          Nat. Union     Utility      WA, Orcas Power & Light           Bid Bond         04/03/98         04/30/99        75,000.00
------------------------------------------------------------------------------------------------------------------------------------
CUSTOMS BONDS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
06-1093542 C.A. Shea      DQ Utility   DuQuoin, IL                       Customs          04/22/98         04/22/99       100,000.00
------------------------------------------------------------------------------------------------------------------------------------
                          UT Utility   West Nyack, NY                    Customs          04/22/98         04/22/99
------------------------------------------------------------------------------------------------------------------------------------
                          JM Utility   Malvern, AR                       Customs          04/22/98         04/22/99
------------------------------------------------------------------------------------------------------------------------------------
                          SV Utility   Marshall, TX                      Customs          04/22/98         04/22/99
------------------------------------------------------------------------------------------------------------------------------------
                          PS BPC       Indianapolis, IN                  Customs          04/22/98         04/22/99
------------------------------------------------------------------------------------------------------------------------------------
                          MN BBR       Marion, IN                        Customs          04/22/98         04/22/99
------------------------------------------------------------------------------------------------------------------------------------
                          SH BBR       South Hadley, MA                  Customs          04/22/98         04/22/99
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       CT BBR       Willmantic, CT                              Customs           04/22/98         04/22/99
------------------------------------------------------------------------------------------------------------------------------------
                       JK BBR       Jackson, TN                                 Customs           04/22/98         04/22/99
------------------------------------------------------------------------------------------------------------------------------------
970201-                   BICC-CAN  Canada St. Jerome                           Customs           04/22/98         04/22/99
00835
------------------------------------------------------------------------------------------------------------------------------------
970201-                   BICC-CAN  Canada Moose Jaw                            Customs           04/22/98         04/22/99
01727
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
OTHERS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ANNUALS
------------------------------------------------------------------------------------------------------------------------------------
61-02461 Nat. Union       Utility   Puerto Rico Electric Power                  Bid Bond           renewed yrly.        $ 850,000.00
------------------------------------------------------------------------------------------------------------------------------------
11-98-01 Nat. Union       Utility   Omaha Public Power                          Bid Bond                                        open
------------------------------------------------------------------------------------------------------------------------------------
11-98-02 Nat. Union       Utility   Lincoln Electric System                     Bid Bond                                        open
------------------------------------------------------------------------------------------------------------------------------------
11-98-03 Nat. Union       Utility   Nebraska Publish Power District             Bid Bond                                        open
------------------------------------------------------------------------------------------------------------------------------------
11-98-04 Nat. Union       Utility   Public Utility #1 Snohomish City            Bid Bond                                  $35,000.00
------------------------------------------------------------------------------------------------------------------------------------
11-98-09 Nat. Union       Utility   Sacramento (SMUD)                           Continuous


------------------------------------------------------------------------------------------------------------------------------------
* = New bonds included in this quarter.               *          = bonds added and removed during this quarter
------------------------------------------------------------------------------------------------------------------------------------